Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHINA INFRASTRUCTURE CONSTRUCTION CORP.

(Exact name of registrant as specified in its charter)

____________________

Colorado	8999; 8099	84-4901229
(State or other jurisdiction of	Primary Standard	(I.R.S. Employer Identification No.)
Incorporation or organization)	Industrial Classification
Code Numbers

____________________

6201 Bonhomme Road, Suite 466S,

Houston, TX 91789

Telephone: (832) 606-7500

(Address, including zip code and telephone number,
including area code, of registrant’s principal executive offices)

____________________

Dante Picazo

Chief Executive Officer

China Infrastructure Construction Corp.

6201 Bonhomme Road, Suite 466S,

Houston, TX 91789

Telephone: (832) 606-7500

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

____________________

With a copy to:

Barry J. Miller, Esq.
Barry J. Miller PLLC
2999 Bloomfield Park Drive
West Bloomfield, MI 48323

Telephone: (248) 232-8039

Fax: (248) 246-9524

____________________

Approximate date of commencement of proposed sale to the public: ______________, 2022

As soon as practicable following the effective date of this registration statement is declared effective by the Registrant and from time to time thereafter, as determined by the Selling Stockholders.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

___________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

___________________

____________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

CHINA INFRASTRUCTURE CONSTRUCTION CORP.

__________________ SHARES OF COMMON STOCK

This Prospectus relates to the offer and sale of up to _______________ shares of the common stock, par value $0.001 per share (“Common Stock”), of China Infrastructure Construction Corp., a Colorado corporation (the “Shares”), of which ___________ shares are offered by the Company and 1,478,721,758 shares are offered by the Selling Stockholders. The Company will receive the proceeds of sales of the shares that it sells, but none of the proceeds of the sales of the shares that are sold by the Selling. Of the ______________ shares of Common Stock offered by this Prospectus, the Company is offering ____________ shares at an aggregate offering price of $5,000,000.

An investment in Common Stock is speculative and involves a high degree of risk. Therefore, before purchasing Common Stock, investors should carefully consider the risk factors and other uncertainties described in this Prospectus. See “Risk Factors.”

We are an “emerging growth company” as defined under the U.S. federal securities laws and, as such, may elect to comply with reduced public company reporting requirements for this Prospectus and future filings. See “Prospectus Summary – Implications of Being an Emerging Growth Company.”

The Common Stock is quoted on the OTC Pink tier of the alternate trading system operated by OTC Markets Group Inc. (“OTC”).

The Company and the Selling Stockholders will offer their shares at $______ per share (the “Fixed Offering Price”). See “Plan of Distribution” for further information. The Selling Stockholders may sell any, all or none of their shares and the Company does not know when, in what amounts or in what manner they may sell their shares.

The Company intends to change its corporate name to Cannabis Bioscience International Holdings, Inc. and to obtain a new trading symbol reflecting the name change. Doing so will require the processing of a notice to be filed with the Financial Industry Regulatory Authority (“FINRA”), and no assurance can be given that FINRA will do so. If FINRA does not process the notice, the Company will not be able to change its corporate name and obtain a new trading symbol.

The Selling Stockholders and any broker-dealers or agents involved in selling the Shares may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the provisions of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder. These rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular shares being distributed, which may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

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Once sold under the registration statement of which this Prospectus forms a part, the Shares will be freely tradeable in the hands of persons other than our affiliates.

We have paid and will pay all expenses incurred in registering the shares, whether offered by the Company or the Selling Stockholders, including legal and accounting fees. See “Plan of Distribution.” For information regarding expenses of registration, see “Use of Proceeds.”

The Jumpstart Our Business Startups Act, or the JOBS Act, was enacted in April 2012 to encourage capital formation in the United States and reduce the regulatory burden on new-public companies that qualify as “emerging growth companies.” We are an “emerging growth company” within the meaning of the JOBS Act. As an “emerging growth company,” we intend to take advantage of certain exemptions from various public reporting requirements, including the requirement that our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, certain requirements related to the disclosure of executive compensation in this Prospectus and our periodic reports and proxy statements, and the requirement that we hold a non-binding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an “emerging growth company.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is _________________, 2022.

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Through and including _____________, 2022, (the 25th day after the date of this Prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus, in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

This Prospectus forms a part of a registration statement on Form S-1 that we filed with the SEC. Under this registration statement, the Selling Stockholders may, from time to time, sell their shares, as described in this Prospectus. We will not receive any proceeds from the sale of the Shares by any such Selling Stockholders. See “Use of Proceeds.”

Neither we nor the Selling Stockholders have authorized anyone to provide any information or make any representations other than those contained in this Prospectus or any free writing prospectuses we have prepared. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you, other than the information contained in this Prospectus. This Prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Prospectus is current only as of its date, regardless of the time of delivery of this Prospectus or any sale of Common Stock.

For investors outside the United States: Neither we nor the Selling Stockholders have taken any action that would permit this offering or possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this Prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this Prospectus outside the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus. Because this is only a summary, it does not contain all information that may be important to you. You should read the entire Prospectus and should consider, among other things, the matters set forth under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus before making an investment decision. This Prospectus contains forward-looking statements and information relating to the Company. See “Cautionary Notes.”

The Company is based in Houston, Texas, and was established in 2003. For more detailed information respecting its corporate history, see “Description of Business – History.” The address of our principal executive office is 6201 Bonhomme Road, Suite 466S, Houston, TX 77036, and our telephone number is (832) 606-7500. Our website is www.chnc-hdh.com. The information contained thereon is not intended to be incorporated into this Prospectus or the registration statement of which it is a part.

We provide educational and other services to the cannabis industry (the “Pharmacology University Business”) (see “Description of Business – Business – Pharmacology University Business”), clinical trial services to Sponsors and CROs(the “Alpha Research Business”) (see “Description of Business – Business – Alpha Research Business”) and diagnostic services related to sleep disorders through the Alpha Fertility and Sleep Center (the “AFSC”) (see “Description of Business – Business – AFSC Business”). “Sponsor” means a person who takes responsibility for and initiates a clinical investigation of a drug or medical device, including an individual or pharmaceutical company, governmental agency, academic institution, private organization, or other organization. “CRO” means a person that assumes, as an independent contractor with a Sponsor, one or more of the obligations of a Sponsor, such as the design of a protocol, selection or monitoring of investigations, evaluation of reports, and preparation of materials to be submitted to the U.S. Food and Drug Administration (the “FDA”).

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (known as the “JOBS Act”). Under the JOBS Act, we may utilize reduced reporting requirements that are otherwise applicable to public companies, including delaying auditor attestation of internal control over financial reporting, providing only two years of audited financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this Prospectus and the reports that we will file with the U.S. Securities and Exchange Commission (the “SEC”), including reduced executive compensation disclosures.

We are permitted to remain an emerging growth company for up to five years from the date of the first sale in this offering. However, if certain events occur before the end of that period, including our becoming a “large accelerated filer,” our annual gross revenue’s exceeding $1.07 billion or our issuance of more than $1.0 billion of nonconvertible debt in any three-year period, we will cease to be an emerging growth company.

We have elected to take advantage of certain of the reduced disclosure obligations in this Prospectus and the registration statement of which it is a part and may elect to take advantage of other reduced reporting requirements in future filings. In particular, in this Prospectus, we have provided only two years of audited financial statements and have not included all of the information relating to executive compensation that would be required if we were not an emerging growth company. As a result, the information that we provide to our stockholders may be different from that which might be received from public reporting companies that are not emerging growth companies. We have irrevocably elected to avail ourselves of the extended transition period for complying with new or revised accounting standards and therefore, we will be subject to the same new or revised accounting standards as private companies.

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Recent Developments

The COVID-19 pandemic has harmed the Company

Early in 2020, the COVID-19 pandemic resulted in decreased business activity and restrictions on the conduct of businesses, including mandatory lockdowns. Because of these restrictions, all our classrooms and public venues were closed and other Pharmacology University Business activities that required face-to-face contacts, such as its consulting services and franchising and marketing efforts, we and remain sharply reduced or terminated. Among other things, the Pharmacology University Business closed its seminars in Ecuador and the Dominican Republic; ceased holding classes at the University of Tadeo in Bogota, Cartagena and Santa Marta, Colombia; and ceased all travel. The business conducted by the Alpha Research Business has also been adversely affected because several of the clinical studies in which it was participating were deferred, shortened or canceled. These restrictions have been reduced or eliminated in many jurisdictions, but if the pandemic resurges, they could be reimposed. We have not been able to resume classroom teaching and seminars, consulting services, franchising and marketing efforts and the Alpha Research Business has continued to be adversely impacted.

As a result of the pandemic, we experienced substantial reductions in our revenues and our losses increased in our educational and clinical trial businesses. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Impact of the Covid-19 Pandemic.” In order to protect our business from disruption from the COVID-19 pandemic and to enable our students to continue to be educated, we created online courses. We currently have over 100 online videos in English, Spanish, Portuguese, Italian and Arabic. We also commenced the use of Zoom meetings to hold virtual classes to teach students and be able to respond to their questions in real time. We believe that these measures have helped us to manage our business prudently during the pandemic; nevertheless, much of our business depends on personal contacts, and we have not been able to reduce the adverse effects of the pandemic’s reducing or eliminating personal contact.

Risk Factors Summary

Our business is subject to many risks and uncertainties of which you should be aware before deciding whether to invest in Common Stock, in addition to general business risks. These risks are more fully described in the section titled “Risk Factors” immediately following this Prospectus Summary. These risks include, among others, the following:

•	The COVID-19 pandemic and the impact of actions to mitigate the COVID-19 pandemic have materially and adversely impacted and will continue to materially and adversely impact our business, results of operations and financial condition. In particular, our revenues have decreased and our losses have increased, in each case materially, since the onset of the pandemic.

•	The Company expects to encounter significant challenges in recovering from the adverse effects of the Covid-19 pandemic and can give no assurances respecting its success in meeting them.

•	The Company has incurred net losses each year since its inception and may not be able to achieve profitability. It incurred net losses of $159,308 and $541,152 for the fiscal years ended May 31, 2021, and May 31, 2020, respectively, and $630,150 for the nine months ended February 28, 2022. Its accumulated deficit for the fiscal years ended May 31, 2022, and May 31, 2021, were $2,764,985 and $2,605,677, respectively, and was $3,395,145 as of February 28, 2022.

•	The Alpha Research Business is conducted in a highly competitive industry and may not be able to compete successfully with its current or future competitors.

•	Both the Pharmacology University Business and the Alpha Research Business are subject to a wide variety of complex, evolving, and, with respect to the Pharmacology University Business, sometimes inconsistent and ambiguous laws and regulations that may adversely impact their operations and could cause the Company to incur significant liabilities including fines and criminal penalties, which could have a material adverse effect on its business, results of operations, and financial condition.

•	The Alpha Research Business is conducted in a highly competitive industry and may not be able to compete successfully with its current or future competitors.

•	Following the Offering, there will be a large number of shares of Common Stock that may be sold in the public markets, which may substantially and adversely affect their market price. For further information, see “Risk Factors – Risks Related to the Common Stock and the Offering – There will be a larger number of shares of Common Stock that will be eligible to be sold in the public markets” and “Shares Eligible for Future Sale.”

•	The Company may not be able to sell all of the Shares at the Fixed Offering Price. See “Risk Factors – Risks Related to the Common Stock and the Offering – We may change the Fixed Offering Price.

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THE OFFERING

Amount of Offering by us:	$5,000,000

Offering Price per Share:	The shares offered by the Company will be sold at a the Fixed Offering Price of $_______ per share for the duration of the offering (the “Fixed Offering Price”). The Selling Stockholders may offer their shares in a number of different ways and at varying prices. See “Plan of Distribution.”

Shares of Common Stock offered by us:	____________ shares

Shares of Common Stock offered by the Selling Stockholders:	1,478,721,758 shares

Shares of Common Stock outstanding prior to the Offering:	___________ shares

Shares of Common Stock outstanding after the Offering:	___________ shares

The number of shares of Common Stock to be outstanding after the Offering is based on _____________ shares of Common Stock outstanding as of __________ ___, 2022.

Voting rights:	Each share of Common Stock and Series A Preferred is entitled to one vote per share. The Series B Preferred has 60% of the voting power in the Company and all of the outstanding shares are held by the Company’s chief executive officer, who is also a director. By virtue of his holdings of Series B Preferred, he has power to control the outcome of all matters submitted to stockholders for approval, including the election of directors and the approval of any change-of-control transaction. See “Description of Capital Stock.”

Use of Proceeds:	The proceeds that we receive from sales of the shares offered by the Company will be used for the purposes set forth under “Use of Proceeds.”. We will not receive any proceeds from the sale of the Shares offered by the Selling Stockholders.

Trading symbol:	CHNC

Risk Factors:	An investment in Common Stock is highly speculative and involves a high degree of risk for the reasons set forth in “Risk Factors” and elsewhere in this Prospectus.

Fees and Expenses:	We will pay all expenses incident to the registration of the shares offered by this Prospectus, except for sales commissions and other expenses of the Selling Stockholders.

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RISK FACTORS

An investment in Common Stock involves a high degree of risk. Prospective investors should carefully consider the risks described below and all of the other information contained in this Prospectus, including the Company’s consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before deciding whether to invest in Common Stock. If any of the events described below occur, the Company’s business, business prospects, cash flow, results of operations or financial condition could be materially and adversely harmed. In these events, the trading price of the Common Stock could decline, and investors might lose all or part of their investments. Investors should read the section entitled “Forward-Looking Statements” for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this Prospectus.

The following is a discussion of the risk factors that the Company believes are currently material. These risks and uncertainties are not the only ones facing the Company and, in addition to general business risks, there may be other matters of which the Company is not aware or that it currently considers immaterial. All of these could adversely affect the Company’s business, business prospects, cash flow, results of operations or financial condition.

Business-Related Risks

The COVID-19 pandemic and the efforts to mitigate its impact may have an adverse effect on the Company’s business, liquidity, results of operations, financial condition and price of its securities.

The Covid-19 pandemic has materially and adversely impacted the Company and its results of operations, particularly as a result of limitations on the ability of the Pharmacology University Business to conduct classes and other face-to-face activities due to lockdowns. Public health authorities and governments at local, national and international levels have from time to time announced various measures of varying intensity to respond to this pandemic. Some measures that have directly or indirectly impacted the Company’s business include voluntary or mandatory quarantines and business closures, restrictions on travel and limiting gatherings of people in public places.

For detailed information respecting the impact of the pandemic on the Company’s financial results, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Impact of the Covid-19 Pandemic.”

Although many of the measures that were introduced to combat the COVID-19 pandemic have been relaxed, and in some cases terminated, the Company does not know when it will be able to resume its normal operations, particularly in the classroom, franchising and consulting activities of the Pharmacology University Business. However, we expect that returning to normal operations will require time, will involve substantial costs and will involve uncertainties, including (i) whether the pandemic will continue to abate, (ii) what measures governments will take if the pandemic intensifies and (iii) the ability of our customers and suppliers to recover from the effects of the pandemic.

To the extent the pandemic has and may continue to affect the Company’s business and financial results adversely, it may also have the effect of heightening many of the other risks to which the Company is subject, whether or not described under “Risk Factors.” To the extent that the pandemic does not continue to abate or intensifies, the Company’s ability to execute its business plan on a timely basis or at all may be materially impeded.

We have a limited operating history, making it difficult to forecast our revenue and evaluate our business and prospects.

We have a limited operating history and as a result, our ability to forecast our future results of operations and plan for growth is limited and subject to many uncertainties. We have encountered and expect to continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly evolving industries, such as the risks and uncertainties described herein. Accordingly, we may be unable to prepare accurate internal financial forecasts or replace anticipated revenue that we do not receive as a result of delays arising from these factors, and our results of operations in future reporting periods may be below the expectations of investors. If we do not address these risks successfully, our results of operations could differ materially from our estimates and forecasts or the expectations of investors, causing our business to suffer and the market price of the Common Stock to decline.

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We have a history of net losses, we anticipate increasing operating expenses in the future, and we may not be able to achieve and, if achieved, maintain profitability.

We have incurred significant net losses each year since our inception (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations”). We expect to continue to incur net losses for the foreseeable future and we may not achieve or maintain profitability in the future. It is difficult for us to predict our future results of operations or the limits of our market opportunity. We expect our operating expenses to significantly increase over the next several years as we hire additional personnel, particularly in sales and marketing, and expand our operations, both domestically and internationally. We may also selectively pursue acquisitions. In addition, because we will become subject to the reporting and other requirements of the Exchange Act as a result of the effectiveness of the registration statement of which this Prospectus is a part, we will incur additional significant legal, accounting, and other expenses that we did not incur previously. If our revenue does not increase to offset the expected increases in our operating expenses, we will not become profitable. Our growth could be impeded for many reasons, including, but not limited to, those set forth under “Risk Factors.” Our failure to sustain consistent profitability could cause the market price of the Common Stock to decline.

The Company requires substantial additional capital. If the Company cannot raise capital, it may have to curtail its operations or it could fail.

The Company requires substantial additional capital through public or private debt or equity financings in order to continue operating, as well as to fund its operating losses, increase its sales and marketing capacity, take advantage of opportunities for internal expansion or acquisitions, hire, train and retain employees, develop and complete existing services and new services and products and respond to economic and competitive pressures. The Company needs $5,000,000 in order to execute its business plan and meet its other corporate expenses, some or all of which may be provided from the sale of the Shares. If it cannot raise such capital, it may have to alter its business plan or curtail its operations, or it could fail. The financial condition of the Company presents a material risk to investors and may make it difficult to attract additional capital or adversely affect the terms on which the Company can obtain it. For further information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – General Statement of Business – Going Concern” and “– Liquidity and Capital Resources.”

The Company has received no commitment for financing from investors or banks and no assurance can be given that any such commitment will be forthcoming or, if so, in what amount and on what terms.

Management has concluded that the foregoing risk factors raise substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited consolidated financial statements included in this Prospectus.

The consolidated financial statements contained in the Prospectus were prepared on the assumption that we will continue as a going concern and accordingly, the accompanying financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. We do not have adequate funds available, and the Offering may not provide sufficient proceeds to fund our anticipated expenses without obtaining significant additional financing, which raises substantial doubt about our ability to continue as a going concern. The perception that we may not be able to continue as a going concern may materially limit our ability to raise additional funds through the issuance of new debt or equity securities or otherwise and no assurance can be given that sufficient funding will be available when needed to allow us to continue as a going concern. This perception may also make it more difficult to operate our business due to concerns about our ability to meet our contractual obligations. Our ability to continue as a going concern is contingent upon, among other factors, our ability to sell shares of Common Stock, including those that we are offering by this Prospectus, and obtaining additional capital. We cannot provide any assurance that we will be able to raise additional capital. If we are unable to secure additional capital, we may be required to curtail our operations and take measures to reduce costs in order to conserve cash in amounts sufficient to sustain operations and meet our obligations. These measures could cause significant delays in the realization of our business plan. It is not presently possible for us to predict the potential success of our business plan. The revenue and income potential of our proposed businesses and operations are currently unpredictable. If we cannot operate as a viable entity, you may lose some or all of your investment.

In addition, the report of our independent registered public accounting firm with respect to our consolidated financial statements appearing elsewhere in this Prospectus contains an explanatory paragraph stating that the Company had negative working capital at May 31, 2021, had incurred recurring losses and recurring negative cash flow from operating activities, and had an accumulated deficit, raising substantial doubt about its ability to continue as a going concern. For information about Management’s evaluation of and plans regarding these matters, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” and Note 3 to its audited consolidated financial statements.

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We May be Affected by Inflation.

Inflation rates have increased and may continue to rise. Companies from which we purchase goods and services may raise their prices and we may be unable to pass these increases on to our customers. This could adversely affect our business, including our competitive position, market share, revenues and operating income.

We May be Affected by Increasing Interest Rates.

Rising interest rates may reduce our access ability to borrow, which may adversely affect our business plans and growth, and will increase the cost of our borrowings, which would reduce our earnings.

Because the Pharmacology University Business deals with persons that operate in the cannabis industry, it faces unique, unpredictable and evolving risks.

Although the Company does not sell cannabis, risks related to the cannabis industry that may adversely affect its customer and potential customers may, in turn, adversely affect demand for the services and products offered by the Pharmacology University Business. Specific risks faced by companies operating in the cannabis industry include the following:

Cannabis is illegal under federal law.

Cannabis is illegal under federal law, as is growing, cultivating, selling or possessing it for any purpose or assisting or conspiring with those who do so. Additionally, it is unlawful to knowingly open, lease, rent, use, or maintain any place, whether permanently or temporarily, for the purpose of manufacturing, distributing, or using cannabis. Even in states in which the use of cannabis has been legalized, its use remains a violation of federal law, because these federal laws preempt state laws. Strict enforcement of these federal laws would likely result in clients’ inability to operate, which could adversely affect demand for the Company’s services.

Uncertainties exist respecting enforcement.

Although it appears that cannabis prosecutions are not a priority for the U.S. Department of Justice (the “DOJ”), there can be no assurance as to whether, and if so, to what extent, the federal government will enforce such laws in the future.

In 2014, the United States Congress passed a bill prohibiting the use of federal funds and resources allocated under the bill to prevent states from implementing their medical cannabis laws, but did not contain federal protections for medical cannabis patients and producers. Moreover, despite the provisions of this bill, the DOJ maintains that it can prosecute violations of the federal cannabis laws. However, the Ninth Circuit Court of Appeals and other courts have construed the bill as meaning that the DOJ cannot prosecute medical cannabis operators that comply strictly with state medical cannabis laws. These provisions, which applied only to the fiscal year to which the bill related, were renewed on December 20, 2019, effective through September 30, 2020, but have not been renewed in any of the bills thus far adopted that relate to the budget for the fiscal year ending September 30, 2021. On May 28, 2021, the Marijuana Opportunity, Reinvestment and Expungement (MORE) Act was introduced in the House of Representatives and was passed on April 1, 2022. If passed by the Senate and signed by the president, this legislation would end cannabis prohibition by the federal government. The House of Representatives previously passed prior versions of the MORE Act, but it has never advanced in the Senate. No assurance can be given that the More Act or any other bill affecting federal decriminalization of cannabis will be adopted.

The Company could become subject to racketeering laws.

While the Company does not grow, handle, process or sell cannabis or products derived from it, its receipt of money from clients that do so exposes it to risks related to the Racketeer Influenced Corrupt Organizations Act (“RICO”). RICO is a federal statute providing civil and criminal penalties for acts performed as part of an ongoing criminal organization. Under RICO, it is unlawful for any person who has received income derived from a pattern of racketeering activity (which includes most felonious violations of the federal laws relating to cannabis) to use or invest any of that income in the acquisition of any interest, or the establishment or operation of, any enterprise which is engaged in interstate commerce. RICO also authorizes private parties whose properties or businesses are harmed by such patterns of racketeering activity to initiate civil actions. A violation of RICO could result in fines, penalties, administrative sanctions, convictions or settlements arising from civil or criminal proceedings, seizure of assets, disgorgement of profits, cessation of business activities or divestiture.

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Banking regulations could limit access to banking services and expose the Company to risk.

Receipt of payments from clients engaged in the cannabis business could subject the Company to the consequences of federal laws and regulations relating to money laundering, financial record keeping and proceeds of crime, including the Bank Secrecy Act, as amended by the “Patriot Act.” Since the Company may receive money from persons whose activities are illegal, many banks and other financial institutions could be concerned that their receipt of these funds from the Company could violate federal statutes such as those relating to money laundering, unlicensed money remittances and the Bank Secrecy Act. As a result, banks may refuse to provide services to the Company. Such refusal could make it difficult for the Company to operate. Additionally, some courts have denied cannabis-related businesses bankruptcy protection, thus, making it difficult for lenders to recoup their investments, which may make it more difficult for the Company to raise capital through loans. While the Company has not encountered difficulty in obtaining banking services, no assurance can be given that it will be able to do so.

Since 2014, the DOJ has de-prioritized enforcement of the Bank Secrecy Act against financial institutions and cannabis-related businesses which utilize them. If such enforcement were to increase, it might become more difficult for the Company and its clients and potential clients to access the U.S. banking systems and conduct financial transactions, which could adversely affect the Company’s operations.

Dividends and distributions could be prevented if receipt of payments from clients is deemed to be proceeds of crime.

While the Company has no intention to declare or pay dividends in the foreseeable future, if any of its revenues were found to have resulted from violations of money laundering laws or otherwise the proceeds of crime, the Company might determine to or be required to suspend the declaration declaring or payment of dividends.

Further legislative developments beneficial to the Company’s operations are not assured.

The Pharmacology University Business involves providing services to persons who may be directly or indirectly engaged in the cultivation, distribution, manufacture, storage, transportation or sale of cannabis and cannabis products. Its success depends on the continued development of the cannabis industry. Such development is dependent upon continued legislative and regulatory legalization of cannabis at the state level and either legalization at the federal level or a continued “hands-off” approach by federal enforcement agencies. However, regulatory developments beneficial to the industry cannot be assured. While there may be ample public support for legislative action, other factors, such as the willingness of legislative bodies to act, election results, scientific findings or intangible events, could slow or halt progressive legislation relating to cannabis and or reduce the current tolerance for the use of cannabis, which could adversely affect the demand for the Company’s services.

The House of Representatives, in its most recent term, passed bills that would decriminalize cannabis, remove it from the list of scheduled substances under the Controlled Substances Act, eliminate criminal penalties for individuals who manufacture, distribute, or possess cannabis, and prohibit a federal banking regulator from penalizing a depository institution for providing banking services to legitimate cannabis- or hemp-related businesses or ordering a depository institution to terminate a customer account unless (i) the agency has a valid reason for doing so, and (ii) that reason is not based solely on reputation risk. Neither of these bills became law because the Senate did not pass them. None of these bills was adopted by Congress. No assurance can be given that any similar bill will be adopted by the present or any future Congress.

Changes in legislation or clients’ violations of law could adversely affect the Company.

The voters or legislatures of states in which cannabis has been legalized could repeal or amend these laws, which could adversely affect the demand for the Company’s services. In addition, changes to and interpretations of laws and regulations could detrimentally affect its clients and, in turn, result in a material adverse effect on its operations. Violations of these laws, or allegations of such violations, could disrupt our clients’ business, thereby adversely affecting the Company.

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Changes in government regulation could affect the Alpha Research Business.

Governmental agencies worldwide, including in the United States, strictly regulate the drug development process. The Alpha Research Business is subject to regulation and its activities involve providing services helping pharmaceutical and biotechnology companies and CROs that are subject to regulation. Changes in regulations, especially those that affect clinical trials, could adversely affect demand for our services. Also, if government efforts to contain drug costs or changes in the practices of health insurers impact pharmaceutical and biotechnology companies’ profits from new drugs, they may spend less, or reduce their growth in spending on research and development, thereby reducing the market for clinical trials.

Failure to comply with existing regulations or contractual obligations could result in a loss of revenue or earnings or increased costs.

Failure on the part of the Alpha Research Business to comply with applicable regulations, whether imposed directly or required to be complied with by contract, could have adverse effects. If this were to happen, we could be contractually required to repeat the trial at no further cost to our customer, but at substantial cost to us, or the contract could be terminated; in either case, we could be exposed to a lawsuit seeking substantial monetary damages.

We may bear financial losses because most of our clinical trial contracts are fixed price and may be delayed or terminated or reduced in scope for reasons beyond our control.

Many of our clinical trials contracts provide for services on a fixed-price or capped fee-for-service basis and they may be terminated or reduced in scope either immediately or upon notice. Cancellations may occur for a variety of reasons, including the inefficacy of a drug or device; its failure to meet safety requirements; unexpected or undesired results; insufficient patient enrollment; insufficient investigator recruitment; a client’s decision to terminate the development of a product or to end a particular study; and our failure to perform our duties under the contract properly.

The loss, reduction in scope or delay of a contract or the loss, delay or conclusion of multiple contracts could materially adversely affect our business, although our contracts often entitle us to receive the costs of winding down terminated projects, as well as all fees earned by us up to the time of termination.

We may suffer losses if we underprice our contracts or incur overrun costs.

Since Alpha Research Institute’s contracts are often structured based on a fixed price or a fee for service with a cap, we would bear the loss if we misjudge cost estimates. Underpricing or cost overruns could have a material adverse effect on our business, results of operations, financial condition, and cash flows.

The potential loss or delay of a contract or multiple contracts could adversely affect our results.

Most of our contracts for clinical trials can be terminated by our customers upon 30 to 90 days’ notice or immediately in certain circumstances. Our clients may delay, terminate or reduce the scope of our contracts for a variety of reasons beyond our control, including but not limited to decisions to forego or terminate a particular clinical trial; lack of available financing, budgetary limits or changing priorities; actions by regulatory authorities; production problems resulting in shortages of the drug being tested; failure of products being tested to satisfy safety requirements or efficacy criteria; unexpected or undesired clinical results for products; insufficient patient enrollment in a clinical trial; insufficient investigator recruitment; shift of business to a competitor or internal resources; product withdrawal following market launch; shut down of manufacturing facilities; or our failure to comply with the provisions of a contract.

In the event of termination, our contracts often provide for fees for winding down the project, but these fees may not be sufficient for us to realize the full amount of revenues or profits anticipated thereunder.

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If the Alpha Research Business fails to perform services in accordance with contractual requirements, regulatory standards and ethical considerations, we could be subject to significant costs or liability and our reputation could be harmed.

We contract with Sponsors and CROs in performing clinical trials to assist them in bringing new drugs to market. Clinical trials are complex and subject to contractual requirements, regulatory standards and ethical considerations. If we fail to perform in accordance with these requirements, regulatory agencies may take action against us or customers may terminate contracts. Customers may also bring claims against us for breach of our contractual obligations and patients in the clinical trials and patients taking drugs approved on the basis of those clinical trials may bring personal injury claims against us for negligence. Any such action could have a material adverse effect on our results of operations, financial condition and reputation. The occurrence of any of the foregoing could impact our ability to provide the same level of service to our clients, require us to modify our services or increase our costs, which could materially and adversely affect our operating results and financial condition.

We are subject to federal and state health privacy laws and regulations. If we cannot comply or have not fully complied with such laws and regulations, we could face government enforcement actions, civil penalties, criminal sanctions, or damages, which could harm our reputation and adversely affect our business.

The Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act and their respective implementing regulations (“collectively, HIPAA”), establishes federal privacy and security standards for the protection of individually identifiable health information that apply to health plans, healthcare clearinghouses, and healthcare providers that submit certain covered transactions, or “covered entities.” A subset of these standards also applies to “business associates,” which are persons or entities that perform certain services for, or on behalf of, a covered entity that involve creating, receiving, maintaining, or transmitting protected health information.

Some of our customers may be HIPAA-covered entities and service providers, and in that context, we may function as a business associate under HIPAA. Among other things, this status means that, for certain activities, we must comply with applicable administrative, technical, and physical safeguards as required by HIPAA, including stringent data security obligations. Failure to comply with HIPAA can result in significant civil monetary penalties and, in certain circumstances, criminal penalties with fines or imprisonment.

The HIPAA-covered entities and service providers that we serve as a business associate may require us to enter into HIPAA-compliant business associate agreements with them. If we were unable to comply with our obligations as a HIPAA business associate, we could face contractual liability under the applicable business associate agreement.

In addition, many state laws govern the privacy and security of health information in certain circumstances, many of which differ from HIPAA. There may also be costs associated with responding to government investigations regarding alleged violations of these and other laws and regulations, even if there are ultimately no findings of violations or no penalties imposed. These costs could consume our resources and impact our business. Publicity from alleged violations could harm our reputation.

If we are unable to meet the requirements of HIPAA, our business associate agreements or state health privacy laws, we could face contractual liability or civil and criminal liability under HIPAA, all of which could have an adverse impact on our business and generate negative publicity, which, in turn, could have an adverse effect on our ability to attract new customers and adversely affect our business condition and prospects.

We may be adversely affected by client concentration.

We derive the majority of our revenues from a few customers. If any of them decreases or terminates its relationship with us, our business, results of operations or financial condition could be materially adversely affected.

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Our business could incur liability if a drug causes harm to a patient. While we are generally indemnified and insured against such risks, we may still suffer financial losses.

We could suffer liability for harm allegedly caused by a drug or device for which we conduct a clinical trial, either as a result of a lawsuit against the Sponsor or CRO to which we are joined or an action launched by a regulatory body. While we are generally indemnified for such harm under our agreements with Sponsors and CROs, we could nonetheless incur financial losses, regulatory penalties or both. Further, the indemnification obligations of Sponsors and CROS are enforceable by us only if specific facts, which may be difficult to prove or may be subject to dispute, exist. Any claim could result in potential liability for us if the claim is outside the scope of such indemnification, the Sponsor or CRO does not comply with its indemnification obligations or our liability exceeds applicable indemnification limits or available insurance coverage. Further, we do not carry insurance to cover damages for which we are liable. Such a claim could have an adverse impact on our financial condition and results of operations. Furthermore, the associated negative publicity could have an adverse effect on our business and reputation.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

The Sarbanes-Oxley Act of 2002 (“SOX”) requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We need to develop and refine our disclosure controls and other procedures to ensure that information required to be disclosed by us in the reports that we will file under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting. In order to maintain and improve effective disclosure controls and procedures and internal control over financial reporting, we will need to expend significant resources, including accounting-related costs and significant management oversight.

Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. Further, weaknesses in our disclosure controls and internal control over financial reporting may be discovered. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could adversely affect our results of operations or cause us to fail to meet our reporting obligations and result in a restatement of our consolidated financial statements. Failure to implement and maintain effective internal control over financial reporting could also adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which could have a negative effect on the trading price of Common Stock. We are not currently required to comply with the SEC rules that implement Section 404 of SOX and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. After the registration statement of which this Prospectus forms a part is made effective, we will be required to provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second annual report on Form 10-K.

Our independent registered public accounting firm will not be required to attest formally to the effectiveness of our internal control over financial reporting until after we cease to be an “emerging growth company” as defined in the JOBS Act. At that time, our independent registered public accounting firm may issue an adverse report if it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could harm our business, results of operations, and financial condition and could cause a decline in the price of Common Stock.

The Company is an “emerging growth company,” as defined in the Securities Act (an “EGC”), and a “smaller reporting company,” as defined in Rule 405 promulgated under the Securities Act (an “SRC”) and intends to take advantage of certain exemptions from disclosure requirements available to it. Doing so could make the Common Stock less attractive to investors and make it more difficult to compare the performance of the Company with that of other public companies.

As long as the Company is an EGC, it intends to utilize certain exemptions from reporting requirements that apply to public companies that are not EGCs. Among the reporting requirements from which the Company is so exempted are the auditor attestation requirements of SOX, certain disclosures relating to executive compensation, holding a nonbinding advisory vote on executive compensation and stockholder approval of “golden parachute” payments. The Company may be an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which its annual gross revenues exceed $1 billion, (ii) the date that it becomes a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter, or (iii) the date on which it has issued more than $1 billion in nonconvertible debt during the preceding three-year period.

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As an SRC, the Company intends to utilize certain reduced disclosure requirements, including publishing two years of audited financial statements instead of three years, as required for companies that are not SRCs. The Company will remain an SRC until the last day of the fiscal year in which it had (i) a public float that exceeded $250 million or (ii) annual revenues of more than $100 million and a public float that exceeded $700 million. To the extent the Company takes advantage of such reduced disclosure obligations, it may make comparison of its financial statements to those of other public companies difficult or impossible.

After the Company ceases to be an EGC, it is expected to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of SOX.

Changes in existing financial accounting standards or practices may harm our results of operations.

Changes in existing accounting rules or practices, including generally accepted accounting principles in the United States (“GAAP”), new accounting pronouncements rules, or varying interpretations of current accounting pronouncements or practices could harm our results of operations or the manner in which we conduct our business. Further, such changes could potentially affect our reporting of transactions completed before such changes are effective. GAAP is subject to interpretation by the Financial Accounting Standards Board, FASB, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results and affect the reporting of transactions completed before the announcement of a change. Any difficulties in implementing these pronouncements could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.

If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our results of operations could be adversely affected.

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in our consolidated financial statements and related notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, as provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The results of these estimates form the basis for making assumptions and judgments affecting our consolidated financial statements, including those related to revenue recognition, stock-based compensation, the fair value of Common Stock, valuation of strategic investments, periods of benefit for deferred costs, and uncertain tax positions. Our results of operations may be adversely affected if our assumptions change or if actual circumstances differ from those in our assumptions, which could cause our results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of Common Stock.

The Company’s business depends substantially on the continuing efforts of its executive officers, and its business may be severely disrupted if it were to lose the services rendered by any of them.

The Company’s future success depends substantially on the continued services of its executive officers. The Company does not maintain key-man life insurance on its executive officers. If any of these executive officers were unable or unwilling to continue in their present positions, the Company might not be able to replace them readily, if at all. The loss of any of these officers could cause the Company’s business to be disrupted, and it could incur additional expenses to recruit and retain new officers.

This risk is increased because the Company has no employment contracts with its officers and is paying them sporadically and in varying amounts as the Company’s financial condition permits. Further, their salaries are not commensurate with their contributions and abilities. While none of these officers has indicated when or whether he would terminate his employment if he continues to be paid on the basis set forth above, the Company believes that they may not work for it indefinitely without appropriate and regularly paid compensation. If the Company were to lose any of its officers, its ability to operate would be materially impaired.

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The Company’s business depends substantially on recruiting additional members of management and key personnel and its business could be severely disrupted if it were unable to hire such personnel or lose their services.

The Company needs to attract, hire and retain additional managers and key employees in order to implement its business plan. If it were unable to do so or if, after being hired, any of the members of the Company’s management were lost, it would have to spend a considerable amount of time and resources searching, recruiting, and integrating their replacements, which would substantially divert management’s attention from and severely disrupt its business. The Company may face difficulties in attracting and retaining additional management and, if it were to lose any of them, in attracting and retaining their replacements because it cannot presently pay competitive compensation and its future is uncertain.

Litigation could adversely affect the Company’s business, financial condition and results of operations.

From time to time, the Company may become subject to litigation that may result in liability materially adverse to its financial condition or may negatively affect its operating results if changes to its business operation are required. The cost of defending such litigation could be significant and require the diversion of its resources. Adverse publicity associated with litigation could negatively affect perceptions of the Company, regardless of whether the allegations are valid or whether the Company is ultimately found not to be liable. As a result, litigation could adversely affect the Company’s business, financial condition and results of operations.

Acquisitions, other strategic alliances and investments could result in operating difficulties, dilution, and other harmful consequences that may adversely impact the Company’s business and results of operations.

The Company may acquire other businesses and these transactions could be material to its financial condition and results of operations. The areas where it may encounter risks in connection with acquisitions include, but are not limited to, the failure to successfully further develop the acquired business, the implementation or remediation of controls, procedures and policies at the acquired business, the transition of operations, users and customers onto our existing platforms, and the challenges associated with integrating the acquired business and its employees into the Company’s organization, as well as retaining employees of the acquired businesses. Failure to address these risks or other problems encountered in connection with acquisitions successfully could cause the Company to fail to realize the anticipated benefits of such acquisitions, investments or alliances, incur unanticipated liabilities, and harm its business generally.

Such acquisitions could also result in dilutive issuances of the Company’s equity securities, the incurrence of debt, contingent liabilities or amortization expenses, impairment of goodwill and purchased long-lived assets, or restructuring charges, any of which could adversely affect its financial condition, results of operations and cash flows. Also, the anticipated benefits and synergies of acquisitions may not materialize.

Because our success depends in part on our ability to expand our operations outside the United States, our business will be susceptible to risks associated with international operations.

We currently maintain operations and have personnel outside the United States in Mexico, Peru, Ecuador, Columbia and the Dominican Republic. We plan to expand into Argentina, Chile, Brazil, Panama and other countries where our activities are lawful, and we intend to expand our international operations. In the fiscal years ended May 31, 2021, and May 31, 2020, our non-U.S. revenue was 5% and 14% of our total revenue, respectively. We expect to continue to expand our international operations, but these efforts may not be successful. In addition, conducting international operations subjects us to new risks, some of which we have not generally faced in the United States or other countries where we currently operate. These risks include, among other things: lack of familiarity and burdens of complying with foreign laws, legal standards, regulatory requirements and other barriers, and the risk of penalties to the Company, its management and employees if its practices are deemed to be out of compliance; unexpected changes in regulatory requirements, taxes, trade laws, tariffs, export quotas, custom duties, or other trade restrictions; longer accounts receivable payment cycles and difficulties in collecting accounts receivable; increased financial accounting and reporting burdens and complexities; difficulties in managing and staffing international operations including the proper classification of independent contractors and other contingent workers, differing employer/employee relationships, and local employment laws; increased costs involved with recruiting and retaining an expanded employee population outside the United States through cash- and equity-based incentive programs and unexpected legal costs and regulatory restrictions in issuing our shares to employees outside the United States; global political and regulatory changes that may lead to restrictions on immigration and travel for our employees outside the United States; potentially adverse tax consequences, including the complexities of foreign value added tax (or other tax) systems, and restrictions on the repatriation of earnings; and permanent establishment risks and complexities in connection with international payroll, tax, and social security requirements for international employees.

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Additionally, operating in international markets requires significant management attention and financial resources. We cannot be certain that the investments and additional resources required to establish operations in other countries will produce desired levels of revenue or profitability.

Compliance with laws and regulations applicable to our global operations also substantially increases our cost of doing business in foreign jurisdictions. We have limited experience in operating outside the United States, which increases the risk that any operations that we may undertake will not be successful. If we invest substantial time and resources to expand our international operations and are unable to do so successfully and timely, our business, results of operations, and financial condition will suffer. We may be unable to keep current with changes in government requirements as they change from time to time. Failure to comply with these regulations could harm our business. In many countries, it is common for others to engage in business practices that are prohibited by United States law and regulation or by our policies and procedures.

A significant portion of our operations is conducted in foreign jurisdictions and is subject to the economic, political, legal and business environments of the countries in which we do business. Risks associated with such international operations could negatively affect our business, financial condition, results of operations and cash flows.

We have significant operations outside the United States and plan to expand them. International operations inherently subject us to a number of risks and uncertainties, including those arising from compliance with governmental controls, trade restrictions, restrictions on direct investments, quotas, embargoes, import and export restrictions, tariffs, duties, and regulatory and licensing requirements by domestic or foreign entities, including restrictions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury; difficulties in building, staffing and managing foreign operations (including a geographically dispersed workforce) and maintaining compliance with foreign labor laws; burdens to comply with, and different levels of protection offered by, multiple and potentially conflicting foreign laws and regulations, including those relating to environmental, health and safety requirements and intellectual property; changes in laws, regulations, government controls or enforcement practices with respect to our business and the businesses of our customers; political and social instability, including crime, civil disturbance, terrorist activities, armed conflicts and natural and other disasters; ongoing instability or changes in a country’s or region’s regulatory, economic or political conditions; local business and cultural factors that differ from our standards and practices, including business practices prohibited by the Foreign Corrupt Practices Act and other anti-corruption laws and regulations; longer payment cycles and increased exposure to counterparty risk; and differing needs of foreign customers.

The international nature of our business subjects us to potential risks that various taxing authorities may challenge the pricing of our cross-border arrangements and subject us to additional tax, adversely impacting our effective tax rate and tax liability.

In addition, international transactions may involve increased financial and legal risks due to differing legal systems and customs. Compliance with these requirements may prohibit the import or export of certain products and technologies or require us to obtain licenses before importing or exporting certain products or technology. Our failure to comply with any of these laws, regulations or requirements could result in civil or criminal legal proceedings, monetary or non-monetary penalties, or both, disruptions to our business, limitations on our ability to import and export products and services, and damage to our reputation.

While the impact of these factors is difficult to predict, any of them could have a material adverse effect on our business, financial condition, results of operations and cash flows. Changes in any of these laws, regulations or requirements, or the political environment in a particular country, may affect our ability to engage in business transactions in certain markets, including investment, procurement and repatriation of earnings.

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We are subject to anti-corruption, anti-bribery, and similar laws, and non-compliance with them could subject us to criminal penalties or significant fines and harm our business and reputation.

We are subject to anti-corruption and anti-bribery and similar laws, such as the Foreign Corrupt Practices Act of 1977 (the “FCPA”), and other anti-corruption, anti-bribery and anti-money laundering laws in the United States and in the countries in which we conduct activities. They prohibit companies and their employees and agents from promising, authorizing, making, or offering improper payments or other benefits to government officials and others in the private sector. As we increase our international operations, our risks under these laws may increase. Anti-corruption and anti-bribery laws have been enforced vigorously in recent years and interpreted broadly. Noncompliance with these laws could subject us to investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, adverse media coverage, and other consequences. Any investigations, actions or sanctions could harm our business, results of operations, and financial condition. Under some of these laws, we may be held liable for the corrupt or other illegal activities of intermediaries, and our employees, representatives, contractors, partners, and agents, even if we do not explicitly authorize such activities. We intend to implement an anti-corruption compliance program but cannot assure that all of these persons will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible. Any violation of the FCPA, other applicable anti-corruption laws, or anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, loss of privileges and severe criminal or civil sanctions, any of which could have a materially adverse effect on our reputation, business, results of operations, and prospects.

Our business is exposed to domestic and foreign currency fluctuations that could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Approximately 4.2% of our revenue in the fiscal year ended May 31, 2022, was from customers outside the United States. When the abatement of the Covid-19 pandemic permits the opening of classrooms in Latin America, and if we expand our foreign operations as planned, this percentage may increase. Changes in non-U.S. currencies relative to the U.S. dollar impact our revenues, profits, assets and liabilities. In addition, the weakening or strengthening of the U.S. dollar may result in significant favorable or unfavorable translation effects when the operating results of our non-U.S. business activity are translated into U.S. dollars and could cause our results of operations to differ from our expectations and the expectations of our investors. For our international sales denominated in U.S. dollars, an increase in the value of the U.S. dollar relative to foreign currencies could make our products and services less competitive in international markets. Alternately, a weakening of the currencies in which sales are generated relative to those in which costs are denominated would decrease operating profits and cash flow. Changes in currency exchange rates may also affect the relative prices at which we provide services in foreign markets. In addition, the impact of currency devaluations in countries experiencing high inflation rates or significant currency exchange fluctuations could negatively impact our operating results. While we may use financial instruments to mitigate the impact of fluctuations in currency exchange rates on our cash flows, unhedged exposures would continue to be subject to currency fluctuations.

If we fail to manage our growth effectively, we may be unable to execute our business plan or maintain high service levels and customer satisfaction.

We hope to attain rapid growth. Doing so will place significant demands on our management and operational and financial resources. We have established international operations, including Mexico, Peru, Ecuador, Columbia and the Dominican Republic, and plan to expand into Argentina, Chile, Brazil, Panama and other countries where its activities are lawful. In addition, our organizational structure will become more complex as we grow, as will our operational, financial and management controls and reporting systems and procedures. To manage growth in our operations, we will need to continue to grow and improve our operational, financial, and management controls and reporting systems and procedures. We will require significant capital expenditures and the allocation of valuable management resources to grow and change in these areas. Our growth will place a significant strain on our management and may distract management from other important functions. If we cannot manage our growth effectively, our reputation, as well as our business, results of operations and financial condition, could be harmed.

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We may not be able to compete effectively.

While we believe that the market served by the Pharmacology University Business has few participants, if one or more competitors were to enter this market, we might not be able to compete effectively for many reasons, including a competitor’s greater financial resources, better services, a more effective sales organization or a superior website. AFSC, in contrast, provides services in a market that is highly fragmented and has many competitors, and in which the ability to compete successfully depends on quality of service, the ability to form and maintain professional relationships and satisfy demanding customers.

Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as greater recognition and longer operating histories, larger sales and marketing budgets and resources, and, especially in the case of the Alpha Research Business and AFSC, established relationships with customers, greater resources to make acquisitions, lower labor costs and substantially greater financial and other resources. Competitors with greater financial and operating resources may be able to respond more quickly and effectively than we can to new or changing opportunities, developments or customer requirements. Conditions relating to the Alpha Research Business and AFSC could also change rapidly and significantly, potentially adversely, as a result of changes in the laws relating to cannabis, especially at the federal level.

If we do not compete effectively with established companies as well as new market entrants, our business, results of operations, and financial condition could be harmed. Competitive pressures could result in price reductions; fewer customers; reduced revenue, gross profit and gross margins; increased net losses; and loss of market share.

Risks Related to the Common Stock and This Offering

There are risks, including stock market volatility, inherent in owning Common Stock.

The market price and volume of the Common Stock have been, and may continue to be, subject to significant fluctuations and trading in Common Stock has often been sporadic. These fluctuations may arise from general stock market conditions, the impact of risk factors described herein on our results of operations and financial position, or a change in opinion in the market regarding our business prospects or other factors, many of which may be outside our control. We believe that this has and may continue to materially and adversely affect our ability to fund our business through sales of equity securities and could adversely affect the retentive power of our 2022 Equity Incentive Plan. The lack of an active market for Common Stock may impair investors’ ability to sell their shares when they wish to sell them or at prices that they consider reasonable, may reduce the fair market value of their shares and may impair the Company’s ability to raise capital to continue to fund operations by selling shares and may impair its ability to acquire additional intellectual property assets by using our shares as consideration.

We may change the Fixed Offering Price.

In the event that we are unable to sell the Shares at the Fixed Offering Price, we may amend the Registration Statement of which this Prospectus is a part to reduce it one or more times. In any such event, investors who had purchased Shares before the reduction would suffer an immediate and perhaps permanent loss in the market value of their Shares.

There will be a large number of shares of Common Stock that will be eligible to be sold in the public markets.

In addition to the _____________ shares of Common Stock that are offered by this Prospectus, all of which may be sold in the public markets, beginning on August 24, 2023, (i) approximately 900,000,000 shares of Common Stock are held by persons who are not affiliates of the Company will be permitted to be sold under Rule 144 promulgated by the SEC under the Securities Act (“Rule 144”) without notice to the SEC in unlimited amounts and without restriction as to the manner of sale and (ii) approximately 4,000,000,000 shares of Common Stock are held by a person who is an affiliate of the Company will be permitted to be sold under Rule in limited amounts, subject to notice to the SEC and subject to restriction as to the manner of sale. In addition, up to 600,000,000 shares of Common Stock that may be issued under the Company's 2022 Equity Incentive Plan may be sold in the public markets without registration. The sale of these shares or the perception that these shares may be sold in the public markets may substantially and adversely affect the market price of the Common Stock, with the result that persons who acquire shares of Common Stock in the Offering may be able to resell them only at substantial losses. For further information concerning shares that are eligible for future resale, see “Shares Eligible for Future Resale.”

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If the Company issues additional equity or equity-linked securities, investors may incur immediate and substantial dilution in the book value of their shares.

If the Company issues additional shares of Common Stock (including under stock options or warrants) or securities convertible into or exchangeable or exercisable for shares of Common Stock, its stockholders, including investors who purchase shares of Common Stock in the Offering, may experience additional dilution. Any such issuances may result in downward pressure on the price of the Common Stock. No assurance can be given that investors will be able to sell shares sold pursuant to this Prospectus at a price per share that is equal to or greater than the prices that they pay.

The Company does not intend to pay dividends for the foreseeable future and investors must rely on increases in the market price of the Common Stock for returns on their investments.

For the foreseeable future, the Company intends to retain its earnings, if any, to finance the development and expansion of our business, and the Company does not anticipate paying any cash dividends on the Common Stock. Accordingly, investors must be prepared to rely on sales of their Common Stock after price appreciation to earn an investment return, but no assurance can be given that the price of the Common Stock will appreciate or if it does, that it will remain at or rise above the level to which it has appreciated. Any determination to pay dividends in the future will be made at the discretion of the Company’s board of directors (the “Board”) and will depend on our results of operations, financial condition, capital needs, contractual restrictions, restrictions imposed by applicable law and other factors the Company’s Board deems relevant.

Because the Common Stock is subject to the penny stock rules, it may be more difficult to sell.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (subject to exceptions that do not apply to the Common Stock). The penny stock rules require a broker-dealer, at least two business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and date acknowledgment of receipt of that document. In addition, these rules require that, prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These requirements may have the effect of reducing the trading activity in Common Stock, and therefore stockholders may have difficulty selling their shares.

One person has voting control of the company and may authorize or prevent corporate actions to the detriment of other stockholders.

One person, who is an officer and director of the Company, through his ownership of Series B Preferred, has voting control of the Company. Accordingly, he has power to determine the outcome of all matters requiring the approval of the stockholders, including the election of directors and the approval of mergers and other significant corporate transactions. His interests could conflict with the interests of other stockholders.

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CAUTIONARY NOTES

Regarding Forward-Looking Statements

This Prospectus contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Prospectus, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this Prospectus include, but are not limited to, statements about the effects of the COVID-19 pandemic on our business and the U.S. and global economies generally; our expectations regarding our financial performance; our expectations regarding future operating performance; our ability to attract and retain customers; our ability to compete in our industries; our ability to meet our liquidity needs; our ability to effectively manage our exposure to fluctuations in foreign currency exchange rates; the increased expenses associated with being a public company; the size of our addressable markets, market share, and market trends, including our ability to grow our business in the countries we have identified as near- term priorities; anticipated trends, developments, and challenges in our industry, business, and the highly competitive markets in which we operate; our ability to anticipate market needs or develop new or enhanced offerings and services to meet those needs; our ability to manage expansion into international markets and new industries; our ability to comply with laws and regulations, including laws affecting the cannabis and pharmaceutical industries, that currently apply or may become applicable to our business both in the United States and internationally; our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture; our ability to identify, recruit, and retain skilled personnel, including key members of senior management; our ability to successfully defend litigation brought against us; our ability to successfully identify, manage, and integrate any existing and potential acquisitions; our ability to maintain, protect, and enhance our intellectual property; and our intended use of the net proceeds from this offering.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements in this Prospectus primarily on our current expectations, estimates, forecasts, and projections about future events and trends that we believe may affect our business, results of operations, financial condition, and prospects. Although we believe that we have a reasonable basis for each such forward-looking statement, we cannot guarantee that the future results, activity levels, performance, or events and circumstances reflected in the forward-looking statements will be achieved. The outcome of the events described or discussed in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in this Prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of them that could have an impact on the forward-looking statements contained in this Prospectus. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements in this Prospectus relate only to events or circumstances as of the date on which they are made. We undertake no obligation to update any forward-looking statement in this Prospectus to reflect events or circumstances after the date of this Prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

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In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you should not unduly rely upon them.

You should read this Prospectus and the documents referred to in it completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all forward-looking statements in this Prospectus by these cautionary statements.

Third-Party Information

This Prospectus includes information and estimates that are based on reports and other publications sources from industry analysts, market research firms and other independent sources that were generally available to the public and not commissioned by us, in addition to management’s own good-faith estimates and analyses. We believe that such reports and publications are reliable but have not independently verified them or their underlying data sources, methodologies or assumptions. They contain information and estimates that are based on estimates, forecasts, projections, market research, or similar methodologies, and are inherently subject to uncertainties. Actual events or circumstances may differ materially from events and circumstances reflected in these reports.

Descriptions of Contracts

This Prospectus may contain descriptions of contracts and instruments to which the Company or its officers and directors are parties or by which it is affected. These contracts and instruments are exhibits to the Registration Statement of which this Prospectus is a part and are identified in Item 16, Exhibits, Financial Statement Schedules. Where any such contract or instrument is described in this Prospectus, you are referred to the related exhibit, which may be found on the SEC’s website, and the description thereof is qualified by such reference.

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USE OF PROCEEDS AND BUSINESS PLAN

This Prospectus relates in part to shares of Common Stock that may be offered and sold from time to time by the Company and in part to shares being offered and sold by the Selling Shareholders. We will receive proceeds from sales of the shares that we are offering and none of the proceeds of sales of shares offered by the Selling Stockholders. See “Plan of Distribution.”

We will realize gross proceeds from the Offering of $1,250,000 if 25% of the shares offered by us are sold, $2,500,000 if 50% of such shares are sold, $3,750,000 if 75% of such shares are sold and $5,000,000 if 100% of such shares are sold.

Use of Proceeds

The following table shows how we expect to use the net proceeds from our sales of the shares in executing our business plan, which is discussed below. Further details as to such use appear in “Business Plan,” below. The table does not represent the order of priority in which such proceeds may be applied.

Estimated Use of Proceeds for 25%, 50%, 75%, and 100% of Offering

	25% of Offering		50% of Offering		75% of Offering		100% of Offering
	Dollar Amount	% of Gross Proceeds	Dollar Amount	% of Gross Proceeds	Dollar Amount	% of Gross Proceeds	Dollar Amount	% of Gross Proceeds
Alpha Research Institute
Increase employees from 6 to 35	$131,250	10.5%	$262,500	10.5%	$393,750	10.5%	$525,000	10.5%
Obtain new contacts with health professionals, sponsors and CROs	$7,500	0.6%	$15,000	0.6%	$22,500	0.6%	$30,000	0.6%
Contract with at least ten new principal investigators specializing in various areas of medicine	$25,000	2.0%	$50,000	2.0%	$75,000	2.0%	$100,000	2.0%
Conduct at least six seminars with the expectation of generating relationships	$5,000	0.4%	$10,000	0.4%	$15,000	0.4%	$20,000	0.4%
Total Alpha Research Institute	$168,750	13.5%	$337,500	13.5%	$506,250	13.5%	$675,000	13.5%

Pharmacology University
Increase the number of annual paid subscriptions to Cannabis World Journals to at least 5,000	$12,500	1.0%	$25,000	1.0%	$37,500	1.0%	$50,000	1.0%
Sell educational materials to third parties	$25,000	2.0%	$50,000	2.0%	$75,000	2.0%	$100,000	2.0%
Resume and increase classroom and seminar teaching	$62,500	5.0%	$125,000	5.0%	$187,500	5.0%	$250,000	5.0%
Add additional staff for in-house sleep studies	$87,500	7.0%	$175,000	7.0%	$262,500	7.0%	$350,000	7.0%
Increase our portfolio of cannabis-related educational material	$50,000	4.0%	$100,000	4.0%	$150,000	4.0%	$200,000	4.0%
Total Pharmacology University	$187,500	15.0%	$375,000	15.0%	$562,500	15.0%	$750,000	15.0%

Alpha Fertility and Sleep Center
Expand to be capable of performing sleep tests for 20 patients per month and open a second sleep center	$200,000	16.0%	$400,000	16.0%	$600,000	16.0%	$800,000	16.0%
Total Alpha Fertility and Sleep Center	$200,000	16.0%	$400,000	16.0%	$600,000	16.0%	$800,000	16.0%

Corporate
Operating costs	$243,750	19.5%	$487,500	19.5%	$731,250	19.5%	$975,000	19.5%
Overhead	$150,000	12.0%	$300,000	12.0%	$450,000	12.0%	$600,000	12.0%
Legal and accounting	$50,000	4.0%	$100,000	4.0%	$150,000	4.0%	$200,000	4.0%
Operating capital	$200,000	16.0%	$400,000	16.0%	$600,000	16.0%	$800,000	16.0%
Total Corporate	$643,750	51.5%	$1,287,500	51.5%	$1,931,250	51.5%	$2,575,000	51.5%

Total Use of Proceeds	$1,250,000	100%	$2,500,000	100%	$3,750,000	100%	$5,000,000	100%

The foregoing represents our best estimate as to how the proceeds of the shares offered by the Company will be expended. We reserve the right to redirect any portion of the funds either among the items referred to above or such other projects as our management considers to be in our best interest.

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Business Plan

Background

Since the year ended on May 31, 2020, the Company has striven to grow and improve in the following ways:

Alpha Research Institute

Alpha Research Institute has devoted time and attention to bettering interinstitutional relationships with the pharmaceutical industry; improving operational values; creating and re-establishing alliances with clinical study contractors; understanding the needs of its staff and its patients, improving documentation and internal and external communications, offering transportation to patients and increasing participation in clinical trials by addressing potential patients’ Covid-related concerns.

Alpha Fertility and Sleep Center

The mission of AFSC, which opened in June 2022, is to provide superior care in sleep medicine and fertility and, in doing so, to address the concerns of each patient and his referring physician’s concerns effectively and satisfactorily.

Pharmacology University

As a result of the Covid-19 pandemic, which made classroom education impossible, Pharmacology University has focused on the production of educational materials for sale on online platforms (including those operated by Amazon, Zinio, Apple, Walmart/Kobo, Barnes & Noble and Google Books), which maintaining its relationships with academic venues where it expects to resume classroom teaching when the pandemic abates. It also focuses on entering into subscription and commercial agreements with universities and e-commerce platforms.

We have published 50 cannabis-related eBooks in five languages, have produced videos to offer online and have recorded over 13,000 minutes of audio in 5 languages. We have also engaged artificial intelligence services to generate translations of these materials in up to 100 additional languages; while this activity has resulted in increased expenses while producing minimal revenue and no profit, we believe that it will become profitable and be a significant segment of our business.

Several of our online publications have been unified into a single magazine, Cannabis World Journals, which began publication in five languages, beginning in the third and fourth quarters of the year ending May 31, 2022.

Operating Goals

The Company has established the following principal goals, for the attainment of which it expects to expend approximately $2,425,000 for the period ending May 31, 2024:

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Alpha Research Institute

The Company’s principal goals for Alpha Research Institute are:

•	To increase its revenue from clinical trials from $761,737 in the year ended May 31, 2021, to $1,500,000. To achieve this goal, the number of Alpha Research Institute’s employees will be increased from its present 6 to approximately 35, comprising approximately 25 employees in the Houston office and approximately 10 patient recruiters, for which the Company will need to spend approximately $525,000.

•	To obtain new contacts with health professionals, sponsors and CROs in order to obtain new and diverse clinical trials at an approximate cost of $30,000.

•	To contract with at least ten new principal investigators, specializing in various areas of medicine, including cancer, PTSD, rare diseases and glaucoma; and organize six training programs on clinical research for health professionals at an approximate cost of $100,000.

•	To conduct at least six seminars in Houston with the expectation of generating relationships with personnel in the U.S. pharmaceutical industry in charge of finding new clinical trials at the cost of approximately $20,000.

The total cost of these goals is approximately $675,000.

Pharmacology University

The Company’s principal goals for Pharmacology University are:

•	To resume and increase classroom and seminar teaching, which involved approximately four classrooms in two countries, generating revenues of approximately $38,440, to 20 classrooms in 5 countries, generating revenues of $1,000,000, at an approximate cost of $250,000.

•	To increase the number of annual paid subscriptions to Cannabis World Journals to at least 5,000, which will require better positioning and improving traffic on the internet and social media by using search engine optimization (SEO) and search engine marketing (SEM) strategists at an approximate cost of $50,000.

•	To increase our portfolio of cannabis-related educational material from 50 eBooks in five languages, 154 online videos in five languages, and over 13,000 minutes of audio in 5 languages to 150 eBooks in five languages, 300 online videos in more than 100 languages, and over 40,000 minutes of audio in five languages, generating revenues of $1,500,000 at an approximate cost of $200,000.

•	To sell the above educational materials to third parties, who would resell them worldwide on their platforms, we will need to increase our sales staff and supervisors. We believe that this activity could generate revenues of $500,000 at an approximate cost of $100,000.

The total cost of these goals is approximately $600,000.

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Alpha Fertility and Sleep Center

The Company’s principal goals for AFSC are:

•	To expand the existing facility to be capable of performing sleep tests for 20 patients per month, with a view to opening a second facility having a larger capacity and a complete laboratory, generating revenues of $2,500,000 at an approximate cost of $800,000.

•	Add additional staff for in-house sleep studies at an approximate cost of $350,000.

The total cost of these goals is approximately $1,150,000.

The Company intends to devote its manpower and capital resources to execute its business plan, which it believes will enable it to become profitable. No assurance can be given, however, that the Company will be able to obtain any of the goals set forth above, in whole or in part.

Even if the Company sells all of the shares of Common Stock offered by it under this Prospectus, it will need to obtain additional financing in order to attain the above goals. For further information regarding the Company’s capital needs and its ability to meet them, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

DIVIDEND POLICY

We intend to retain any future earnings and do not anticipate declaring or paying cash dividends in the foreseeable future. If we raise capital through borrowing, the terms of the related instruments may restrict our ability to pay dividends or make distributions. Future determination to declare cash dividends will be made at the discretion of our Board, subject to applicable laws, and will depend on many factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and such other factors as the Board may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of February 28, 2022, and as adjusted at that date to give effect to the issuance of all of the shares offered by this Prospectus at the Fixed Offering Price.

	As of February 28, 2022
	Actual	As Adjusted
Long-term debt:	–	–
Stockholders’ equity:
Common Stock
Series A Preferred	2,500	2,500
Series B Preferred	–	–
Additional paid-in capital	2,993,815	7,993,815
Accumulated deficit	(3,395,135)	(3,395,135)
Total stockholders’ equity (deficit)	(398,820)	4,601,180
Total capitalization	(398,820)	4,601,180

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DILUTION

Our net tangible book value as of February 28, 2022, was approximately $(398,820), or approximately $(0.00005) per share of Common Stock based on 8,265,600,111 shares then outstanding, assuming the conversion of all of the outstanding shares of our Series A Preferred. Net tangible book value per share is determined by dividing our net tangible book value, which consists of tangible assets, less total liabilities, by the number of shares of Common Stock outstanding on that date.

After giving effect to the effect to the sale of all of the shares of Common Stock offered by the Company at the Fixed Offering Price, and after deducting the estimated offering expenses payable by us, we would have had a net tangible book value as of February 28, 2022, of approximately $(________________) or $(___) per share of Common Stock. This represents an immediate increase in the net tangible book value of $__________ per share to our existing stockholders and an immediate dilution in net tangible book value of $_______ per share to an investor in this offering. The following table illustrates this per share dilution:

As of February 28, 2022
	Actual		Pro Forma		Pro Forma As Adjusted(1)

Cash and cash equivalents(2)	$		$		$

Long-term debt:

SBA Loans		—		—		—

PPP Note		–		–		–

Stockholders’ deficit:

Series A Preferred stock, par value $0.001 per share		—		—		—

Series B Preferred stock, without par value		–		–		–

Common Stock, without par value		—		—		—

Additional paid-in capital

Accumulated deficit

Total stockholders’ deficit

Total capitalization	$

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The financial information discussed below is derived from the Company’s audited consolidated financial statements at May 31, 2021, and its unaudited consolidated financial statements at February 28, 2022, which were prepared and presented in accordance with generally accepted accounting principles (“GAAP”). This financial information is only a summary and should be read in conjunction with the audited financial statements and related notes contained herein, which more fully present the Company’s financial condition and results of operations at that date. The results set forth in these consolidated financial statements are not necessarily indicative of the Company’s future performance. This section and other parts of this report contain forward-looking statements that involve risks and uncertainties. Actual results may differ significantly from the results discussed in forward-looking statements.

Information about the Company

The Company, headquartered in Houston, Texas, offers services in the areas of clinical trials through Alpha Research Institute; cannabis-related education in classrooms, seminars and online through Pharmacology University; and sleep disorder and related fertility problems through Alpha Sleep and Fertility Center. For detailed information about the Company and its operations, see “Description of Business.”

The Company’s fiscal year begins on June 1 in each year and ends on May 31 in the following year.

Going Concern

As indicated in Note 3 of the notes to the unaudited consolidated financial statements for the nine months ended February 28, 2022, there is substantial doubt as to the ability of the Company to continue as a going concern. The Company has generated material operating losses since inception and its ability to continue as a going concern depends on the successful execution of its operating plan, which includes the resumption of services that were interrupted by the Covid-19 pandemic, increasing sales of existing services and introducing new services, as well as raising either debt or equity financing.

The Company needs a substantial amount of additional capital to fund its business, including the completion of its business plan and repayment of its debts. No assurance can be given that any additional capital can be obtained or, if obtained, will be adequate to meet its needs, and the Company may need to take measures to remain a going concern. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, the Company’s operations could be materially negatively impacted, or it could be forced to terminate its operations.

Impact of the Covid-19 Pandemic

The COVID-19 pandemic has adversely impacted the Company and its financial results in different ways, depending on the particular business operation.

In the case of educational programs and cannabis consulting services, the Company encountered quarantines, restrictions on gatherings and other governmental regulations that precluded classroom education, as well as restrictions on travel that reduced consulting activities. The Company reduced the impact of the pandemic by developing online educational programs and transitioning its workforce to a remote working environment without reducing its workforce. Principally as a result of the pandemic:

•	Revenue from this operation was increased from $18,323 (unaudited) in the year ended May 31, 2019, to $44,799 and $38,440 in the years ended May 31, 2020, and May 31, 2021, respectively; revenue for the nine months ended February 28, 2022, was $13,985.

•	In the case of clinical trial services, quarantines, restrictions on gatherings and other governmental regulations negatively affected clinical studies, which were amplified because of potential patients’ fears of contracting Covid-19 at the Company’s clinics. In addition, during the Company’s two most recent fiscal years, these clinics were subject to closure if cases of the virus were detected. Nevertheless, the Company’s financial results from clinical trials were improved substantially during the pandemic:

•	Revenue from this operation changed from $165,666 (unaudited) in the year ended May 31, 2019, to $84,979 and $706,007 in the years ended May 31, 2020, and May 31, 2021, respectively; revenue for the 9 months ended February 28, 2022, was $127,219.

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The Company believes that it may have been negatively impacted by the association of the pandemic with the People’s Republic of China because “China” appears in its corporate name. Although the Company has no operations in or any relationship with China, the Company believes that potential investors may have been deterred from considering the Company because of concerns related to that country. For this reason, and because the Company’s corporate name does not reflect its activities, it intends to change its name to Cannabis Bioscience International Holdings, Inc.

Overview

The Company provides educational systems focused on medical cannabis in the United States and Latin America, as well as worldwide through online education; services in therapeutic areas of clinical trials; and services relating to sleep disorders, including resulting infertility, through its fertility and sleep center in Houston, Texas. The Company’s operating units and their activities are:

•	Alpha Research Institute – Clinical trials and medical research.

•	Pharmacology University: – Education, consulting, digital publishing, marketing, and franchising related to medical cannabis.

•	Alpha Fertility and Sleep Center – services related to sleep disorders.

For further information concerning the Company and its business, see “Description of Business.”

Results of Operations

Comparison of the Nine Months Ended February 28, 2022, and the Nine Months Ended February 28, 2021

The following table sets forth information from the consolidated statements of operations for the nine months ended February 28, 2022, and February 28, 2021.

	Nine Months Ended February 28,
	2022	2021
Revenues	$141,981	$711,925
Cost of revenues	31,515	86,726
Gross profit	110,466	625,199

Operating expenses	728,659	571,539
Operating income (loss)	(618,193)	53,660

Non-operating income (expense):
Other income	11,957	(662)
Net income (loss)	$(630,150)	$54,322

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Revenues

Revenues were $141,981 and $711,925 for the nine months ended February 28, 2022, and February 28, 2021, respectively, primarily due to a decrease of $526,796 in revenues from clinical trial contracts, which were $660,343 in the earlier period and $133,547 in the later. The Company attributes this reduction to Covid-19, in that patients for clinical studies were reluctant to visit clinics or doctor’s offices, resulting in the early termination or cancellation of studies. Primarily due to the effects of the Covid-19 pandemic, revenues from cannabis-related educational classes and seminars decreased by $28,135, from $35,792 for the nine months ended February 28, 2021, to $7,657 for the nine months ended February 28, 2022, and franchise fees decreased from $15,789 for the nine months ended February 28, 2021, to $0 for the nine months ended February 28, 2022.

Operating Expenses

Operating expenses for the nine months ended February 28, 2022, and February 28, 2021, consisted of the following:

	Nine Months Ended February 28,
	2022	2021
General and administrative	$98,880	$70,439
Contract labor	397,216	190,513
Professional fees	108,911	72,338
Officer compensation	54,797	146,381
Rent and lease	60,353	61,109
Travel	8,501	30,757
Interest	45,665	553
Total operating expenses	$774,324	$572,092

Operating expenses, including interest expense, were $774,324 and $572,092 for the nine months ended February 28, 2022, and February 28, 2021, respectively. The increase in contract labor was due to adding staff to write, translate, and produce audiobooks, e-books, and online videos. Professional fees decreased due to the reduction of $36,316 in study fees due to Covid-19 causing a decrease in clinical trials, even though increases in auditing costs incurred principally in connection with the preparation of the Company’s audited financial statements for the year ended May 31, 2021, and legal expenses incurred in connection with the preparation of the registration statement of which this Prospectus is a part, as well in the preparation of reports that the Company filed with OTC Markets Group Inc. Officer compensation decreased because an officer left the Company and was not replaced. Travel decreased because of Covid-19 restrictions. Finally, interest increased because the Company borrowed money in the year ended May 31, 2022, to fund its operations, whereas borrowing was minimal during the year ended May 31, 2021.

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Other Income

In the nine months ended February 28, 2022, the Company recorded other income of $33,708 from the forgiveness of the PPP Loan.

Net Income (Loss)

Net loss for the nine months ended February 28, 2022, was $630,150, compared with net income of $54,322 for the nine months ended February 28, 2021, for the reasons set forth above in relation to income (loss) from operations and the effect of other income received in the nine months ended February 28, 2022.

Comparison of the Year Ended May 31, 2021, and the Year Ended May 31, 2020

The following table sets forth information from the consolidated statements of operations for the years ended May 31, 2021, and May 31, 2020.

	Year Ended May 31,
	2021	2020
Revenues	$761,737	$290,232
Cost of revenues	–	–
Gross profit	761,737	290,232

Operating expenses	921,045	853,369
Operating loss	(159,308)	(563,136)

Non-operating income (expense):
Other income	–	21,984
Net loss	$(159,308)	$(541,152)

Revenues

Revenues were $761,737 and $290,232 for the years ended May 31, 2021, and May 31, 2020, respectively, primarily due to an increase of $575,364 in revenues from clinical trial contracts, which were $84,979 in the year ended May 31, 2020, and $660,343 in the year ended May 31, 2021. Revenues from consulting fees decreased from $142,782 for the year ended May 31, 2020, to $0 for the year ended on May 31, 2021, due to the effects of the Covid-19 pandemic, and revenues from cannabis-related classes and seminars decreased by $6,359 from $44,799 for the year ended May 31, 2020, to $38,440 for the year ended on May 31, 2021.

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Operating Expenses

Operating expenses for the years ended May 31, 2021, and May 31, 2020, consisted of the following:

	Year Ended May 31,
	2021	2020
General and administrative	$100,281	$45,568
Contract labor	263,137	265,972
Professional fees	198,496	97,047
Officer compensation	211,312	180,241
Rent	72,244	90,235
Travel	31,230	62,365
Interest	44,343	3,101
Total operating expenses	$921,045	$853,369

Operating expenses were $921,045 and $853,369 for the years ended May 31, 2021, and May 31, 2020, respectively. Professional fees increased due to auditing costs incurred principally in connection with the preparation of the Company’s audited financial statements for the year ended May 31, 2021, and legal expenses incurred in connection with the preparation of the registration statement of which this Prospectus is a part, as well in the preparation of reports that the Company filed with OTC Markets Group Inc. Officer compensation increased because, prior to June 1, 2020, the Company’s officers were uncompensated. Travel decreased because the Company’s personnel were limited in their ability to travel after restrictions that were imposed because of the Covid-19 pandemic. Finally, interest increased from $43,001 in the year ended May 31, 2021, to $3,101 during the year ended May 31, 2020.

Net Loss

Net loss for the year ended May 31, 2021, was $159,308, compared with net loss of $541,152 for the year ended May 31, 2020, for the reasons set forth above in relation to loss from operations and the effect of other income received in year ended May 31, 2020.

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Liquidity and Capital Resources

As of February 28, 2022, the Company had $4,783 in cash and accounts receivable of $8,442. As of February 28, 2022, and May 31, 2021, the Company had negative working capital of $452,708 and $354,131, respectively. As of February 28, 2022, the Company had commitments of $7,170 for capital expenditures. The Company had cash in the amount of $_______ on the date of this Prospectus.

During the nine months ended February 28, 2022, the Company experienced negative cash flow from operations of $584,728 and recorded cash flow from financing activities of $548,192. Cash provided from financing activities increased from $178,915 for the nine months ended February 28, 2021, to $548,192 for the nine-month period ended February 28, 2022, primarily as the result of an increase in proceeds from the issuance of Common Stock to investors.

Since June 1, 2020, the Company has raised capital as follows:

•	In the years ended May 31, 2021, and May 31, 2020, the Company received $56,861 and $31,750 of PPP loans, respectively, under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), totaling $88,611. On April 12, 2022, the Company was notified that the earlier loan and the interest accrued thereon had been forgiven in full, subject to review by the SBA. The principal and interest forgiven have been recorded as non-operating income in the consolidated statement of operations for the nine months ended February 28, 2022.

•	In the years ended May 31, 2021, and May 31, 2020, the Company received SBA loans of $106,200 and $153,100, respectively, totaling $259,300.

•	In the years ended May 31, 2021, May 31, 2020, and the nine months ended February 28, 2022, the Company received $261,000, $53,955 and $532,500, respectively, from sales of its Common Stock to private investors, totaling $847,455.

The total capital raised from June 1, 2020, through February 28, 2022, amounting to $1,195,366, has been sufficient to meet the Company’s needs, in view of the fact that the Company incurred net losses of $630,150 during that period.

The Company believes that it will require $2,425,000 to attain the goals described under “Business Plan” and estimates that other capital needs, including operating costs of $975,000, legal/accounting costs of $200,000, overhead of $600,000 and a reserve for contingencies of $800,000 for the next two years, will approximate $2,575,000, totaling $5,000,000.

To the extent that capital needs cannot be met by revenue from operations, profits and the proceeds of the Offering, the Company will need to raise additional capital through the sale of debt or equity securities to public and private investors. There is no assurance that such funding will be available on acceptable terms or available at all, or that the Company will attain profitability. If the Company is unable to raise sufficient funds when required or on acceptable terms, it may have to reduce its operations significantly or discontinue them entirely. To the extent that funds are raised by issuing equity securities or securities that are convertible into the Company’s equity securities, its stockholders may experience significant dilution.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

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DESCRIPTION OF BUSINESS

History

China Infrastructure Construction Corp. was formed in the State of Colorado on February 28, 2003, as a limited liability company under the name Fidelity Aircraft Partners LLC. On December 16, 2009, it converted to a corporation under the name Fidelity Aviation Corporation, and on August 24, 2009, it changed its name to China Infrastructure Construction Corp. On February 28, 2018, the Company changed its name to Hippocrates Direct Healthcare, Inc. and on July 4, 2018, it resumed its present name.

From its inception to 2009, the Company was in the business of selling used aircraft parts and airframe components salvaged from non-flying jet aircraft. Beginning on October 8, 2009, the Company terminated that business and entered into concrete production in the Peoples’ Republic of China and Hong Kong through subsidiaries. From early 2012 to early 2015, no information about the Company is available, but the current management believes that the Company was dormant during that period. In February 2015, an independent investor obtained control of the Company. On July 25, 2016, the Company disposed of its subsidiaries and on January 6, 2017, transferred control of the Company to another independent investor. On February 5, 2018, control of the Company was acquired by a former member of its management. On December 20, 2019, the present management acquired control of the Company as a result of the PUI Merger.

Acquisition of Hippocrates

On December 17, 2017, the Company entered into an Agreement and Plan of Merger, by and among the Company, a wholly owned subsidiary of the Company and Hippocrates Direct Healthcare, LLC, a Texas limited liability company (“Hippocrates”), which was formed on September 17, 2017. On February 5, 2018, the subsidiary was merged with and into Hippocrates. Before this merger, the Company had no operations and no or nominal assets (a “Rule 144 Shell Company”). As a result of this merger, Hippocrates became the wholly owned subsidiary of the Company and the Company ceased to be a Rule 144 Shell Company. The business of Hippocrates (the “Hippocrates Business”), which was terminated on October 31, 2020, was concierge healthcare. For a more detailed description of the Hippocrates Business, see “Description of Business – Hippocrates Business.”

Acquisition of Pharmacology University Inc.

Pharmaceutical University Inc.(“PUI”) was incorporated in the State of Delaware on January 5, 2017, under the corporate name Canna-Pharmacology University Inc.; on March 15, 2017, its certificate of incorporation was amended to change its corporate name to Pharmacology University Inc. On December 20, 2019, PUI was merged with and into the Company, such that the shareholders of PUI received 4,875,000,000 shares of Common Stock and 2,000,000 shares of the Company’s Series A Convertible Preferred Stock (“Series A Preferred”) as merger consideration. The Company conducts the business acquired by this merger (the “Pharmacology University Business”) under the trade name Pharmacology University. The Pharmacology University Business is generally cannabis-related research and education. For a more detailed description of the Pharmacology University Business, see “Description of Business – Pharmacology University Business.” For a description of the interest of certain members of the management of the Company in this merger, “Certain Relationships and Related Party Transactions – Merger with Pharmacology University, Inc.”

Acquisition of Precision Research Institute

On March 31, 2019, the Company entered into the Alpha Research Business by acquiring all of the outstanding units in Precision Research Institute, LLC, a Texas limited liability company (“PRI”), which was formed on May 18, 2016, from the Company’s then president. On August 20, 2020, PRI was merged with and into the Company. The Company conducts the Alpha Research Business under the trade name Alpha Research Institute. For a detailed description of the Alpha Research Business, see “Description of Business – Alpha Research Business.”

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Businesses

Until October 31, 2020, the Company had three lines of business, namely, the Pharmacology University Business, the Alpha Research Business and the Hippocrates Business. Its vision is to provide superior services to its customers, while adhering to its core values of integrity, respect, compassion, inclusiveness, social responsibility, excellence and innovation.

Pharmacology University Business

The Cannabis Industry

The cannabis industry is fast-growing, increasingly complex, and rapidly changing. The Company believes that the growing cannabis industry in numerous U.S. states and other countries represents a significant market opportunity for the Pharmacology University Business, as persons involved in the industry need the educational and other services that it furnishes, as more fully described below.

The regulated cannabis industry, including medicinal and recreational use, is experiencing rapid growth. According to Arcview Market Research and BDS Analytics’ latest “State of Legal Cannabis Markets” report, total legal spending on medical and adult-use cannabis in the United States reached an estimated $12.2 billion in 2019, an increase of 34% over a total of $9.1 billion in 2018. Legal spending in the United States is forecast to reach over $31.1 billion in 2024, rising at a compound annual growth rate of nearly 23% from the 2018 total. The worldwide legal cannabis industry generated an estimated $14.9 billion in 2019, up 45.7% from 2018, which saw a 17% growth to $10.2 billion. The report also notes that with pending international legislative decisions on Mexico’s adult-use market and Germany’s medical market, total legal sales outside of the U.S. and Canada could rise from $517 million in 2018 to $5.4 billion in 2024, representing a compound annual growth rate of 47.7%.

The rise in the legalization of cannabis in various countries is one of the key factors driving market growth. The use of cannabis for medical purposes is gaining momentum worldwide owing to recent legalization in many countries. Medical cannabis is used to treat many diseases, such as cancer, arthritis, and neurological disorders, such as anxiety, depression, epilepsy, Parkinson’s disease and Alzheimer’s disease.

The high prevalence of cancer is expected to be one of the factors driving the demand for legal cannabis. For instance, according to the World Health Organization (WHO), cancer is the second leading cause of death worldwide and was responsible for about 8.8 million deaths in 2015. In addition, the growing disease burden of chronic pain and significant side effects associated with opioid usage is expected to drive the demand for medical cannabis, which has proved to be a potent product for chronic pain management. The Company believes that these and other applications will lead to increased demand.

The 2018 Farm Bill in the U.S. created an opportunity for hemp-derived cannabidiol (CBD) products in retail and pharmaceutical channels. Also, many countries, including Canada, China, Italy, Australia, and South Korea, have legalized hemp for growth and export. In the United States, CBD is widely available from retailers, including online, drug and convenience stores, natural products, beauty, grocery, and pet stores. According to the Grand View Research Industrial Hemp Market Analysis, the global CBD market was valued at $4.6 billion in 2018 and is expected to grow at a CAGR of 22.2% from 2019 to 2025. Additionally, the global industrial hemp market size was estimated at $4.71 billion in 2019 and is expected to show a revenue-based compound annual growth rate of 15.8%.

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A recent CBS News poll found that 88% of Americans support the legal use of medical cannabis when recommended by a doctor. Sales in the cannabis industry are projected by Cannabis Business Daily to be $15.5 billion and $20.3 billion in 2020 and 2021, respectively and sales could be as high as $37 billion in 2024. The size of the industry was only $3.4 billion industry in 2015. Sharp sales increases in recently launched medical cannabis programs – as well as continued gains in adult-use markets – are expected to fuel much of the industry’s growth over the coming years. The Company believes that this is due to many factors, including:

•	Expanding Legalization of Cannabis: The medical use of cannabis is now legal in 37 states and the District of Columbia and 18 states and the District of Columbia have either legalized or decriminalized its recreational use. Despite a conservative political environment in Washington, D.C., support for cannabis legalization appears to be rapidly growing: according to a Gallup Poll conducted in November 2020, 66 percent of United States adults support the legalization of cannabis in the United States, exceeding the 64% to 66% range seen from 2017 to 2019. Nevertheless, the sale and possession of cannabis are illegal under federal law, although the Company believes that the DOJ is not prioritizing the prosecution of businesses that comply with state laws.

•	Market Size: According to a 2018 report of the Substance Abuse and Mental Health Services Administration, 43.5 million Americans above the age of 12 used cannabis in that year; monthly use was 27.7 percent.

The Company believes that the anticipated growth of the cannabis industry offers it opportunities for it to expand. The industry requires skilled and educated cannabis professionals in order to operate.

Overview of the Pharmacology University Business

Through the Pharmacology University Business, the Company provides knowledge and promotes professionalism in the rapidly growing worldwide cannabis industry through education in and research about the medical properties and healing virtues of this substance. The Company does not cultivate, sell or distribute cannabis or cannabis-infused products and has no plans to do so. Pharmacology University is not an institution of higher education, is not chartered, regulated or accredited by any governmental or private agency and does not offer training that qualifies recipients to become pharmacists or pharmacologists.

The Pharmacology University Business and its prospects depend on the growth of the cannabis industry and the need for experienced, educated professional persons to lead and grow that industry ethically and responsibly in the United States and other countries where the Company’s activities are legal. While the Company embraces the legal cannabis industry generally, its primary focus is on educating cannabis industry workers and leaders and scientific research and development of hemp and cannabis for medicinal and commercial applications. One of the Company’s most important assets is the close relationship of its personnel to, and cooperation with, law enforcement agencies in the locations where it does business. Police agencies in several countries have appeared as guest speakers at the Company’s cannabis seminars.

In the United States, the Company has conducted instructional seminars and cannabis classes in the states of Texas, Arkansas, Florida, Illinois, Missouri, Oklahoma and Georgia, as well as Puerto Rico, and is planning to do likewise in the remaining states. The Company has operations in Mexico, Peru, Ecuador, Columbia and the Dominican Republic. It plans to expand into Argentina, Chile, Brazil, Panama and other Latin American countries where its activities are lawful.

Presently, because of the Covid-19 pandemic, the Company is conducting no classroom teaching or seminars, but intends to resume these activities as the abatement of the pandemic permits.

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The Company has offered, and after the abatement of the pandemic, intends to offer, opportunities for learning, discovery and engagement to students, doctors, scientists, entrepreneurs and others in a real-world setting. The Company offers a full range of educational programs at all levels and pursues a broad agenda of research, innovative and creative activities and builds partnerships with other educational institutions, community organizations, government agencies and the private sector in many jurisdictions, including Jorge Tadeo Lozano University in Bogota, Cartagena, and Santa Marta, Colombia; Clayton State University, Atlanta, Georgia; Autonomous University of Santo Domingo, Dominican Republic; EUFLORIA Medical Cannabis Dispensary, Tulsa, Oklahoma; the Polytechnic University of Puerto Rico in San Juan, Dispensarios 420, Puerto Rico; Cannapolis Scientific Farm in Colombia; Hemp Ecuador in Ecuador.

Educational Services

The Company has offered, and after the abatement of the pandemic, intends to offer, multilevel educational services to entrepreneurs, medical and legal professionals, cultivators, dispensary technicians, manufacturers, patients and others who desire to participate in the cannabis industry or who are otherwise interested in cannabis. These services include:

•	Continuing medical education courses for physicians

•	Continuing legal education courses for attorneys

•	Certification courses for physicians

•	Certification for industry workers

•	General education seminars

•	On-site training

These courses cover all aspects of the medical cannabis industry. For the general public, they focus on the history of cannabis, its medicinal value, dispensary concepts, legal issues and ethics, production, growing and extracts, security, operations and economics. For doctors, our courses and seminars cover subjects such as medicinal uses of cannabis, the biochemistry of cannabis, functions of the endocannabinoid system, pharmacology, cannabis use and abuse, and administration and dosage of cannabis medications. The cultivation course focuses on germination, cultivation practices, cloning, growth stages and harvesting, drying and curing, and the manufacturing course covers the chemical composition of cannabis plants, extraction of oils, laboratory practices, the manufacture of cannabis products and marketing. Overall, we have certified and graduated several thousand students in our courses in the United States, Puerto Rico and Colombia.

Courses are taught and seminars are led by degreed professionals, university professors, and industry experts with at least two years of commercial experience in the particular subject. For example, the cultivation course might be taught by a professor of horticulture, an individual with an M.S. degree in agriculture, or a master grower with three years’ experience growing crops of at least 500 plants. Before the Covid-19 pandemic, classes were usually held at local colleges and universities in classrooms with projectors, screens and microphones. Among these colleges and universities were the University of Texas, Houston; Texas Women’s University; University of Oklahoma; Oklahoma State University; Clayton State University, Atlanta; Polytechnic University, San Juan; Texas A&M University; and Jorge Tadeo Lozano University in Bogota, Cartagena, and Santa Marta, Colombia.

Students learn of Pharmacology University through its website, social media, various ticket venues, and local cannabis groups. Upon successful completion of a course of study, students receive a certification of completion to indicate they are certified to work in the relevant field. A 130-hour course lasting a semester was available at the University of Tadeo in Colombia and the students who completed it received a certificate entitled “Diplomado en Cannabis.” In addition, CME and CLE credits were available for doctors and lawyers taking the classes.

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We were the first company approved by the Department of Health of the Commonwealth of Puerto Rico as a provider of all training certifications, including medical education, agriculture and manufacturing education, dispensary education, and others in the medicinal cannabis industry.

Since the advent of the Covid-19 pandemic, all of our classrooms and public venues were forced to close. We also canceled all travel plans to further our expansion. To meet this pandemic, we created online courses. We currently have more than 100 videos available online in English, Spanish, Portuguese, Italian and Arabic and we plan to add other languages. Additionally, we have used Zoom to hold virtual classes to teach students and be able to respond to their questions in real-time during the courses. However, revenue received from online courses has not replaced the revenue that we believe that we would have generated if our classrooms and public venues had remained open. The Company intends to resume its former courses and add new courses as theCovid-19 pandemic abates.

Digital Products

As a result of the Covid-19 pandemic, which made classroom education impossible, Pharmacology University has focused on the production of educational materials for sale on on-line platforms (including those operated by Amazon, Zinio, Apple, Walmart/Kobo, Barnes & Noble and Google Books), which maintaining its relationships with academic venues where it expects to resume classroom teaching when the pandemic abates (including ICESI, TADEO and UTB). It is also focusing on entering into subscription and commercial agreements with universities and e-commerce platforms.

We have published 50 cannabis-related eBooks in five languages, have produced videos to offer online and have recorded over 13,000 minutes of audio in 5 languages. We have also engaged artificial intelligence services to generate translations of these materials in up to 100 additional languages; while this activity has resulted in increased expenses, while producing minimal revenue and no profit, we believe that it will become profitable and will be a significant segment of our business.

We have aimed to publish our educational content on different marketplaces that host products in different languages that are well established and known all around the world. We work with platforms from Brazil, Spain, England, Mexico, Canada, the United States, Germany, and more. We currently have four types of products published on different platforms:

•	E-Books: We publish fifty titles in Spanish, English, Portuguese, Italian, and Arabic on Amazon, Kobo and Google Books. In addition, Smashwords distributes our content on Barnes & Noble, Apple, Baker & Taylor's Axis 360, OverDrive, Scribd, cloudLibrary, Gardners Extended Retail, Odilo and Gardners Library.

•	Audiobooks: Findawayvoices distributes our content on 3Leaf Group, Axiell, Baker & Taylor, Bibliotheca, Bidi, EBSCO, Follett, hoopla, LOL, dilo, Overdrive, Perma-Bound, Ulverscroft, and Wheelers, as well as on 24symbols, Anyplay, Apple, Audiobooks.com, AudiobooksNow, AudiobooksNZ, BajaL, BingeBooks, Bokus Play, Bookmate, Chirp, Cliq, Downpour, eStories, Google Play, Hummingbird, Instaread, Leamos, Libro.FM, Milkbox, Nextory, NOOK, Scribd, and Ubook.

•	Video courses: We publish 161 titles on Amazon (6 courses), Sympla (17 courses), Teachlr ( 62 courses), Edusity ( 13 courses), Simplivlearning (16 courses), Alugha (40 courses), Aprendum (4 courses), and Unihance (105 courses).

•	Cannabis Worlds. We publish Cannabis World, our digital magazine, on Google books (25 issues in five languages), Zinio ( 25 issues in Spanish and English), Pocketmags ( 25 issues in English) and Magzter (25 issues in five languages).

The Company believes that the amount and scope of its digital products exceeds those offered by any of its competitors in cannabis-related education.

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Franchising

•	We have offered, and after the abatement of the pandemic, intend to offer, our educational programs to franchisees worldwide. A franchisee purchases the right to provide our courses in its particular city. In addition to an initial franchise fee, a franchisee pays us a 10% franchise fee and a 2% advertising fee on all gross sales. We assist in creating and registering a franchisee’s business identity; developing and activating its websites; creating its social media platforms; providing it with marketing plans; assisting in finding venues for their classes; explaining how to find qualified instructors; providing PowerPoint presentations as well as books for students and instructors; and providing one week of one-on-one training relating to the operation of the franchise. In addition, we provide one month of marketing assistance. Prior to the Covid-19 pandemic, we had four franchisees that produced revenue of $28,202 and $34,000 in the years ended May 31, 2021, and May 31, 2020, respectively, but as a result of the pandemic, we are receiving no revenue from these franchisees because they are unable to operate.

Consulting

We have offered, and after the abatement of the pandemic, intend to offer, consulting services that consist of assisting persons or companies that wish to obtain a license to enter the legal cannabis marketplace. The cost of these services is based on the nature of each assignment. These services may include:

•	creating and presenting advertising material for campaigns in traditional and digital media, including publicity strategy, campaign creation, design of flyers, advertising social networks, newspapers and magazines and creation of audiovisual content.

•	consulting services to entrepreneurs who are considering entering the cannabis industry, manufacturers and growers, including preparation of business plans, guidance in business structure, guidance in seeking investment, preparation of license and other applications and development of operating procedures.

We have provided consulting services in many states and Puerto Rico and have assisted in obtaining over 40 licenses for our clients for dispensaries, cultivation, manufacturing and a full analytical laboratory.

Business – Alpha Research Business

Through the Alpha Research Business, based in Houston, Texas, the Company offers specialized services in all therapeutic areas of clinical trials and has conducted over 20 clinical trials. These trials have included drugs relating to diseases in the areas of asthma, allergies, renal disorders, neurology disorders, cardiac and vascular disorders, nutrition/metabolism, obstetrics/gynecology, dermatology, oncology, ophthalmology, orthopedics, gastroenterology, psychiatric disorders, infectious diseases, pulmonary and respiratory diseases, urology and Covid-19, as well as devices for orthopedic and cardiovascular problems. Our clients have included Sponsors such as Pfizer Inc., Merck & Co, Inc., Shionogi & Co., Ltd., Medtronic plc, Novartis, GlaxoSmithKline plc, Gilead Sciences, Inc. and Johnson & Johnson, and CROs, such as PPD, Inc., Icon plc, Parexel, PRA Health Sciences, Inc., Covance, IQVIA Holdings Inc. and Medpace Holdings, Inc.

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Clinical trials are a method of clinical research designed to evaluate and test new drugs or devices and are typically conducted in four phases, each of which has a different purpose and helps scientists answer different questions.

•	Phase I. Researchers test an experimental drug or treatment in a small group of people for the first time. The researchers evaluate the treatment’s safety, determine a safe dosage range, and identify side effects.

•	Phase II. The experimental drug or treatment is given to a larger group of people to ascertain whether it is effective and to evaluate its safety further.

•	Phase III. The experimental study drug or treatment is administered to large groups of people. Researchers confirm its effectiveness, monitor side effects, compare it to commonly used treatments, and collect information that will allow the experimental drug or treatment to be used safely.

•	Phase IV. Post-marketing studies, which are conducted after a treatment is approved for use by the FDA, provide additional information, including information relating to treatment, risks, benefits and best use.

Clinical trials are conducted by Sponsors or CROs. The Company will contract with a Sponsor or CRO to provide services in connection with a clinical trial after it has provided information respecting its ability to provide them and after a visit by the Sponsor or CRO to our facilities to confirm our ability to conduct the trial and to establish communications procedures. After further measures, which include establishing a budget and providing additional information about the Company and a second visit to our facilities, we will enter into a contract with the Sponsor or CRO, which will issue a “Site Activation Letter.” When we receive this letter, we begin enrolling volunteer test subjects.

The Company’s facilities are equipped with examination and blood drawing rooms, secure storage for investigational medication and study-related equipment. The Company employs only clinical research coordinators (“CRCs”) with at least five years of experience. CRCs are involved in supervising drug trials and medical research, which involves recruiting patients for medical and drug trials and screening them to assure that they meet the guidelines of the trial, as well as following good clinical practice, overseeing the progress of the clinical trial and ensuring that it is properly conducted, recorded, and reported.

The recruitment of subjects from minority, rural and economically disadvantaged groups is important to clinical trials because the benefits and risks of new drugs with respect to them may differ from other groups due to genetic, environmental and other factors. To enhance such recruitment, the Company has worked with community organizations, churches, social services and public agencies and has provided transportation services.

The Alpha Research Business is staffed by six personnel responsible for regulatory and Investigational Review Board (“IRB”) processes and a staff of two auditors. An IRB is an independent body required by federal regulation, comprising medical, scientific, and nonscientific members, the responsibility of which is to ensure the protection of the rights, safety, and well-being of human subjects involved in a clinical trial. An IRB reviews, approves and provides continuing reviews of the clinical trials, protocols, amendments, methods and materials to be used in obtaining and documenting informed consents from the trial subjects.

We employ more than 20 full- or part-time principal investigators, who are physicians and prepare and perform or oversee clinical trials, analyze the resulting data and report the results of a trial to the Sponsor or CRO. They usually conduct clinical trials in conjunction with their medical practices. Our professional employees are encouraged to keep up to date on good clinical practices and regulations relating to clinical research.

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Alpha Research obtains customers in three ways:

•	Recruitment websites. On these websites, we search for trials that are within our competence and contact the related Sponsors or CROs, providing relevant information about ourselves, who will respond if they are interested in our services. The Sponsor or CRO will consider entering into a contract for the study only after it has met with our personnel and has visited our facilities, and if the Sponsor or CRO is satisfied that we can conduct the trial and comply with the terms of its contract, which, as indicated above, are complex. Even then, the Sponsor or CRO may award the contract to a firm that it considers better qualified.

•	Sponsor or CRO websites. The process is similar to that described above for recruitment websites.

•	Personal contact.

Alpha Sleep and Fertility Center

In July 2022, the Company opened AFSC, which serves Houston-area patients who are interested in improving their sleep quality and enhancing their physical and mental well-being. The Sleep Center utilizes state-of-the-art equipment. Its goal is to assess, diagnose, and treat sleep problems and provide patients with convenient and flexible care.

AFSC is intended as a one-stop source for patients’ sleep disorder needs. The Sleep Center is overseen by Dr. Esteban Berberian, who is primary care physician and board-certified internal medicine physician. Working with Dr. Berberian are our registered sleep specialists, many of whom are Registered Polysomnographic Technologists (“RGSPTs”). RGSPTs are health care professionals certified by the American Board of Sleep Medicine (the “ABSM”) who clinically assess patients with sleep disorders. The ABSM is a nonprofit organization that certifies physicians, PhDs, specialists, and technologists in the specialty of sleep medicine.

Millions of Americans suffer from sleep disorders, resulting in poor quality and a limited quantity of sleep that significantly interferes with their overall functioning. These disorders include insomnia, obstructive sleep apnea, excessive daytime sleepiness and cataplexy (narcolepsy), restless leg syndrome (RLS), REM sleep behavior disorder and snoring. Sleep disorders can cause sexual problems, such as loss of libido and erectile dysfunction, and there is a high correlation between sleep disorders and irregular menstrual cycle or premenstrual symptoms and infertility in women and low testosterone in men.

Sleep-related disorders are a nationwide problem, according to the American Academy of Sleep Medicine:

•	about 30 percent of adults have symptoms of insomnia and about 10 percent of adults have insomnia that is severe enough to cause daytime consequences.

•	about 26 percent of adults between the ages of 30 and 70 years have sleep apnea.

•	about 2 percent of adults suffer from RLS.

•	about 1 percent of people have narcolepsy and REM sleep behavior disorder.

AFSC acquires patients through referrals and marketing efforts.

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The development of AFSC is in its early stages. It is leasing space and equipment in two locations as needed. Its staff is being hired on a part-time basis until our patient load is sufficient to support full-time staffing. The current staff comprises a medical director, who has general oversight of AFSC, a polysomnographic technologist, who performs diagnostic procedures (“sleep studies”), a Sleep Board registered physician and a Registered Sleep Tech Scorer, who evaluates, interprets and scores sleep studies, and an office manager who it shares with PRI. Our staff works for us only when we have patients. We believe that our staff, space and equipment are adequate for the current operations of AFSC.

Our goal is to expand our existing facility to be capable of performing sleep tests for 20 patients per month, with a view, as patient load increases, to opening a second facility having a larger capacity and a complete laboratory. The staffing described above would be increased to include a director of business operations and a receptionist.

When a patient is referred to AFSC for testing, it may perform an at-home sleep test, which monitors a patient’s breathing, oxygen levels, and breathing effort. If the at-home test indicates further testing, or if AFSC determines that at-home testing would not be useful, it will perform a sleep study (“polysomnography”), which is a comprehensive test used to diagnose sleep disorders by monitoring sleep stages and cycles to identify if or when they are disrupted and why. This test records a patient’s brain waves, blood oxygen level, heart rate, breathing rate and eye and leg movements.

Polysomnography may be performed at a sleep disorder unit in a hospital or a sleep center. In a typical test, a patient arrives in the evening and stays overnight. The test is performed in a dark and quiet room with a bed and a bathroom, and is equipped with a low-light video camera so that the polysomnography technologist can observe the room when lights are extinguished. After a patient prepares for sleep, a technologist attaches sensors to the patient’s scalp, temples, chest and legs and an oximeter to his finger or earlobe; these devices are connected to a computer, which records data indicating his sleep patterns during the night. While the patient sleeps, a technologist observes the video and monitors his brainwaves, eye movements, heart rate, breathing pattern, blood oxygen level, body position, chest, abdominal and limb movement, and snoring. If sleep apnea is being treated, the technician may have the patient try a positive airway pressure machine or other device that delivers a constant stream of air that keeps his airway passages open while sleeping.

The information gathered during polysomnography is evaluated first by a polysomnography technologist, who uses the data to chart sleep stages and cycles. The measurements recorded during the polysomnography provide information about a patient’s sleep patterns. For example:

•	Brain wave activity and eye movements during sleep can help to identify disruptions in the stages that may occur due to sleep disorders such as narcolepsy and REM sleep behavior disorder.

•	Abnormal variations in heart and breathing rate in blood oxygen may suggest sleep apnea.

•	Correct settings for positive airway pressure machines or oxygen if prescribed.

•	Frequent leg movements that disrupt sleep may indicate periodic limb movement disorder.

•	Other unusual movements or behaviors during sleep may indicate REM sleep behavior disorder or another sleep disorder.

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A report is generated, reviewed for accuracy, scored and given to the doctor who will diagnose the sleep disorder. After diagnosis, the following therapies are offered:

•	Continuous positive airway pressure (CPAP). If a patient has moderate to severe sleep apnea, he may benefit from using a machine that delivers air pressure through a mask while asleep.

•	Other airway pressure devices. An airway pressure device that automatically adjusts while a patient sleeps (auto-CPAP) is available. Units that supply bilevel positive airway pressure (BPAP) also are available. These provide more pressure when a patient inhales and less when he exhales.

•	Oral appliances. Oral appliances are designed to open a patient’s throat by bringing your jaw forward, which can sometimes relieve snoring and mild obstructive sleep apnea.

•	Supplemental oxygen. Using supplemental oxygen while a patient is asleep may help if he has central sleep apnea.

•	Adaptive servo-ventilation (ASV). This more recently approved airflow device learns a patient’s normal breathing pattern and stores the information in a built-in computer.

Hippocrates Business

The Hippocrates Business provided concierge healthcare services. From its inception, it did not provide sufficient revenue and was discontinued on October 31, 2020.

Description of Property

The Company leases premises of approximately 4,500 square feet located at 6201 Bonhomme Road, Suites 460S and 466S, Houston, Texas. The lease provides for a base rent of $3,381.96 per month, increasing to (i) $3,529 per month on July 1, 2020, (ii) $3,676 per month on July 1, 2021, and (iii) $3,823 per month on July 1, 2022, subject to CPI increase. The lease expires on June 30, 2023. The leased space is shared by PUI, Alpha Research Institute and AFSC.

In addition, two of the Company’s officers lease 1,400 square feet in Houston, Texas, at 1625 Main St, Houston, Texas, under a lease the term of which commenced on February 29, 2020, and will expire on September 30, 2022, at a rent of $3,449 per month; these officers have made a portion of these premises available to the Company for use as office space, for which the Company pays them $2,817 per month.

Legal Proceedings

The Company has not been and is not a party to any litigation and is not aware of threatened litigation.

Off-Balance Sheet Arrangements

We have no off-balance-sheet arrangements.

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MANAGEMENT

The following table presents information with respect to our officers and directors:

Name	Age	Position
Dante Picazo	66	Chief Executive Officer and Director
Henry Levinski	70	Vice President and Director
Jose Torres	63	Secretary and Director

Each of our directors serves until his death, resignation or removal or until his successor is elected and qualified. Each of our officers is elected by the Board to a term of one year and serves until his successor is duly elected and qualified, or until he dies, resigns or is removed. Members of the Board receive no compensation for their services as such.

Biographical Information Regarding Officers and Directors

Dante Picazo

Mr. Picazo has been the chief executive officer and a director of the Company since the merger of PUI into the company on December 19, 2019, and was the co-founder of PUI, serving as one of its directors and as its chief executive officer and president from its incorporation in 2009 to that merger.

He has 45 years of experience in operating and growing from concept to profitability, originating marketing and branding efforts, leading to initial public offerings for three companies.

He graduated from Cornell University School of Hotel Administration in Ithaca, N.Y., and is fluent in three languages.

Mr. Picazo’s control of the Company through his ownership of its capital stock, together with his knowledge of the Pharmacology University Business and his extensive experience in international business and finance, led to the conclusion that he should serve as a member of the board.

Henry Levinski

Mr. Levinski has served as treasurer and a director of the Company since the merger of PUI into the company on December 19, 2019, and was the co-founder of PUI, serving as one of its directors and its chief executive officer from its incorporation in 2009. He has over 40 years of experience in operations, marketing, purchasing and training.

Mr. Levinski’s knowledge of the Pharmacology University Business, together with his prior experience, led to the conclusion that he should serve as a member of the board.

Jose Torres

Dr. Torres has served as a director and national medical director of the Company since the merger of PUI into the company on December 19, 2019. He served in like positions with PUI until the merger. He is board-certified in General medicine, internal medicine and an Anti-aging medicine Specialist with 35 years of medical practice experience.

He received his medical degree from the Autonomous University of Guerrero in Chilpancingo, Guerrero, Mexico, and completed a residency in internal medicine residency at Caguas Regional Hospital in Puerto Rico. He is certified in urgent care and by World Link Medical. He is a Member of the American College of Physicians, the Puerto Rico College of Physicians and the American Academy of Cannabinoid Medicine. He is an expert in the medical uses of cannabis and is involved in research respecting its use in treating several medical conditions, including sleep disorders, pain management, treatment of nausea and vomiting associated with cancer and chemotherapy, asthma and other bronchial ailments, and decreased libido.

Mr. Torres’ experience with the medicinal use of cannabis and with sleep disorders led to the conclusion that he should serve as a member of the board.

43

EXECUTIVE COMPENSATION

Compensation of Officers

The following table sets forth information concerning all compensation awarded to, earned by, or paid to our principal executive officer and our two most highly compensated executive officers other than the principal executive officer who were serving as such on May 31, 2022, for the fiscal years ended May 31, 2022, and May 31, 2021.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Dante Picazo	2021	22,500	–	–	–	–	–	–	22,500
CEO	2020	5,000	–	–	–	–	–	–	5,000
Henry Levinski	2021	24,000	–	–	–	–	–	–	24,000
VP	2020	16,200	–	–	–	–	–	–	16,200

Compensation Discussion and Analysis

The Company has determined the amount paid as salary to the persons named in the above table based on the Company’s ability to pay. The Company believes that these salaries are lower than those that these persons could earn in equivalent positions in other companies and that these persons have elected to receive these salaries and remain with the Company because of their equity positions in the Company, their belief in the prospects of the Company and intangible reasons of which the Company may not be aware. In the case of Mr. Levinski, the Company has provided additional compensation in the form of shares of Common Stock. The Company believes that it needs to be able to provide competitive compensation to these persons, as well as persons that it hires in the future, but will not be able to do so until it can generate materially increased revenue. Until then, the Company is subject to the risk that one or more of these persons will seek employment elsewhere. The Company has adopted its 2022 Equity Incentive Plan (see “Incentive Plan”) and may explore the adoption of plans that will enable it to reward and retain the loyalty of these and other employees through awards of share-based compensation, such as stock options, restricted stock and restricted stock units.

44

Incentive Plan

General Information

On July 20, 2022, the Board adopted, and the shareholders approved, the 2022 Equity Incentive Plan (the “Incentive Plan”), which provides for the grant of stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, and performance awards to directors, officers, employees and consultants (“Grantees”). The Incentive Plan is administered by the Board, which has the authority, among other things, to select eligible persons to receive awards and determine the terms of awards.

The Company will recognize as share-based compensation expense all share-based payments to Grantees over the requisite service period (generally the vesting period) in its consolidated statements of income based on the fair values of the awards that are ultimately expected to vest. As a result, for most awards, recognized share-based compensation expense will be reduced for estimated forfeitures prior to vesting, primarily based initially on the judgment of management and thereafter, estimated forfeitures will be reassessed in subsequent periods based on facts and circumstances. We will satisfy exercises and issuances of vested awards with issuances of Common Stock from a reserve of 600,000,000 shares of Common Stock. As no awards were made under the Incentive Plan during the periods covered by the consolidated financial statements included in this Prospectus, no expense for share-based compensation was recorded therein.

The Company adopted the Incentive Plan because it believes that long-term incentives for Grantees will be a significant factor in generating returns for its shareholders based upon the Incentive Plan’s ability to focus on long-term performance. By providing Grantees with opportunities to acquire a meaningful equity stake in the Company, it can better align their interests with those of its shareholders and create value for them.

The Company expects to make periodic awards to its executive officers, employees and consultants, as well as awards in connection with promotions or new hires, the occurrence of significant events or as awards intended to promote retention.

Awards will generally be subject to time- or performance-based vesting over periods determined by the Board. Performance-based goals will be determined by the Board. We believe that performance-based awards will encourage Grantees to achieve key strategic objectives and maximize value creation for our shareholders.

The completion of the Offering will not result in acceleration of vesting of any awards.

Provisions of the Incentive Plan

The following is a description of the material terms of the Incentive Plan, which is not a complete description and is qualified in its entirety by reference to the Incentive Plan, which is filed as an exhibit to the registration statement of which this Prospectus is a part.

Authorized shares. Subject to adjustment in certain events, the maximum number of shares of Common Stock that may be issued in satisfaction of awards is 600,000,000. As of the date of this Prospectus, no awards had been granted.

Eligibility. The Board may select participants from among employees and directors of and consultants to the Company.

Types of awards; vesting. The Incentive Plan provides for various awards, including incentive stock options (“ISOs”), nonstatutory stock options, stock appreciation rights, restricted and unrestricted stock and stock units, performance awards and cash. The Board has the authority to determine the vesting schedule applicable to each award and to accelerate the vesting or exercisability of any award.

45

Termination of awards.

Unless otherwise provided in an award agreement, upon termination of employment or service, a participant’s options and SARS will terminate and the participant shall have no further right, title or interest therein, the shares of Common Stock subject thereto or any consideration in respect thereof. If employment or service terminates otherwise than for cause, the Participant may exercise his Option or SAR to the extent vested, but only within the following period or, if applicable, such other period provided in the Award Agreement.

Except as otherwise provided in the Award Agreement or other written agreement, if a Participant’s continuous service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the participant under his restricted stock award that have not vested as of the date of such termination as set forth in such agreement and (ii) any portion of his RSU award that has not vested shall terminate upon such termination and he shall have no further right, title or interest in the RSU award, the shares of Common Stock issuable pursuant thereto the RSU Award or any consideration in respect thereof the RSU.

Except as provided in an award agreement, in the event of a dissolution or liquidation of the Company, outstanding awards (other than those consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company, provided that the Board may cause some or all expired or terminated Awards to become fully vested, exercisable or no longer subject to repurchase or forfeiture before the dissolution or liquidation is completed but contingent on its completion.

Transferability.

Options and SARs may not be transferred to financial institutions for value and the Board may impose such additional limitations on the transferability of an option or SAR as it determines. In the absence of any such determination, the following restrictions shall apply (provided that, except as explicitly provided in the Incentive Plan, an option or a SAR may not be transferred for consideration and, if an option is an ISO, it may be deemed to be a nonstatutory stock option as a result of such transfer):

An option or SAR shall not be transferable, except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a participant only by him (provided that, in certain cases, the Board may permit the transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

Subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized officer, an Option or SAR may be transferred pursuant to a domestic relations order.

Corporate transactions. In the event of certain corporate transactions (including merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure), the Board shall appropriately and proportionately adjust (a) the class or classes and the maximum number of shares of Common Stock subject to the Plan, (b) the class or classes and the maximum number of shares that may be issued pursuant to the exercise of ISOs and (c) the class or classes and the number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards.

46

Acceleration. The Board may accelerate the time at which an award may first be exercised or the time during which an award or any part thereof will vest.

Change in control. In the event of a change in control of the Company (as defined in the Incentive Plan), the Board shall have discretion (i) settle awards for an amount of cash or securities equal to their value, where in the case of options and SARs, the value of such Awards, if any, shall be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Board, (ii) arrange for the surviving corporation or acquiring corporation (or its parent company) to assume or continue the award or to substitute a substantially similar award, (iii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the award to the surviving corporation or acquiring corporation (or its parent company), (iv) modify the terms of awards to add events, conditions or circumstances (including termination of employment within any specified period after a change in control) upon which the vesting of such awards or lapse of restrictions thereon shall accelerate or deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue after closing, (v) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to awards, (vi) cancel or arrange for the cancellation of awards, to the extent not vested or not exercised prior to the effective time of the change in control, in exchange for such cash consideration, if any, as the Board may consider appropriate, or(vii) provide that, for at least 20 days prior to the change in control, any Options or SARs that would not otherwise become exercisable prior thereto shall be exercisable as to all shares of Common Stock subject thereto, contingent upon and subject to the occurrence of the change in control, and that any options or SARs not exercised prior to the consummation of the change in control shall terminate and be of no further force and effect as of the consummation thereof.

Amendment and termination. The Board may amend the Incentive Plan or outstanding awards, except that it may not materially impair the rights and obligations under any award except with the written consent of the affected participant.

Retirement, Resignation or Termination Plans

We have or sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our company or as a result of a change in the responsibilities of an executive following a change in control of our company.

Pension Benefits

The Company has no plans under which retirement payments and benefits, or payments and benefits that will be provided primarily following retirement, may be or have been or may be paid.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The Company has no defined contribution or other plan that provides for the deferral of compensation.

Potential Payments upon Termination or Change-in-Control

The Company is not a party to any contract, agreement, plan or arrangement, whether written or unwritten, that provides for payment to any of its executive officers at, following or in connection with any termination, including without limitation resignation, severance, retirement or constructive termination, or a change in control of the Company or a change in any of their responsibilities.

Compensation of Directors

Our directors receive no compensation in their capacities as such.

47

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Merger with Pharmacology University, Inc.

On December 19, 2019, Pharmacology University, Inc., a Delaware corporation (“PUI”), with and into the Company pursuant to an Agreement and Plan of Merger, dated as of November 7, 2019, under which PUI was merged with and into the Company (the “PU Merger Agreement”). Pursuant to this agreement, the Company issued 4,595,467,025 shares of Common Stock to the former holders of the common stock of PUI and also issued 2,000,000 shares of its Series A Preferred to Dante Picazo, who became the Company’s chief executive officer president upon the closing of the PU Merger Agreement. As a result of these issuances, Mr. Picazo acquired sole control of the Company.

On January 5, 2020, the Company issued 50,000,000 shares of Common Stock to Henry Levinski, a director and vice president of the Company in consideration of his employment. These shares had a market value of $5,000 on the date of their issuance.

On January 5, 2020, the Company issued 40,000,000 shares of Common Stock to Jose Torres, a director and secretary of the Company, in consideration of $40,000. Based on the closing price for the Common Stock on January 3, 2020, which was the most recent date on which it was traded, these shares had a market value of $8,000.

Dante Picazo and Henry Levinski, two of the Company’s officers, lease 1,400 square feet in Houston, Texas, at 1625 Main St, Houston, Texas, under a lease, the term of which commenced on February 29, 2020, and will expire on September 30, 2022, at a rent of $3,449 per month; these officers have made a portion of these premises available to the Company for use as office space, for which the Company pays them $2,817 per month. The Company believes that the rental that it pays to Messrs. Picazo and Levinski is the fair market value of the space rented.

On August 15, 2022, pursuant to resolutions of the Board, Mr. Picazo exchanged 595,467,205 shares of Common Stock for 1,000 shares of the Company’s Series B Preferred Stock (“Series B Preferred”). Since Mr. Picazo had an interest in this exchange, he did not vote on the adoption of this resolution.

PRINCIPAL AND SELLING STOCKHOLDERS

The table below sets forth the beneficial ownership of Common Stock as of the date of this Prospectus. As of that date, ________________ shares of Common Stock were issued and outstanding.

The following table provides information with respect to the beneficial ownership of Common Stock by the following (i) each of our named executive officers, (ii) each of our directors, (ii) all directors and executive officers as a group, (iii) each person known to beneficially own more than 5% of Common Stock (excluding the Selling Stockholders) and (iv) the Selling Stockholders.

The amounts and percentages of shares beneficially owned are reported as required by the SEC’s rules respecting the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if he has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security; and is also deemed to be a beneficial owner of any securities of which he has a right to acquire beneficial ownership within 60 days after the determination date. Securities that can be so acquired are deemed to be outstanding for purposes of determining such person’s ownership percentage, but not for purposes of determining any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no economic interest.

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	Shares Beneficially Owned Prior to the Offering					Shares Beneficially Owned After the Offering[1]
Name and Address of Beneficial Owner[2]	Title of Class or Series	Number		Percent of Outstanding Shares[3]	Shares Being Offered	Number		Percent of Outstanding Shares[3]
Named Executive Officers and Directors:
Dante Picazo	Common Stock	4,002,611,700	[4,5]	49.14	576,500,000	3,426,111,700	[4,5]	32.54
	Series A Preferred	2,000,000		80.00	–	2,000,000		80.00
	Series B Preferred	1,000		100.00	–	1,000		100.00
Henry Levinski	Common Stock	50,000,000		<1	50,000,000	–		–
Jose A. Torres	Common Stock	40,000,000		<1	40,000,000	–		–
All directors and executive officers as a group (3 persons):
	Common Stock	4,092,611,700		50.25	676,500,000	3,426,111,700	[4,5]	32.54
	Series A Preferred	2,000,000		100.0	–	2,500,000		100.00
	Series B Preferred	1,000		100.0	–	1,000		100.00
The Selling Stockholders:
John Neville	Common Stock	200,000,000		2.46	200,000,000	–		–
John Jones	Common Stock	303,888,888		3.73	144,166,665	159,722,223
Harry Feinberg		164,705,881		2.02	82,352,941	82,352,940		<1
Julian J. Gonzalez	Common Stock	321,428,572		3.95	65,285,714	256,142,858		2.43
Jeffery Lien	Common Stock	55,000,000		<1	55,000,000	–		–
Mark Herbert	Common Stock	61,111,111		<1	50,000,000	11,111,111		<1
Clifford Miller	Common Stock	41,025,641		<1	20,512,820	20,512,821		<1
Stephen A. Khoury	Common Stock	50,000,000		<1	20,000,000	30,000,000		<1
Casaro, S.A.	Common Stock	50,000,000		<1	20,000,000	30,000,000		<1
Tony Brown	Common Stock	75,892,857		<1	15,178,572	60,714,285		<1
Esteban Berberian	Common Stock	51,470,588		<1	10,294,118	41,176,470		<1
Paola Cedano	Common Stock	50,000,000		<1	10,000,000	40,000,000		<1
Dianely Heredia	Common Stock	10,000,000		<1	10,000,000	–		–
Shane Leupold	Common Stock	10,000,000		<1	10,000,000	–		–
Will Morey	Common Stock	10,000,000		<1	10,000,000	–		–
Lourdes Perez Ruiz and Cesar A Oliver Canabal	Common Stock	7,000,000		<1	7,000,000	–		–
Leroy Wilits	Common Stock	31,904,762		<1	6,380,953	25,523,809		<1
Eduardo Ibarra	Common Stock	5,000,000		<1	5,000,000	–		<1
Jorge Verar	Common Stock	20,000,000		<1	5,000,000	15,000,000		<1
Katarin O. Robles	Common Stock	5,000.000		<1	5,000,000	–		–
Rosa Casares	Common Stock	16,975,703		<1	3,395,141	13,580,562		<1
Frank and Maria Hernandez	Common Stock	16,071,428		<1	3,214,285	12,857,143		<1
Adriane Kearney	Common Stock	15,000,000		<1	3,000,000	12,000,000		<1
Ludvina Martinez	Common Stock	14,705,882		<1	2,941,177	11,764,705		<1
Andres Mesa	Common Stock	14,285,715		<1	2,857,143	11,428,572		<1
Laura and Jesus Grimaldo	Common Stock	13,161,764		<1	2,632,353	10,529,411		<1
David Ward	Common Stock	10,080,645		<1	2,016,129	8,064,516		<1
Fernando and Ramon Najera	Common Stock	2,000,000		<1	2,000,000	–		–
Alfonso Campos	Common Stock	10,000,000		<1	2,000,000	8,000,000		<1

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Robert A. Fleming	Common Stock	10,000,000	<1	2,000,000	8,000,000	<1
Oscar Ismael Rosales Lozano	Common Stock	2,000,000	<1	2,000,000	–	–
Dolores Diaz	Common Stock	8,928,857	<1	1,785,772	7,143,085	<1
Shawna M. Heisler	Common Stock	7,000,000	<1	1,400,000	5,600,000	<1
Stephen Joshua Bertrand	Common Stock	7,000,000	<1	1,400,000	5,600,000	<1
Ana and Raul Hernandez	Common Stock	6,944,444	<1	1,388,889	5,555,555	<1
Cannapolis Scientific Farm SAS	Common Stock	6,429,000	<1	1,285,800	5,143,200	<1
Juan de Dios Martinez	Common Stock	6,250,000	<1	1,250,000	5,000,000	<1
Rosa Galindo	Common Stock	6,250,000	<1	1,250,000	5,000,000	<1
Paola Perales	Common Stock	6,000,000	<1	1,200,000	4,800,000	<1
David Esparza	Common Stock	5,882,353	<1	1,176,471	4,705,882	<1
George and Sky Noel	Common Stock	5,018,939	<1	1,003,788	4,015,151	<1
Limary Rios Camacho	Common Stock	1,000,000	<1	1,000,000	–	–
Alex J. Cruz Valez	Common Stock	5,000,000	<1	1,000,000	4,000,000	<1
Jhazmin Guadalupe Duran	Common Stock	1,000,000	<1	1,000,000	–	–
Bob Wood	Common Stock	5,000,000	<1	1,000,000	4,000,000	<1
Brian Cuban	Common Stock	5,000,000	<1	1,000,000	4,000,000	<1
Maria Magdelena Pinedo	Common Stock	5,000,000	<1	1,000,000	4,000,000	<1
Victor Montanez	Common Stock	5,000,000	<1	1,000,000	4,000,000	<1
Ericka and Marcos Nava	Common Stock	3,750,000	<1	750,000	3,000,000	<1
Wyntrea Cunningham	Common Stock	3,571,428	<1	714,286	2,857,142	<1
Shana Rodriguez	Common Stock	3,125,000	<1	685,000	2,440,000	<1
Dante Rodriguez	Common Stock	3,000,000	<1	600,000	2,400,000	<1
Eugenio E. Ibarra Pereira	Common Stock	3,000,000	<1	600,000	2,400,000	<1
Leidy Marulanda Escudero	Common Stock	3,000,000	<1	600,000	2,400,000	<1
Barbara Collazo Cortes	Common Stock	500,000	<1	500,000	–	–
Daniela Montana Arevalo	Common Stock	500,000	<1	500,000	–	–
Arturo Gomez	Common Stock	2,500,000	<1	500,000	2,000,000	<1
Teresa Serrano-Lamm	Common Stock	2,500,000	<1	500,000	2,000,000	<1
Cardamom Export Company SAS	Common Stock	2,143,000	<1	428,600	1,714,400	<1
Billy and Krista Foxworth	Common Stock	2,000,000	<1	400,000	1,600,000	<1
Cecil Bishop, Jr.	Common Stock	2,000,000	<1	400,000	1,600,000	<1
Martina A Cortez	Common Stock	2,000,000	<1	400,000	1,600,000	<1
Presly Schoenman	Common Stock	2,000,000	<1	400,000	1,600,000	<1
Tom Tusing	Common Stock	2,000,000	<1	400,000	1,600,000	<1
Lizeth Vega	Common Stock	1,893,939	<1	378,788	1,515,151	<1
Steven and Sonia Flores	Common Stock	1,562,500	<1	312,500	1,250,000	<1
Eric Dangler, Timothy Borgmann and David Farmos	Common Stock	1,500,000	<1	300,000	1,200,000	<1
Leavery Y. Davidson	Common Stock	1,500,000	<1	300,000	1,200,000	<1
Akil Thomas	Common Stock	1,470,588	<1	294,117	1,176,471	<1
Annabel Velasquez	Common Stock	1,470,588	<1	294,117	1,176,471	<1
Jeanette Cantu and Ricardo Beltran	Common Stock	1,470,588	<1	294,117	1,176,471	<1
Maryanne Velasquez	Common Stock	1,470,588	<1	294,117	1,176,471	<1

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Ricardo Delacruz	Common Stock	1,470,588	<1	294,117	1,176,471	<1
Robert Gomez	Common Stock	1,470,588	<1	294,117	1,176,471	<1
Shanner Fugett	Common Stock	1,470,588	<1	294,117	1,176,471	<1
Tommy Hampton	Common Stock	1,470,588	<1	294,117	1,176,471	<1
Victor and Rene Gonzalez	Common Stock	1,470,588	<1	294,117	1,176,471	<1
Brenda Gonzalez	Common Stock	250,000	<1	250,000	–	–
Carrie Ray	Common Stock	1,177,000	<1	235,400	941,600	<1
Denise Rodriguez Steidel	Common Stock	1,000,000	<1	200,000	800,000	<1
Jill Rocha	Common Stock	1,000,000	<1	200,000	800,000	<1
Kristina Gallegos Martinez	Common Stock	1,000,000	<1	200,000	800,000	<1
Monique Lucy Castillo Velosa	Common Stock	1,000,000	<1	200,000	800,000	<1
Erika Daniel	Common Stock	500,000	<1	100,000	400,000	<1
Travis Slater	Common Stock	500,000	<1	100,000	400,000	<1
Sara and Maria Jaramillo Castillo	Common Stock	250,000	<1	50,000	200,000	<1
Alexis Marie Molina	Common Stock	150,000	<1	30,000	120,000	<1

(1) Assumes the sale of all shares of Common Stock shown in the column captioned “Shares Being Offered.”

(2) The address for each person is c/o China Infrastructure Construction Corp., 6201 Bonhomme Road, Suite 466S, Houston, TX 91789.

(3) Applicable percentage of ownership is based on _____________ shares of Common Stock outstanding on the date of this Prospectus plus the number of shares into which shares of Series A Preferred held by a person or group are convertible.

(4) Assumes the conversion of all of the shares of Series A Preferred.

(5) Includes 117,000 beneficially owned together with Henry Levinski.

Corporate Governance

Director Independence

OTC defines “independent director” as a person other than an executive officer or employee of a company or any other person having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. The persons who are not considered independent for purposes of this definition are (i) a director who is, or at any time during the past three years was, employed by the company; (ii) a director who accepted or has a family member who accepted any compensation from the company in excess of $120,000 during any fiscal year within the three years preceding the determination of independence, other than compensation for board or board committee service; compensation paid to a family member who is an employee (other than an executive officer) of the company or benefits under a tax-qualified retirement plan, or non-discretionary compensation or (iii) a director who is the family member of a person who is, or at any time during the past three years was, employed by the Company as an executive officer.

Inasmuch as all of the directors of the Company are employed by the Company as its officers, none of them is an independent director.

A director is not considered independent if he is also an executive officer or employee of the corporation.

Compensation Committee

The Company does not have a standing compensation committee or a committee performing similar functions because the Board believes that, in light of the Company’s early stage of development and the fact that its compensation structure is not complex, such a committee is not presently warranted. Accordingly, the whole Board participates in the consideration of executive compensation and will do so if in the future, directors are compensated for their services as such.

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MARKET PRICE FOR OUR COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

The Common Stock is quoted on the OTC Pink tier of the quotation system operated by OTC under the symbol CHNC. Market quotations for shares of Common Stock shown on OTC’s quotation system reflect inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

On the date of this Prospectus, the closing price for the Common Stock quoted by OTC was $_____.

As of ______________, 2022, there were ___ record holders of ____________ shares of the Common Stock, of which 2,335,975,553 shares were freely tradable.

The exemption from registration afforded by Rule 144 will not be available until August 24, 2023, at the earliest.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock comprises 20,000,000,000 shares of Common Stock, without par value, of which _____________ shares are outstanding, and 10,000,000 shares of preferred stock, without par value, issuable in series, of which 2,500,000 shares have been designated Series A Convertible Preferred Stock (“Series A Preferred”) and 1,000 shares have been designated Series B Convertible Preferred Stock (“Series B Preferred”), all of which are outstanding. The rights of the holders of each class and series are as follows:

Common Stock

Holders of Common Stock are entitled to cast one vote for each share of Common Stock on all matters submitted to a vote of the stockholders; to receive, on a pro-rata basis, dividends and distributions, if any, that the Board may declare out of legally available funds, subject to preferences that are applicable to the Series A Preferred and Series B Preferred, and, if any, to series of preferred stock that may be designated in the future; and upon liquidation, dissolution or winding up, to share equally and ratably in any assets remaining after the payment of all debts and other liabilities, subject to the prior rights of the holders of the Series A Preferred.

We do not expect to declare or pay dividends on Common Stock for the foreseeable future. See “Dividend Policy.”

The holders of Common Stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. The Common Stock is not subject to calls or assessments. The rights and privileges of holders of the Common Stock are subject to those of the Series A Preferred, which are described below, and to any other series of preferred stock that we may issue in the future.

The Common Stock is quoted on the OTC Pink tier of the alternate trading system operated by OTC under the symbol “CHNC.”

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Preferred Stock

The Company has authorized 10,000,000 shares of preferred stock, of which 2,500,000 shares have been designated Series A Convertible Preferred Stock and 1,000 shares have been designated Series B Preferred Stock (“Series B Preferred”). The rights and preferences of the Series A Preferred Stock are the Series B Preferred Stock are as follows:

Series A Preferred

The Series A Preferred Stock is senior to the Common Stock and subordinate to all other series of preferred stock.

Each share of Series A Preferred is entitled to receive out of the funds of the Company legally available therefor, on the date on which such dividend or other distribution is paid or made to the holders of Common Stock, a dividend or distribution equal to the dividend or distribution that would be paid on the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible immediately prior to the record date for such dividend.

In the event of any liquidation, dissolution or winding up of the Company, the holders of the outstanding shares of Series A Preferred shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus funds or earnings, and before any payment is made in respect of the shares of Common Stock, an amount equal to the greater of: (i) the Market Price (as defined in the restated articles of incorporation) of the Series A Preferred Stock on the date of the liquidation, or (ii) ten cents ($0.10) per share of Series A Preferred, plus accrued but unpaid dividends.

The Series A Preferred may be redeemed, as a whole or in part, at any time or from time to time, as determined by the Board in its discretion. Upon redemption, each share of Series A Preferred shall receive as the full redemption payment the number of shares of Common Stock into which it is then convertible. The Board shall select the shares of Series A Preferred to be redeemed in its sole and unfettered discretion and need not do so on a pro-rata basis. The Series A Preferred is not redeemable at the option of the holders.

Each share of Series A Preferred is entitled to one vote for each share of Common Stock into which it is convertible, and except as otherwise required by law, vote as a group with the holders of Common Stock.

Each share of Series A Preferred may be converted, at the option of the holder, into the number of shares of Common Stock equal to the quotient obtained by dividing the current Series A Preference Price by the Series A Conversion Price, which is the greater of: (i) $0.10 or (ii) 75% of the Market Price of the Common Stock on the Conversion Date.

Series B Preferred

The Series B Preferred is senior to the Common Stock and the Series A Preferred.

In the event of liquidation, the shares of Series B Preferred shall not be entitled to receive any distribution of cash or other property whatsoever.

The Series B Preferred is not redeemable at the option of the holder or the Company.

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The holders of the Series B Preferred vote as a group with the holders of all other classes and series of the Corporation’s capital stock and have 60% of the voting power of the Company on all matters, except that the holders of the Series B Preferred vote as a separate voting group on all matters affecting their rights as such or as otherwise specified by law. No series of preferred stock having voting rights equal or superior to the voting rights of the Series B Preferred may designated without the unanimous vote of all of the holders thereof.

The holders of Series B Preferred have no conversion rights.

Anti-Takeover Effects of the Series B Preferred

The provisions of the restated articles of incorporation designating the Series B Preferred vest 60% of the voting power of the Company in the holders thereof. These provisions prevent the holders of Common Stock from taking any action without the approval of the holders of the Series B Preferred. These provisions may have an anti-takeover effect and may delay, deter or prevent a tender offer, takeover attempt or other transaction that might be in a stockholder’s best interest, including an attempt that might result in the receipt of a premium over the market price for shares of Common Stock.

Indemnification

The Company’s amended and restated articles of incorporation require it to indemnify, to the full extent permitted by law, any person who is or was a director or officer of the Company, and may indemnify any other person against any claim, liability or expense arising against or incurred by such person made a party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the Company or because he is or was serving another entity as a director, officer, partner, trustee, employee, fiduciary or agent at the Company’s request.

Elimination of Personal Liability

The Company’s amended and restated articles of incorporation provide that the personal liability of the Company’s directors to the Company or its stockholders is limited to the full extent permitted by the CBCA.

Annual Stockholders Meeting

Our amended and restated by-laws provide that annual stockholder meetings will be held at a date, time and place selected by resolution adopted by a majority of our entire Board or, if duly authorized by the affirmative vote of a majority of our entire Board, by a committee thereof, or by the chairman of our Board (if delegated such authority by resolution adopted by a majority of our entire Board). We are permitted to conduct stockholder meetings by remote communications.

The affirmative vote of holders of a majority of the outstanding shares of our capital stock present, in person or by proxy, at any annual or special meeting of stockholders and entitled to vote will decide all matters voted on by stockholders at such meeting, provided that such shares constitute a quorum, unless the question is one upon which, by express provision of law, under our amended and restated certificate of incorporation, or under our amended and restated by-laws, a different vote is required, in which case such provision will control.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of Common Stock, including shares issued upon the exercise of outstanding options or warrants, in the public market after the Offering, or the perception that such sales may occur, could cause the market price for the Common Stock to fall or impair our ability to raise capital through sales of our equity securities.

Upon the closing of the Offering, assuming that all of the shares offered by the Company are sold, there will be ___________ shares of Common Stock outstanding.

Of these shares, we expect that _____________ shares will be freely tradable without restriction under the Securities Act unless held by our affiliates, as that term is defined in Rule 144 under the Securities Act, as described below. Shares held by our affiliates may not be resold except pursuant to an effective registration statement or an exemption from registration, including in limited amounts under the exemption from registration afforded by Rule 144. As of the date of this Prospectus, there are 2,335,975,553 shares of Common Stock that are free trading.

In addition, following the Offering, up to 600,000,000 shares of Common Stock issuable pursuant to awards granted under the Incentive Plan under a registration statement on Form S-8 that we expect to file; these shares, except for shares held by our affiliates, will be freely tradable in the public market, subject to contractual and legal restrictions.

The remaining ________________ shares of Common Stock outstanding after the Offering will be “restricted securities,” as that term is defined in Rule 144 of the Securities Act, all of which securities may be sold in the public market only if the sale is registered or pursuant to an exemption from registration, such as the exemption from registration afforded by Rule 144. Rule 144 will be available for the sale of all of these shares on August 23, 2023.

Rule 144

In general, under Rule 144, beginning on August 23, 2023, any person who is not our affiliate and has held their shares for at least six months, including the holding period of any prior owner, except for our affiliates, may sell shares without restriction, subject to the availability of current public information about us. In addition, under Rule 144, any person who is not and has not been our affiliate at any time during the preceding three months and has held his shares for at least one year, including the holding period of any prior owner, except for our affiliates, would be entitled to sell an unlimited number of shares immediately in the event that no current public information about us is available.

Beginning on August 23, 2023, a person who is our affiliate or who was our affiliate at any time during the preceding three months and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell a number of shares within any three-month period that does not exceed the greater of: (i) 1% of the number of shares of Common Stock outstanding, which will be approximately ____________ shares immediately after the Offering, assuming that all of the shares offered by the Company are sold, and (ii) the average weekly trading volume of Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale. Such sales will be subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about us.

Incentive Plan Registration Statement

We intend to file with the SEC a registration statement on Form S-8 under the Securities Act covering the shares of common stock that are issuable to existing and future awards under the Incentive Plan. Shares covered by such registration statement will be available for sale in the open market following its effective date, subject to Rule 144 limitations applicable to our affiliates.

Registration rights

Persons to whom we sell shares of Common Stock or securities convertible into Common Stock pursuant to exemptions from registration under the Securities Act may acquire these shares or securities under agreements pursuant to which they may demand that we register the sale of the purchased shares under the Securities Act or, if we file a registration statement under the Securities Act other than a registration statement on Form S-8 covering securities issuable under the Incentive Plan or on Form S-4, may have the right to include their shares in such registration. Following such registered sales, these shares will be freely tradable without restriction under the Securities Act, unless they are held by our affiliates.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF COMMON STOCK

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the acquisition, ownership, and disposition of Common Stock issued pursuant to this offering. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax on net investment income, the alternative minimum tax, or the special tax accounting rules under Section 451(b) of the Code, and does not address any estate or gift tax consequences or any tax consequences arising under any state, local, or foreign tax laws, or any other U.S. federal tax laws. This discussion is based on the Code and applicable Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, or IRS, all as in effect as of the date hereof. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion is limited to non-U.S. holders who purchase Common Stock pursuant to this offering and who hold Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including:

•	certain former citizens or long-term residents of the United States;

•	“controlled foreign corporations;”

•	“passive foreign investment companies;”

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	banks, financial institutions, investment funds, insurance companies, brokers, dealers, or traders in securities;

•	tax-exempt organizations and governmental organizations;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities, all of the interests of which are held by qualified foreign pension funds;

•	persons that own, or have owned, actually or constructively, more than 5% of Common Stock at any time;

•	persons who have elected to mark securities to market; and

•	persons holding Common Stock as part of a hedging or conversion transaction or straddle, a constructive sale, or other risk reduction strategy or integrated investment.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Common Stock, the U.S. federal income tax treatment of the partnership and the partners thereof generally

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depend on the status of the partner and the activities of the partnership. Partnerships holding Common Stock and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of Common Stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING OF COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS.

Definition of non-U.S. holder

For purposes of this discussion, the term “non-U.S. holder” means any beneficial owner of Common Stock that is not a “U.S. person” or a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (1) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on Common Stock

We have not paid dividends on Common Stock and do not anticipate paying dividends on Common Stock for the foreseeable future. However, if we make cash or other property distributions on Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in Common Stock, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of Common Stock and will be treated as described under the section titled “— Gain on disposition of Common Stock” below.

Subject to the discussions below regarding effectively connected income, backup withholding and Sections 1471 through 1474 of the Code (commonly referred to as FATCA), dividends paid to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) and satisfy applicable certification and other requirements. This certification must be provided before the payment of dividends and must be updated periodically. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification, either directly or through other intermediaries.

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If a non-U.S. holder holds Common Stock in connection with the conduct of a trade or business in the United States, and dividends paid on Common Stock are effectively connected with such holder’s U.S. trade or business (and are attributable to such holder’s permanent establishment in the United States if required by an applicable tax treaty), the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to us or our paying agent. However, any such effectively connected dividends paid on Common Stock generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Non-U.S. holders that do not provide the required certification on a timely basis, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on disposition of Common Stock

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of Common Stock, unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•	Common Stock constitutes a “United States real property interest,” or USRPI, by reason of our status as a United States real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for Common Stock.

The determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of worldwide real property interests and our other assets used or held for use in a trade or business. We believe that we are not currently and do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance that we will not become a USRPHC. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of Common Stock by a non-U.S. holder will not be subject to U.S. federal income tax if Common Stock is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by certain U.S.-source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

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Information reporting and backup withholding

Annual reports are required to be filed with the IRS and provided to each non-U.S. holder indicating the amount of distributions on Common Stock paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply regardless of whether such distributions constitute dividends and even if no withholding was required. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 24% rate, generally will not apply to payments to a non-U.S. holder of dividends on or the gross proceeds of a disposition of Common Stock provided the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

Backup withholding is not an additional tax. If any amount is withheld under the backup withholding rules, the non-U.S. holder should consult with a U.S. tax advisor regarding the possibility of and procedure for obtaining a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any.

FATCA

FATCA imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. FATCA currently applies to dividends paid on Common Stock. Under applicable Treasury Regulations and administrative guidance, withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of stock, but under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on such proposed regulations pending finalization), no withholding would apply with respect to payments of gross proceeds.

Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in Common Stock.

PLAN OF DISTRIBUTION

By the Company

The Company is offering up to ____________ shares of Common Stock at the Fixed Offering Price, unless modified by a post-effective amendment to the registration statement of which this Prospectus is a part. The Company may sell these shares in one or more of the following three ways: (i) to or through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents.

Each time we offer and sell such shares, we will, if required, make available a Prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including (i) the name or names of any underwriters, dealers, or agents and the number of shares of securities underwritten or purchased by each of them; (ii) if a fixed price offering, the public offering price of the securities and the proceeds to us; (iii) any options under which underwriters may purchase additional securities from us; (iv) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (v) terms and conditions of the offering; (vi) any discounts, commissions or concessions allowed or reallowed or paid to dealers; and (vii) any securities exchange or market on which the securities may be listed.

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We may terminate the offering before all shares are sold. There is no minimum number of shares that must be sold before we may use the proceeds. Proceeds will not be returned to investors if we sell less than all of the shares offered by this Prospectus. The proceeds from the sales of the shares will not be placed in an escrow account.

The offering will be conducted by Dante Picazo, our Chief Executive Officer, and the other executive officers of the Company. Under Rule 3a 4-1 of the Exchange Act, an issuer may conduct a direct offering of its securities without registration as a broker-dealer using officers who perform substantial duties for or on behalf of the issuer otherwise than in connection with securities transactions and who were not brokers or dealers or associated persons of brokers or dealers within the preceding 12 months and who have not participated in selling an offering of securities for any issuer more than once every 12 months, with certain exceptions. Furthermore, such persons may not be subject to statutory disqualification under Section 3(a)(39) of the Securities Exchange Act and may not be compensated in connection with securities offerings by payment of commission or other remuneration based either directly or indirectly on transactions in securities and at the time of offering our shares may not be associated persons of a broker or dealer. Mr. Picazo and our other executive officers meet these requirements.

During the Offering, the Company may offer unregistered shares of Common Stock to investors in private placements at prices per share that may be higher or lower than the public offering price.

By the Selling Stockholders

The Selling Stockholders identified in this Prospectus may offer, from time to time, shares of Common Stock. We will not receive any of the proceeds of such sales. There can be no assurance that the Selling Stockholders will offer sell any or all of the Common Stock registered pursuant to the registration statement of which this Prospectus forms a part.

Messrs. Picazo, Levinski and Torres, who are officers and directors of the Company, may be regarded as underwriters. In addition, Mr. Picazo has indicated that he may reinvest all or a portion of the proceeds of sales of Shares in the Company, in the form of equity or debt, on terms to be approved by the Board in the manner provided by Colorado law respecting transactions in which officers and directors of the Company have an interest and may be regarded as an underwriter in respect of such reinvestments.

The Selling Stockholders and their successors, including their transferees, may sell all or a portion of their shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the shares. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

These shares may be sold in one or more transactions on any national securities exchange or alternate trading system on which the shares may be listed or quoted at the time of sale or in the over-the-counter market or in transactions otherwise than on these exchanges or systems in one or more transactions. The Shares will be sold at the Fixed Offering Price. These sales may be effected in transactions, which may involve crosses or block transactions. Additionally, the Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	on any national securities exchange or alternated trading system on which the shares may be listed or quoted at the time of sale, including NASDAQ;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market;

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•	through the writing or settlement of options or other hedging transactions, whether the options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	a debt-for-equity exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this Prospectus forms a part;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may offer Common Stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of Common Stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell the Common Stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of Common Stock, underwriters may receive compensation from the Selling Stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Common Stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

If underwriters are used for the sale of Common Stock, to the extent required by law, the names of the underwriters will be set forth in the Prospectus or prospectus supplement used by the underwriters to sell those securities. The Selling Stockholders may use underwriters with whom we or the Selling Stockholders have a material relationship. We will describe the nature of such relationship in any applicable prospectus supplement naming the underwriter or underwriters.

If underwriters are used for the sale of Common Stock, unless otherwise indicated in this Prospectus or a prospectus supplement relating to a particular offering of Common Stock, the obligations of any underwriters to purchase the securities will be subject to customary conditions precedent, and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

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If underwriters are used for the sale of Common Stock, in connection with such offering, the underwriters may advise us that they may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of Common Stock in the open market for the purpose of preventing or retarding a decline in the market price of the Common Stock while this offering is in progress. These stabilizing transactions may include making short sales of the Common Stock, which involves the sale by the underwriters of a greater number of shares of Common Stock than they are required to purchase in this offering and purchasing shares of Common Stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Common Stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the shares of Common Stock pursuant to this Prospectus and any applicable prospectus supplement and to the activities of the Selling Stockholders. In addition, we will make copies of this Prospectus and any applicable prospectus supplement available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Common Stock to engage in market-making activities with respect to the Common Stock. All of the foregoing may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Common Stock.

In addition, any securities that qualify for sale pursuant to Rule 144, Regulation S under the Securities Act or Section 4(1) under the Securities Act may be sold under such rules rather than pursuant to this Prospectus or a prospectus supplement.

The Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell short the shares and deliver Common Stock to close out short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus and any applicable prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus and any applicable prospectus supplement. The Selling Stockholders also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus and any applicable prospectus supplement.

The aggregate proceeds to the Selling Stockholders from the sale of the shares of Common Stock will be the sale price for the shares less discounts and commissions, if any.

In offering the shares of Common Stock covered by this Prospectus and any applicable prospectus supplement, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

62

In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares are registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

At the time when a particular offering of the shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of shares being offered by the Selling Stockholders and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

Agents and underwriters and their respective affiliates may engage in transactions with, or perform services for, us in the ordinary course of business for which they may receive customary fees and reimbursement of expenses.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this Prospectus has been passed upon by Barry J. Miller of West Bloomfield, Michigan. Mr. Miller is the indirect beneficial holder of 50,000,000 shares of Common Stock.

EXPERTS

The consolidated financial statements of the Company for the two years ended on May 31, 2021, have been included in this Prospectus and in the registration statement of which it forms a part in reliance upon the report of PWR CPA, LLP, our independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act, with respect to the shares of Common Stock being offered by this Prospectus. This Prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the Common Stock offered by this Prospectus, we refer you to the registration statement and its exhibits. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, free of charge, over the Internet at the SEC’s website at www.sec.gov.

We will be subject to the information reporting requirements of the Exchange Act and we will file reports and other information with the SEC. You may access these materials free of charge on the SEC’s website as soon as they are filed with the SEC.

Information on or accessible through our website is not a part of this Prospectus, and the inclusion of our website address in this Prospectus is an inactive textual reference only.

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64

CHINA INFRASTRUCTURE CONSTRUCTION CORP.

CONSOLIDATED BALANCE SHEETS

	February 28, 2022	May 31, 2021
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$4,784	$41,322
Accounts receivable	8,442	1,295
Prepaid expenses	1,538	–
Related party receivables	12,000	12,000
Total current assets	26,764	54,617

Right of use assets	68,992	94,172
TOTAL ASSETS	95,756	148,789

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities
Current liabilities
Accounts payable and accrued expenses	64,642	8,281
Accrued rent	7,326	8,063
Deferred revenue	31,860	–
Bank overdraft	–	–
Related party payable	16,035	10,808
Short-term loan	5,465	–
SBA loan	249,300	249,300
PPP loan	61,881	88,631
Lease liabilities - current	42,963	43,965
Total current liabilities	479,472	409,048
Lease liabilities - noncurrent	15,104	40,911
Total Liabilities	494,576	449,959

Stockholders' deficiency
Preferred stock, par value $0.001 per share: 10,000,000 shares authorized; 2,500,000 shares designated Series A Convertible Preferred Stock and outstanding at February 28, 2022, and May 31, 2021	2,500	2,500
Common stock, without par value: 20,000,000,000 shares authorized; 8,265,600,111 and 7,814,238,100 shares issued and outstanding as of February 28, 2022, and May 31, 2021, respectively	–	–
Additional paid-in capital	2,993,815	2,461,315
Accumulated deficit	(3,395,135)	(2,764,985)
Total stockholders' deficiency	(398,820)	(301,170)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$95,756	$148,789

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-1

CHINA INFRASTRUCTURE CONSTRUCTION CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended February 28,		Three Months Ended February 28,
	2022	2021	2022	2021

Revenues	$141,981	$711,925	$32,492	$90,138
Cost of Revenues	31,515	86,726	7,407	7,092
Gross profit	110,466	625,199	25,085	83,046
Cost and expenses
General and administrative	98,880	70,439	25,384	17,662
Contract labor	397,216	190,514	148,097	82,042
Professional fees	108,911	72,338	50,973	22,184
Officer compensation	54,797	146,381	14,500	39,002
Rent and lease	60,353	61,109	24,225	19,855
Travel	8,502	30,758	3,737	6,202
Total operating expenses	728,659	571,539	266,916	186,947

Operating Income	(618,193)	53,660	(241,831)	(103,901)

Net operating income	(618,193)	53,660	(239,873)	(103,901)
Other expenses (income)
Interest	45,665	553	26,484	–
Other income	(33,708)	(1,215)	(1,958)	(50)
Total other (income) expenses	11,957	(662)	24,526	(50)

Net income	$(630,150)	$54,322	$(266,357)	$(103,851)

Average common stock outstanding	7,882,105,374	8,735,827,844	7,850,488,100	8,735,827,844
Average earnings (loss) per share	$(0.00008)	$0.00001	$0.00004	$(0.00001)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

CHINA INFRASTRUCTURE CONSTRUCTION CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended February 28,
	2022	2021

OPERATING ACTIVITIES
Net income (loss)	$(630,150)	$54,321
Adjustment to reconcile net income
Amortization of right to use asset and liability	(1,629)	–
Loan forgiveness - portion of PPP loans	(31,750)	–
Changes in assets and liabilities
Bank overdraft	–	–
Accounts receivable	(7,147)	(795)
Prepaid Expenses	(1,538)	–
Accounts payable and accrued expenses	55,626	(65,447)
Deferred revenue	31,860	(268,469)
Increase in related party receivable	–	(21,631)
Net cash provided by operations	$(584,728)	$(302,021)
FINANCING ACTIVITIES
Cash flows from financing activities
Proceeds from issuance of common shares	532,500	10,450
Proceeds from short term loans	5,465	58,265
Proceeds from SBA Loans	5,000	110,200
Repayment of loans	–	–
Payment to related party loan	5,227	–
Net cash provided by financing activities	548,192	178,915
Net increase (decrease)	(36,536)	(123,106)
Cash at beginning of period	41,322	127,656
Cash at end of period	$4,786	$4,550
Supplemental disclosure of cash flow information
Cash paid for interest	$17,981	$533
Cash paid for Taxes	–	–
Non-cash investing and financing transactions	$–	$–

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

CHINA INFRASTRUCTURE CONSTRUCTION CORP.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

	Series A Convertible Preferred Stock		Common Stock	Additional Paid-In	Accumulated
	Shares	Amount	Shares	Capital	Deficit	Total

Balance, May 31, 2020	2,500,000	$2,500	8,675,256,416	$2,189,365	$(2,605,679)	$(413,814)
Stock issuance for cash	–	–	3,571,428	9,650	–	9,650
Net income for the quarter	–	–	–	–	328,160	328,160
Balance, August 31,2020	2,500,000	$2,500	8,678,827,844	$2,199,015	$(2,277,519)	$(76,004)
Stock issuance for cash	–	–	–	300	–	300
Net loss for the quarter	–	–	–	–	(169,988)	(169,988)
Balance, November 30, 2020	2,500,000	$2,500	8,678,827,844	$2,199,315	$(2,447,507)	$(245,692)
Stock issuance for cash	–	–	–	500	–	500
Net loss for the quarter	–	–	–	–	(103,851)	(103,851)
Balance, February 28, 2021	2,500,000	$2,500	8,678,827,844	$2,199,815	$(2,551,358)	$(349,043)

Balance, May 31, 2021	2,500,000	$2,500	7,814,238,100	$2,461,315	$(2,764,985)	$(301,170)
Stock issuance for cash	–	–	36,134,739	82,500	–	82,500
Net loss for the quarter	–	–	–	–	(171,287)	(171,287)
Balance, August 31,2021	2,500,000	$2,500	7,850,372,839	$2,543,815	$(2,936,272)	$(389,957)
Issuance of common stocks	–	–	51,893,939	95,000	–	95,000
Net loss for the quarter	–	–	–	–	(192,506)	(192,506)
Balance, November 30, 2021	2,500,000	$2,500	7,902,266,778	$2,638,815	$(3,128,778)	$(487,463)
Stock issuance for cash	–	–	363,333,333	355,000	–	355,000
Net income for the quarter	–	–	–	–	(266,357)	(266,357)
Balance, February 28, 2022	2,500,000	$2,500	8,265,600,111	$2,993,815	$(3,395,135)	$(398,820)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-4

CHINA INFRASTRUCTURE CONSTRUCTION CORP.

Notes to Consolidated Financial Statements

February 28, 2022

Note 1 – Organization and Business

Organization and Operations

China Infrastructure Construction Corp., a Colorado corporation (the “Company”), was formed on February 28, 2003, as a limited liability company under the corporate name Fidelity Aircraft Partners LLC. On December 16, 2009, it converted to a corporation under the name Fidelity Aviation Corporation, and on August 24, 2009, it changed its corporate name to China Infrastructure Construction Corp. On February 28, 2018, the Company changed its name to Hippocrates Direct Healthcare, Inc. and on July 4, 2018, it resumed its present name. The Company provides educational systems focused on medical cannabis in cities throughout the United States and six countries in Latin America. The Company provides services in therapeutic areas of clinical trials and services relating to sleep disorders through its sleep center in Houston, Texas. The Company offered concierge medicine at an affordable price through a membership-based model through its wholly owned subsidiary, Hippocrates Direct Healthcare, LLC, a Texas limited liability company, formed on September 11, 2017; this business was discontinued during the quarter ended August 31, 2020.

Acquisition of Precision Research Institute, LLC

On March 31, 2019, the Company acquired all of the outstanding units in Precision Research Institute, LLC, a Texas limited liability company (“PRI”) that was formed on May 18, 2016, from the Company’s then-president for nominal consideration. On August 20, 2020, PRI was merged with and into the Company.

This acquisition was accounted for using the acquisition method of accounting and is based on the historical consolidated financial statements of the Company and Precision Research Institute, LLC. The acquisition method of accounting is set forth in Accounting Standards Codification (“ASC”) 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurement. Under the acquisition method of accounting, the assets acquired and the liabilities assumed are generally recorded as of the consummation of the acquisition at their respective fair values and added to those of the Company. The Company’s financial statements issued after the consummation of the acquisition reflect these fair-value adjustments, but the Company’s prior financial statements will not retroactively be restated.

Merger with Pharmacology University, Inc.

On December 19, 2019, Pharmacology University, Inc., a Delaware corporation (“PUI”), was merged with and into the Company pursuant to an Agreement and Plan of Merger, dated as of November 7, 2019. (the “PU Merger Agreement”). Under this agreement, the Company issued 4,875,000,000 shares of the Common Stock to the holders of the common stock of PUI and also issued 2,000,000 shares of its Series A Convertible Preferred Stock to the president of PUI and who became the Company’s president upon the consummation of the merger. These issuances resulted in a change of control. In a related transaction, an officer, director and controlling stockholder of the Company, who held 4,500,000,000 shares of Common Stock, sold 3,000,000,000 such shares to the Company for $600 pursuant to a Stock Purchase Agreement, dated November 7, 2019, as amended (the “Merger SPA”).

This merger was accounted for using the acquisition method of accounting and is based on the historical consolidated financial statements of the Company and PUI as set forth in Accounting Standards Codification (“ASC”) 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurement. Under the acquisition method of accounting, the assets acquired and the liabilities assumed are generally recorded as of the consummation of the merger at their respective fair values and added to those of the Company. Financial statements and reported results of operations of the Company issued after the consummation of the merger reflect these adjustments, but the Company’s prior financial statements have not been retroactively restated.

F-5

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements and notes thereto have been prepared by management and are unaudited. The unaudited consolidated financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

These unaudited consolidated financial statements should be read in conjunction with the audited financial statements and related notes thereto for the year ended May 31, 2021, filed with the OTC Markets Group Inc. on April 1, 2022.

The audited financial statements for the fiscal year ended May 31, 2021, were prepared using the accrual method of accounting, whereas prior financial statements were prepared using the accrual method.

Principles of Consolidation

The accompanying consolidated financial statements include all of the accounts of the Company and all of its subsidiaries at May 31, 2021, and May 31, 2020. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about the collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, and valuation allowance for deferred tax assets and useful lives of fixed assets.

Cash and cash equivalents

Cash equivalents are short-term, highly liquid investments that are readily convertible to cash with original maturities of three months or less at the date acquired. The Company had no cash equivalents at February 28, 2022, or February 28, 2021.

Revenue recognition

The Company applies Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“new revenue standard”) to all contracts using the modified retrospective method.

Under ASC 606, revenue is recognized based on the following five-step model:

•	Identification of the contract with a customer

•	Identification of the performance obligations in the contract

F-6

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract

•	Recognition of revenue when, or as, the Company satisfies a performance obligation

The Company’s revenue is currently generated from clinical trials, consulting fees, franchise fees and seminar fees and is disaggregated as follows:

A performance obligation is a contractual promise to transfer a distinct product or service to a customer and is the unit of account in the new revenue standard. The contract transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Each contract has a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contracts and, therefore, not distinct. Revenue for contracts that satisfy the criteria for overtime recognition is recognized as the work progresses. The majority of the Company’s revenue is derived from services provided to customers and is executed typically over a period that is typically between 1 to 12 months. Its contracts will continue to be recognized over time because of the continuous transfer of control to the customer as services are rendered to customers. Payments made by customers in advance of services being rendered are recorded as deferred revenue. Contract modification sometimes occurs in the Company’s clinical trials business. Contracts are modified to account for changes in the contract specifications or requirements.

Share-Based Payments

ASC 718, “Compensation – Stock Compensation,” prescribes accounting and reporting standards for all share-based payment transactions. ASU No. 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions. The Company follows FASB guidance related to equity-based payments, which requires that equity-based compensation be accounted for using a fair value method and recognized as expense in the accompanying consolidated statements of operations. Equity-based compensation expense has been recognized as compensation expense.

Income taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification No. 740, “Income Taxes” (“ASC 740”). This codification prescribes the use of the asset and liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and for carryforward tax losses. Deferred taxes are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Deferred tax liabilities and assets are classified as current or non-current based on the classification of the related asset or liability for financial reporting, or according to the expected reversal dates of the specific temporary differences, if not related to an asset or liability for financial reporting.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740, which provides guidance as to the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the unaudited consolidated financial statements, under which a company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

F-7

The tax benefits recognized in the unaudited consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Accordingly, the Company would report a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company elects to recognize any interest and penalties, if any, related to unrecognized tax benefits in tax expense.

Earnings per Share

The Company computes basic and diluted earnings per share amounts in accordance with Accounting Standards Codification Topic 260, “Earnings per Share.” Basic earnings per share is calculated by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue Common Stock were exercised or equity awards vest resulting in the issuance of f that could share in the earnings of the Company. As of February 28, 2022, the Company had no dilutive securities.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash, accounts payable and accrued liabilities, notes payable – related parties, and due to related parties.

Under the Financial Account Standards Board Accounting Standards Codification (the “FASB ASC”), the Company is permitted to elect to measure financial instruments and certain other items at fair value, with the change in fair value recorded in earnings. The Company has elected not to measure any eligible items using the fair-value option. Consistent with the Fair Value Measurement Topic of the FASB ASC, the Company has implemented guidelines relating to the disclosure of its methodology for periodic measurement of its assets and liabilities recorded at fair market value.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1 is defined as observable inputs such as quoted prices for identical instruments in active markets;

•	Level 2 is defined as inputs other than quoted prices in active markets that are either directly or indirectly observable, such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3 is defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one more significant inputs or significant value drivers are unobservable.

The Company’s Level 1 assets and liabilities primarily include its cash and cash equivalents. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities. The carrying amounts of accounts receivable, prepaid expense, accounts payable, accrued liabilities, advances to or from investors, and notes payable approximate fair value due to the immediate or short-term maturities of these financial instruments.

F-8

Equity Investments

The consolidated financial statements have been prepared in compliance with ASU 2016-01, Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities, which addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments, including requirements to measure most equity investments at fair value with changes in fair value recognized in net income, to perform a qualitative assessment of equity investments without readily determinable fair values, and to separately present financial assets and liabilities by measurement category and by type of financial asset on the balance sheet or the accompanying notes to the financial statements.

Leases

The consolidated financial statements have been prepared in compliance with ASU 2016-02,  Leases, which requires an entity to recognize long-term lease arrangements as assets and liabilities on the balance sheet of the lessee. Under ASU 2016-02, a right-of-use asset and lease obligation has been recorded for all long-term leases, whether operating or financing, while the income statement reflects lease expense for operating leases and amortization/interest expense for financing leases.

Cash Flows

The consolidated statements of cash flows have been prepared in accordance with ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” and ASU 2016-18.

Note 3 – Going Concern

The accompanying unaudited consolidated financial statements have been prepared in conformity with GAAP, which contemplate the Company’s continuation as a going concern. The Company has not generated any profits since inception and its current cash balances will not meet its working capital needs. The Company has incurred a consolidated accumulated deficit of $3,3,395,135 as of February 28, 2022.

The ability of the Company to continue as a going concern depends on the successful execution of its operating plan, which includes expanding its operations and raising either debt or equity financing. There is no assurance that the Company will be able to expand its operations or obtain such financing on satisfactory terms or at all. If the Company is unsuccessful in these endeavors, it may be required to curtail or cease its operations.

The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Note 4 – Debt

PPP Loan

In May 2020, the Company received a loan of approximately $31,750 under the Paycheck Protection Program (the “PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the qualifying business.

F-9

Under the CARES Act, as it was amended on June 5, 2020:

•	The loan will be forgiven if its proceeds are used for payroll, mortgage interest, rent, and utilities during the 24-week period beginning on May 4, 2020, although the Company may elect to utilize the 8-week period that was in effect prior to the amendment (such 24- or 8-week period being the “covered period”). The Company has not determined whether it will make this election. The amount of loan forgiveness will be reduced if less than 60% of the funds is expended for payroll over the covered period.

•	No interest or principal will be required until the date on which the amount of forgiveness determined is remitted to the lender, although interest will continue to accrue over this deferral period. After the deferral period and after taking into account any loan forgiveness applicable to the loan pursuant to the program, as approved by the SBA, any remaining principal and accrued interest will be payable in substantially equal monthly installments over the remaining loan term, at an interest rate of 1% per annum, in the amount and according to the payment schedule provided by the lender.

•	The Company may apply to the lender to extend the term of the loan to 5 years and expects to do so, but no assurance can be given that the lender will agree to the extension.

•	The Company may delay the payment of employer payroll taxes until December 31, 2021, with respect to up to 50% of the amounts due, and until December 31, 2022, with respect to the remaining amounts due, up to 50%.

EIDL Loan

In May 2020, the Company received $143,100 from the Small Business Administration as an Economic Injury Disaster Loan (“EIDL”) to help fund its operations during the Covid-19 pandemic. The loan bears interest at the rate of 3.75% per annum and is payable in monthly installments of $698 over a 30-year period, with deferral of payments for the first 12 months. An additional $10,000 borrowed under EIDL, which was provided for payroll, was forgiven and recorded as other income.

In June 2020, the Company received proceeds of $106,300 from the Small Business Administration through a second EIDL loan to help fund its operations during the Covid-19 pandemic. The loan bears interest at the rate of 3.75% per annum and is payable in monthly installments of $518 over a 30-year period. An additional $31,750 under EIDL, which was provided for payroll, was forgiven and recorded as other income as of February 28, 2022.

Short Term Loans

In October 2021, the company obtained a short-term loan of $32,500 with interest discounted at $7,500. The term of the notes is for six months with a weekly payment of $1,490. As of February 28, 2022, the balance of the loan net of discount was $2,738.

Certain Indebtedness and Lawsuit

Prior to June 20, 2018, the Company had obligations that totaled $1,844,500 under notes and guarantees of contracts with or in favor of unrelated parties. RA and Associates, Inc. (“RA”) acquired all of these obligations and, on May 29, 2018, filed a lawsuit against the Company in the Circuit Court of the Tenth Judicial Circuit, in and for Polk County, Florida, seeking a judgment against the Company for that amount, together with court costs and attorneys’ fees. On June 3, 2018, the Company filed an answer in the lawsuit in which it admitted the allegations set forth in the complaint, and on June 20, 2018, the Company and RA entered into a Settlement Agreement under which the Company was obligated to issue an indefinite number of shares of its Common Stock in payment of such indebtedness in one or more tranches, each tranche to be issued at a 50% discount (subject to increase in certain events) from the Market Price, as defined in the Settlement Agreement. On July 5, 2018, the Circuit Court approved the Settlement Agreement. As a result, obligations of the Company under this indebtedness were replaced by its obligations under the Settlement Agreement, and this indebtedness was not recorded as a liability in the consolidated balance sheets. However, these obligations remained contingent liabilities to the extent not discharged pursuant to the Settlement Agreement.

F-10

As the result of issuances of Common Stock under the Settlement Agreement, the amount of this obligation was reduced to $317,725. On February 27, 2020, the Company and RA entered into a Termination Agreement under which, among other things, upon payment of $49,000 to RA, the Settlement Agreement was terminated and the obligations of the Company to RA’s controlling shareholder, which he had assigned to RA, were settled. In addition, the Company settled its obligations to the other parties who held obligations that had been assigned to RA for a total of $17,510. Accordingly, the Company has no further liabilities in connection with these obligations.

NOTE 5 – Right of Use Assets and Lease Liabilities

The company leases real property from unrelated parties, which are classified as operating leases. The Right of Use (“ROU”) assets for operating leases are included in other assets on the consolidated balance sheets, with the corresponding liability in liabilities. Lease expense is recognized on a straight-line basis over the lease term. Renewals and terminations are included in the calculation of the ROU assets and lease liabilities when they are considered reasonably certain to be exercised. When the implicit rate is unknown, the incremental borrowing rate, based on the commencement date, is used in determining the present value of lease payments.

The following amounts related to leases were recorded in the consolidated balance sheets:

	February 28, 2022	May 31, 2021
Operating lease asset	$68,992	$94,172

Current operating lease liabilities	$42,963	$43,963
Long-Term operating lease liabilities	15,104	40,911
	$58,067	$84,876

NOTE 6 -- Revenue

Most of the Company’s revenue is generated by the performance of services to customers and recognized at a point in time based on the evaluation of when the customer obtains control of the products. Revenue is recognized when all performance obligations under the terms of a contract are satisfied and control of the product has been transferred to the customer. Revenue is recorded when customer acceptance is received and all performance obligations have been satisfied. Sales of goods typically do not include multiple products and/or service elements.

The tables below summarize information about the Company’s revenue:

	Three Months Ended February 28,
	2022	2021

Clinical trials	$30,698	$67,754
Seminar Fees	1,471	21,905
Franchise Fee	–	480
Other	333	–
Total Revenues	$32,492	$90,138

F-11

	Nine Months Ended February 28,
	2022	2021

Clinical trials	$133,547	$660,343
Seminar Fees	7.657	35,792
Franchise Fee	–	15,790
Other	777	–
Total Revenues	$141,981	$711,925

NOTE 7 – Income Taxes

The Company provides for income taxes under ASC 740. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

On December 22, 2017, the 2017 Tax Cuts and Jobs Act (“Tax Act”) was enacted into law, making significant changes to the Internal Revenue Code. These changes included a federal corporate tax rate decrease from 35% to 21% for tax years beginning after December 31, 2017, the transition of U.S. international taxation from a worldwide tax system to a territorial system and a one-time transition tax on the mandatory deemed repatriation of foreign earnings. The Company is required to recognize the effect of the tax law changes in the period of enactment, such as re-measuring its U.S. deferred tax assets and liabilities as well as reassessing the net realizability of the Company’s deferred tax assets and liabilities. The Tax Act did not give rise to any material impact on the consolidated balance sheets and consolidated statements of operations due to the Company’s historical worldwide loss position and the full valuation allowance on its net U.S. deferred tax assets. Due to changes in ownership provisions of the income tax laws of the United States of America, net operating loss carryforwards of approximately $2,638,582 and $2,238,633 at February 28, 2022, and May 31, 2021, respectively, for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carryforwards may be limited as to use in future years. They typically expire 20 years from when incurred.

Income taxes for 2017 TO 2020 remain subject to examination.

Note 8 – Stockholders’ Deficit

The Company is authorized to issue 20,010,000,000 of capital stock, of which 20,000,000,000 shares are Common Stock, without par value, and 10,000,000 are preferred stock.

Preferred Stock

The Company has designated 2,500,000 shares of preferred stock as Series A Convertible Preferred Stock (the “Series A Stock”). Each share of Series A Stock entitles the holder to receive dividends at the rate determined by the Board. In the event of liquidation, such holders are entitled to be paid out of the assets of the Corporation available for distribution to its common stockholders, whether from capital, surplus or earnings, and before any payment is made in respect of the shares of Common Stock, an amount equal to the greater of: (i) the then-current market price of the Series A Stock, as detailed by the OTC Markets Group, or ten cents ($0.10) per share of Series A Stock, subject to adjustment for stock dividends, combinations, splits, recapitalizations and the like with respect to the Series A Stock, plus any and all accrued but unpaid dividends. Each share of Series A Stock is convertible, at the option of the holder, at any time one year after the date of issuance of such shares, into that number of shares of Common Stock that is equal to the quotient obtained by dividing the Series A Preference Price then in effect for each share of Series A Stock by the greater of: (i) ten cents ($0.10) per share, or (ii) seventy-five percent (75%) of the Market Price (as defined) of the Common Stock on the conversion date, subject to adjustment in certain events. The Series A Stock is not redeemable. The Series A Stock possesses one-half of the voting power of the Company’s stockholders. At February 28, 2022, and May 31, 2020, there were 2,500,000 shares of Series A Stock issued and outstanding.

F-12

Common Stock

On December 22, 2020, an officer surrendered to the Company 279,532,795 shares of Common Stock that had been erroneously issued to him pursuant to the PU Merger Agreement shares are now held in treasury.

During the nine months ended February 28, 2022, and February 28, 2021, the Company respectively sold 755,376,490 shares of Common Stock for $532,500 and 372,227,272 shares of Common Stock for $24,800. During the three months ended February 28, 2022, the Company sold 385,227,272 shares of Common Stock for $280,800; during the three months ended February 28, 2021, the Company sold no shares of Common Stock.

On December 23, 2020, an officer of the Company sold 1,000,000,000 shares of Common Stock to the Company for $1,000. As a result, that officer now owns 500,000,000 shares of Common Stock and 500,000 shares of Series A Preferred.

As of February 28, 2022, and February 28, 2021, there were respectively 8,265,600,111 and 8,675,256,416 shares of Common Stock issued and outstanding,

Note 8 – Share-Based Compensation

During the three months and nine months ended February 28, 2022, and February 28, 2021, the Company issued no shares of Common Stock to its employees as additional compensation.

Note 9 – Commitments and Contingencies

The Company accounts for leases under ASC 842. For leases with terms of 12 months or more, an asset and liability are initially recognized at an amount equal to the present value of the unpaid lease payments over the remaining lease term. The Company uses the interest rate implicit in the lease, when known, or its incremental borrowing rate, which is derived from information available at the lease commencement date, including prevailing financial market conditions, in determining the present value of the unpaid lease payments. The Company leases premises of approximately 4,500 square feet located at 6201 Bonhomme Road, Suites 460S and 466S, Houston, Texas. The lease currently provides for a base rent of $3,381.96 per month, increasing to (i) $3,529.00 per month on July 1, 2020, (ii) $3,676.04 per month on July 1, 2021, and (iii) $3,823.08 per month on July 1, 2022, subject to CPI increase. In addition, two of the Company’s officers lease 1,400 square feet in Houston, Texas, under a lease the term of which commenced on February 29, 2020, and will expire on March 14, 2022, at a rent of $3,449 per month (the “Officers’ Lease”); these officers have made a portion of these premises available to the Company for use as office space on a month-to-month basis, for which the Company pays them $2,817 per month.

The Company is accounting for its lease agreements as operating leases under ASC 2016-02, Leases, Topic ASC 842. Accordingly, the company has capitalized the present value of the future lease obligations and is amortizing the related right-of-use asset over the term of the lease. The Company adopted ASC 842 as of June 1, 2019, and its adoption resulted in an increase in the balance sheet of $155,387 of Right-of-Use Asset and an associated lease liability. Incremental borrowing rate use was 6%. As of February 28, 2022, and May 31, 2021, the operating lease right-of-use asset and operating lease liabilities were $71,279 and $ 94,172, respectively.

Note 10 – Related Party Transactions

See Note 1 – Merger with PUI for information respecting the interest of an officer of the Company in the merger of PUI with and into the Company, Note 6 – Issuance and Surrenders for information respecting the Company’s purchase of Common Stock from one of its officers and Note 9 for information respecting the lease of real property to the Company by two of its officers.

F-13

During the year ended May 31, 2021, the Company advanced $15,000 to one of its shareholders, who was an executive officer, of which $12,000 remained outstanding at February 28, 2022.

Note 11 – Off-Balance-Sheet Arrangements

The Company currently has no off-balance sheet arrangements.

Note 12 – Concentrations

The Company had gross revenue of $141,981 and $ 711,925, respectively, for the nine months ended February 28, 2022, and February 28, 2021, there were 2 and 1 customers, respectively, that provided 31 % and 40 % of such revenue.

The Company had gross revenue of $32,492 and $ 90,138, respectively, for the three months ended February 28, 2022, and February 28, 2021, There were 1 and 5 customers, respectively, that provided 14% and 89 % of such revenue.

Note 13 – Subsequent Events

During the years ended May 31, 2021, and May 31, 2020, and during the nine months ended February 28, 2022, the COVID-19 pandemic had a material adverse effect on the Company’s educational business because governmental measures that we imposed to control it resulted in the closing of classrooms and other educational venues, and also hindered the Company’s franchising and consulting activities. As the pandemic has abated, some of these restrictions have been removed and the Company is beginning to resume normal operations. If the pandemic does not continue to abate, because of infections resulting from emerging virus variants or for other reasons, restrictions could be reimposed or increased. The ultimate impact of the pandemic will depend on future developments, which are highly uncertain and cannot be predicted.

During the quarter beginning March 1, 2022, the Company issued 517,986,512 shares of Common Stock for proceeds of $300,800 and 20,000,000 shares of Common Stock in consideration of services.

On March 14, 2022, the Officers’ Lease expired and on March 15, 2022, these officers entered into a new lease for the same premises, which expires on September 14, 2022, at the rent of $3,008 per month, and the officers who are the lessees thereunder continued to make a portion of these premises available to the Company for use as office space, for which the Company is paying them $2,817 per month.

On June 26, 2022, the Company issued 125,000,000 shares of Common Stock for proceeds of $75,000.

On July 20, 2022, the Company filed amended and restated articles of incorporation with the Secretary of State of the State of Colorado. Among other things, the amended and restated articles of incorporation:

•	Amended the terms of the Company’s Series A Convertible Preferred Stock (i) to change the par value of the shares of that series from $0.001 per share to no par value per share, (ii) to change the dividends to which such shares are entitled to receive from an amount at the discretion of the Board to the dividend to be paid on the shares of Common Stock into which such shares are convertible, (iii) to reduce the voting power of such shares from 50% of the Company’s voting power to the voting power of the number of shares of Common Stock into which such shares are convertible, (iv) to eliminate redemption at the option of the holder and provide for redemption at the option of the Company for a redemption price of the number of shares of Common Stock into which the redeemed shares are convertible and (v) to provide that such shares are senior to the Common Stock and junior to the Series B Convertible Preferred Stock described below.

F-14

•	Designated a series of preferred stock, named Series B Preferred Convertible Preferred Stock, comprising 1,000 shares (“Series B Preferred”). The shares of this series have no par value, are not entitled to dividends, have no liquidation rights, are not redeemable, are not convertible, have 60% of the Company’s voting power and rank senior to the Common Stock and Series A Convertible Preferred Stock.

•	Eliminated the personal liability of directors to the Company or its shareholders for monetary damages for breach of their fiduciary duties as such to the full extent permitted by law.

•	Provided that the Company indemnify, to the full extent permitted by law, any person who is or was a director or officer of the Company, and may indemnify any other person against any claim, liability or expense arising against or incurred by such person made a party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the Company or because he is or was serving another entity as a director, officer, partner, trustee, employee, fiduciary or agent at the Company’s request.

Also, on July 20, 2022, the Company adopted the 2022 Equity Incentive Plan, which provides for the grant of incentive and Nonstatutory stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units and performance awards to directors, officers, employees and consultants, as determined by the Board, as plan administrator. The Company will recognize as share-based compensation expense all share-based payments to employees over the requisite service period (generally the vesting period) in its consolidated statements of income based on the fair values of the awards that are ultimately expected to vest.

On August 15, 2022, the Company issued 1,000 shares of Series B Preferred Preferred to its chief executive officer in exchange for 595,467,205 shares of Common Stock.

Management has evaluated all other subsequent events when these consolidated financial statements were issued and has determined that none of them requires disclosure herein.

On May 1, 2022, the Company sold $63,250 of its future receivables to an unrelated party for $50,000. The terms of this sale require the Company to deliver receivables at the rate of $1,218 per week for one year.

On June 29, 2022, the Company borrowed $12,500 from an unrelated party at an annual rate of interest of 14%.

On August 3, 2022, the Company borrowed $15,000 from an unrelated party at an annual rate of interest of 42.5%.

On August 8, 2022, the Company sold $61,155 of its future receivables to an unrelated party for $45,000. The terms of this sale require the Company to deliver receivables at the rate of $3,057 per week for 20 weeks.

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of China Infrastructure Construction Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of China Infrastructure Construction Corp. (the Company) as of May 31, 2021, and 2020, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended May 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2021, and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended May 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 3 to the financial statements, the Company’s recurring losses from operations, and its need for additional financing in order to fund its projected loss in 2021 raise substantial doubt about its ability to continue as a going concern. These 2021 and 2020 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has negative working capital at May 31, 2021, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

Critical audit matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/PWR CPA, LLP Houston, Texas PCAOB #6686
We have served as the Company’s auditor since 2021.
Houston, Texas
March 21, 2022

F-16

CHINA INFRASTRUCTURE CONSTRUCTION CORP.

CONSOLIDATED BALANCE SHEETS

	May 31, 2021	May 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$41,322	$127,655
Accounts receivable	1,295	500
Related party receivable	12,000	–
Total current assets	54,617	128,155
Right of use asset	94,172	125,970
TOTAL ASSETS	$148,789	$253,945

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities
Current liabilities
Accounts payable and accrued expenses	$8,281	$85,641
Accrued revenue	–	268,469
Accrued rent	8,063	6,075
Notes payable	–	–
Related party payables	10,808	4,225
Short term loan	–	1,709
SBA loan	249,300	143,100
PPP loan	88,631	31,750
Lease liabilities - current	43,965	42,201
Total current liabilities	409,048	583,169
Lease liabilities - noncurrent	40,911	84,588
Total liabilities	449,959	667,757
Stockholders' deficiency
Preferred Stock, par value $0.001 per share: 10,000,000 shares authorized; 2,500,000 shares designated Series A Convertible Preferred stock outstanding at May 31, 2021, and May 31, 2020	2,500	2,500
Common Stock, without par value: 20,000,000,000 shares authorized; 7,814,238,100 and 8,715,256,416 shares issued and outstanding as of May 31, 2021, and May 31, 2020, respectively	–	–
Additional paid-in capital	2,461,315	2,189,365
Accumulated deficit	(2,764,985)	(2,605,677)
Total stockholders' deficiency	(301,170)	(413,812)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$148,789	$253,945

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-17

CHINA INFRASTRUCTURE CONSTRUCTION CORP.

CONSOLIDATED STATEMENTS OF OPERATION

	Year ended May 31,
	2021	2020
Revenues	$761,737	$290,233
Cost of revenues	–	–
Gross profit	761,737	290,233
Cost and expenses
General and administrative	100,281	121,898
Contract labor	263,138	265,972
Professional fees	198,496	129,557
Officer compensation	211,312	180,241
Payroll	–	–
Rent	72,244	90,235
Travel	31,230	62,365
Interest	44,343	3,101
Total operating expenses	921,045	853,369

Operating loss	(159,308)	(563,136)
Other income (expense)	–	21,984
Net operating loss before taxes	(159,308)	(541,152)

Income tax provision	–	–

Net loss	$(159,308)	$(541,152)

Average common stock outstanding	8,246,111,316	7,581,531,642
Average loss per share	(0.00002)	(0.00007)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-18

CHINA INFRASTRUCTURE CONSTRUCTION CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended May 31,
	2021	2020
OPERATING ACTIVITIES
Net loss	$(159,308)	$(548,226)
Non-cash compensation	–	–
Forgiveness of loan	–	(10,000)
Amortization of right to use asset and liability	3,644	7,074
Adjustment to reconcile net income	–	–
Changes in assets and liabilities
Accounts receivable	(795)	(500)
Accounts payable and accrued expenses	(77,360)	77,892
Deferred revenues	(268,469)	179,596
Prepaid expenses	–	–
Related party payable	(5,417)	1,025
Net cash used in operations	(507,705)	(293,139)
FINANCING ACTIVITIES
Cash flows from financing activities
Proceeds from issuances of common stock	261,000	53,955
Repurchase of common stock	(1,000)	(600)
Proceeds (repayment) of short-term loans	(1,709)	1,181
Proceeds from short term loan	–	–
Proceeds from PPP Loans	56,881	31,750
Proceeds from SBA loan	106,200	153,100
Repayment of loans of acquired subsidiary	–	(66,500)
Non-cash loan settlement	–	214,221
Net cash provided by financing activities	421,372	387,107
Net increase (decrease)	(86,333)	93,968
Cash at beginning of period	127,655	33,687
Cash at end of period	$41,322	$127,655

Supplemental disclosure of cash flow information
Cash paid for interest	44,343	3,101
Cash paid for taxes	–	–
Non-cash investing and financing transactions
Stock issuance for acquisition off Pharmacology University, Inc.	$–	$843,228

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-19

CHINA INFRASTRUCTURE CONSTRUCTION CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Series A Convertible Preferred Stock		Common Stock		Additional paid-in	Accumulated
	Shares	Amount	Shares	Amount	capital	Deficit	Total
Balance, June 1, 2019	500,000	$500	4,667,652,762	$–	$1,080,561	$(2,064,524)	$(983,463)
Issuance in settlement of debt	–	–	39,500,000	–	196,564	–	196,564
Issuance as employee benefits	–	–	48,150,000	–	4,815	–	4,815
Issuance to officers	–	–	50,000,000	–	9,000	–	9,000
Issuance of preferred shares to officers	2,000,000	2,000	40,000,000	–	(2,000)	–	–
Issuance for services rendered	–	–	50,000,000	–	50,000	–	50,000
Issuance for cash	–	–	394,953,654	–	261,000	–	261,000
Issuance to founders	–	–	4,875,000,000	–		–	–
Repurchase	–	–	(3,000,000,000)	–	(600)	–	(600)
Section 3(a)(10) exchange	–	–	1,550,000,000	–	590,025	–	590,025
Net loss	–	–	–	–	–	(541,153)	(541,153)
Balance, May 31, 2020	2,500,000	$2,500	8,715,256,416	$–	$2,189,365	$(2,605,677)	$(413,812)
Issuance for cash	–	–	98,981,684	–	272,950	–	272,950
Repurchase	–	–	(1,000,000,000)	–	(1,000)	–	(1,000)
Net loss	–	–	–	–	–	(159,308)	(159,308)
Balance, May 31, 2021	2,500,000	$2,500	7,814,238,100	$–	$2,461,315	$(2,764,985)	$(301,170)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-20

CHINA INFRASTRUCTURE CONSTRUCTION CORP.

Notes to Consolidated Financial Statements

May 31, 2021

Note 1 – Organization and Business

Organization and Operations

China Infrastructure Construction Corp., a Colorado corporation (the “Company”), was formed on February 28, 2003, as a limited liability company under the name Fidelity Aircraft Partners LLC. On December 16, 2009, it converted to a corporation under the name Fidelity Aviation Corporation, and on August 24, 2009, it changed its name to China Infrastructure Construction Corp. On February 28, 2018, the Company changed its name to Hippocrates Direct Healthcare, Inc. and on July 4, 2018, it resumed its present name. The Company provides educational systems focused on medical cannabis in cities throughout the United States and six countries in Latin America. The Company provides services in therapeutic areas of clinical trials and services relating to sleep disorders through its sleep center in Houston, Texas. The Company offered concierge medicine at an affordable price through a membership-based model through its wholly owned subsidiary, Hippocrates Direct Healthcare, LLC, a Texas limited liability company, formed on September 11, 2017; this business was discontinued during the quarter ended August 31, 2020.

Acquisition of Precision Research Institute, LLC

On March 31, 2019, the Company acquired all of the outstanding units in Precision Research Institute, LLC, a Texas limited liability company (“PRI”) that was formed on May 18, 2016, from the Company’s then-president for nominal consideration. On August 20, 2020, PRI was merged with and into the Company.

This acquisition was accounted for using the acquisition method of accounting and is based on the historical consolidated financial statements of the Company and Precision Research Institute, LLC. The acquisition method of accounting is set forth in Accounting Standards Codification (“ASC”) 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurement. Under the acquisition method of accounting, the assets acquired and the liabilities assumed are generally recorded as of the consummation of the acquisition at their respective fair values and added to those of the Company. The Company’s financial statements issued after the consummation of the acquisition reflect these fair value adjustments, but the Company’s prior financial statements will not retroactively be restated.

Merger with Pharmacology University, Inc.

On December 19, 2019, Pharmacology University, Inc., a Delaware corporation (“PUI”), was merged with and into the Company pursuant to an Agreement and Plan of Merger, dated as of November 7, 2019. (the “PU Merger Agreement”). Under this agreement, the Company issued 4,875,000,000 shares of the Common Stock to the holders of the common stock of PUI and also issued 2,000,000 shares of its Series A Convertible Preferred Stock to the president of PUI and who became the Company’s president upon the consummation of the merger. These issuances resulted in a change of control. In a related transaction, an officer, director and controlling stockholder of the Company, who held 4,500,000,000 shares of Common Stock, sold 3,000,000,000 such shares to the Company for $600 pursuant to a Stock Purchase Agreement, dated November 7, 2019, as amended (the “Merger SPA”).

This merger was accounted for using the acquisition method of accounting and is based on the historical consolidated financial statements of the Company and PUI as set forth in Accounting Standards Codification (“ASC”) 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurement. Financial statements and reported results of operations of the Company issued after the consummation of the merger reflect these adjustments, but the Company’s prior financial statements will not retroactively be restated.

F-21

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements and notes thereto have been prepared by management and have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The accompanying consolidated financial statements include all of the accounts of the Company and all of its subsidiaries at May 31, 2021, and May 31, 2020. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include assumptions about the collection of accounts and notes receivable, the valuation and recognition of stock-based compensation expense, and valuation allowance for deferred tax assets and useful life of fixed assets.

Cash and cash equivalents

Cash equivalents are short-term, highly liquid investments that are readily convertible to cash with original maturities of three months or less at the date acquired. The Company had no cash equivalents at May 31, 2021, or May 31, 2020.

Revenue recognition

On January 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“new revenue standard”) to all contracts using the modified retrospective method. The adoption of the new revenue standard had no material impact on our consolidated financial statements as it did not require a change in revenue recognition. As such, comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods.

Revenue is recognized based on the following five-step model:

•	Identification of the contract with a customer

•	Identification of the performance obligations in the contract

•	Determination of the transaction price

•	Allocation of the transaction price to the performance obligations in the contract

•	Recognition of revenue when, or as, the Company satisfies a performance obligation

F-22

The Company’s revenue is currently generated from clinical trials, consulting fees, franchise fees and seminar fees and is disaggregated as follows:

A performance obligation is a contractual promise to transfer a distinct product or service to a customer and is the unit of account in the new revenue standard. The contract transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Each contract has a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contracts and, therefore, not distinct. Revenue from contracts that satisfy the criteria for overtime recognition is recognized as the work progresses. The majority of our revenue is derived from services provided to customers and is executed typically over a period that is typically between 1 to 12 months. Our contracts will continue to be recognized over time because of the continuous transfer of control to the customer as services are rendered to customers. Payments made by customers in advance of services being rendered are recorded as deferred revenue. Contract modification sometimes occurs in our clinical trials business. Contracts are modified to account for changes in the contract specifications or requirements.

Share-Based Payments

ASC 718, “Compensation – Stock Compensation,” prescribes accounting and reporting standards for all share-based payment transactions. In June 2018, FASB issued ASU No. 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which aligns accounting for share-based payments issued to nonemployees to that of employees under the existing guidance of Topic 718, with certain exceptions. This update supersedes previous guidance for share-based payments to nonemployees under Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees. This guidance became effective for the Company on January 1, 2019. Based on its completed analysis, the Company has determined that adopting this guidance will not have a material impact on its financial statements. The Company follows FASB guidance related to equity-based payments, which requires that equity-based compensation be accounted for using a fair value method and recognized as expense in the accompanying consolidated statements of operations. Equity-based compensation expense has been recognized as compensation expense.

Income taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification No. 740, “Income Taxes” (“ASC 740”). This codification prescribes the use of the asset and liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and for carry-forward tax losses. Deferred taxes are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Deferred tax liabilities and assets are classified as current or non-current based on the classification of the related asset or liability for financial reporting, or according to the expected reversal dates of the specific temporary differences, if not related to an asset or liability for financial reporting.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740, which provides guidance as to the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the unaudited consolidated financial statements, under which a company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

The tax benefits recognized in the unaudited consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Accordingly, the Company would report a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company elects to recognize any interest and penalties, if any, related to unrecognized tax benefits in tax expense.

F-23

Earnings per Share

The Company computes basic and diluted earnings per share amounts in accordance with Accounting Standards Codification Topic 260, “Earnings per Share.” Basic earnings per share is calculated by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue Common Stock were exercised or equity awards vest resulting in the issuance of Common Stock that could share in the earnings of the Company. As of May 31, 2020, the company has no dilutive securities.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash, accounts payable and accrued liabilities, notes payable – related parties, and due to related party.

Under the Financial Account Standards Board Accounting Standards Codification (“FASB ASC”), we are permitted to elect to measure financial instruments and certain other items at fair value, with the change in fair value recorded in earnings. We elected not to measure any eligible items using the fair value option. Consistent with the Fair Value Measurement Topic of the FASB ASC, we implemented guidelines relating to the disclosure of our methodology for periodic measurement of our assets and liabilities recorded at fair market value.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-tier fair value hierarchy prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable, such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one more significant inputs or significant value drivers are unobservable.

Our Level 1 assets and liabilities primarily include our cash and cash equivalents. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities. The carrying amounts of accounts receivable, prepaid expense, accounts payable, accrued liabilities, advances to or from investors, and notes payable approximate fair value due to the immediate or short-term maturities of these financial instruments.

Recently Issued Accounting Standards

In January 2016, the FASB issued ASU 2016-01, Financial Instruments-Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments, including requirements to measure most equity investments at fair value with changes in fair value recognized in net income, to perform a qualitative assessment of equity investments without readily determinable fair values, and to separately present financial assets and liabilities by measurement category and by type of financial asset on the balance sheet or the accompanying notes to the financial statements. ASU 2016-01 will be effective for the Company beginning on January 1, 2018, and will be applied by means of a cumulative-effect adjustment to the balance sheet, except for effects related to equity securities without readily determinable values, which will be applied prospectively. Management has reviewed this pronouncement and has determined that it would not have a material impact on the consolidated financial statements.

F-24

In February 2016, FASB issued ASU 2016-02, Leases, which requires an entity to recognize long-term lease arrangements as assets and liabilities on the balance sheet of the lessee. Under ASU 2016-02, a right-of-use asset and lease obligation will be recorded for all long-term leases, whether operating or financing, while the income statement will reflect lease expense for operating leases and amortization/interest expense for financing leases. The amendments also require certain new quantitative and qualitative disclosures regarding leasing arrangements. ASU 2016-02 will be effective for the Company beginning on June 1, 2019. Lessees must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. Early adoption is permitted.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230)”, requiring that the statement of cash flows explain the change in the total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This guidance is effective for fiscal years, and interim reporting periods therein, beginning after December 15, 2017, with early adoption permitted. The provisions of this guidance are to be applied using a retrospective approach, which requires application of the guidance for all periods presented. Management has reviewed this pronouncement and has determined that it would not have a material impact on the consolidated financial statements.

Note 3 – Going Concern

The accompanying unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate the Company’s continuation as a going concern. The Company has not generated any profits since inception and its current cash balances will not meet its working capital needs. The Company has incurred a consolidated accumulated deficit of $2,729,253 as of May 31, 2021.

The ability of the Company to continue as a going concern depends on the successful execution of its operating plan, which includes expanding its operations and raising either debt or equity financing. There is no assurance that the Company will be able to expand its operations or obtain such financing on satisfactory terms or at all. If the Company is unsuccessful in these endeavors, it may be required to curtail or cease its operations.

The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Note 4 – Debt

PPP Loan

In May 2020, the Company received a loan of approximately $31,750 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the qualifying business.

On April 21, 2021, pursuant to the provisions of the CARES Act, the Company applied for forgiveness of the loan, which was approved in full for a total of $31,750, which was recorded as other income.

F-25

EIDL Loan

In May 2020, the Company received $143,100 from the Small Business Administration as an Economic Injury Disaster Loan (“EIDL”) to help fund its operations during the Covid-19 pandemic. The loan bears interest at the rate of 3.75% per annum and is payable in monthly installments of $698 over a 30-year period, with deferral of payments for the first 12 months. An additional $10,000 borrowed under EIDL, which was provided for payroll, was forgiven and recorded as other income.

In June 2020, the Company received proceeds of $106,300 from the Small Business Administration through a second EIDL loan to help fund its operations during the Covid-19 pandemic. The loan bears interest at the rate of 3.75% per annum and is payable in monthly installments of $518 over a 30-year period. An additional $4,000 under EIDL, which was provided for payroll was forgiven and recorded as other income.

Line of Credit

On November 16, 2020, the Company received proceeds of $15,000 under a line of credit provided by an unrelated party with a limit of $15,000. Borrowings under the line of credit bear interest at the rate of 4.17% per month. Balances of $0 and $1,709 were outstanding at May 31, 2021, and May 31, 2020, respectively.

Short-Term Loans

On January 14, 2021, the Company entered into a financing agreement of future receipt sale with an unrelated party for total future receipts of $32,850 for a purchase price of $22,500. The weekly payment for this loan is $1,027. This loan was repaid on May 4, 2021.

On December 10, 2020, the Company entered into a cash advance agreement with an unrelated party for the sale of $63,900 of receivables for a purchase price of $45,000. The weekly payment for this loan was $1,997. This loan was repaid on May 4, 2021.

Certain Indebtedness and Lawsuit

Prior to June 20, 2018, the Company had obligations that totaled $1,844,500 under notes, guarantees on contracts with or in favor of unrelated parties. RA and Associates, Inc. (“RA”) acquired all of these obligations and on May 29, 2018, filed a lawsuit against the Company in the Circuit Court of the Tenth Judicial Circuit, in and for Polk County, Florida, seeking a judgment against the Company for that amount, together with court costs and attorneys’ fees. On June 3, 2018, the Company filed an answer in the lawsuit in which it admitted the allegations set forth in the complaint, and on June 20, 2018, the Company and RA entered into a Settlement Agreement under which the Company was obligated to issue an indefinite number of shares of its Common Stock in payment of such indebtedness in one or more tranches, each tranche to be issued at a 50% discount (subject to increase in certain events) from the Market Price, as defined in the Settlement Agreement. On July 5, 2018, the Circuit Court approved the Settlement Agreement. As a result, obligations of the Company under this indebtedness were replaced by its obligations under the Settlement Agreement, and this indebtedness was not recorded as a liability in the consolidated balance sheets. However, these obligations remained contingent liabilities to the extent not discharged pursuant to the Settlement Agreement.

As the result of issuances of Common Stock under the Settlement Agreement, the amount of these obligations was reduced to $317,725. On February 27, 2020, the Company and RA entered into a Termination Agreement under which, among other things, upon payment of $49,000 to RA, the Settlement Agreement was terminated and the obligations of the Company to RA’s controlling shareholder, which he had assigned to RA, were settled. In addition, the Company settled its obligations to the other parties who held obligations that had been assigned to RA for a total of $17,510. Accordingly, the Company has no further liabilities in connection with these obligations.

F-26

NOTE 5 – Right of Use Assets and Lease Liabilities

The company leases real property from unrelated parties under leases that are classified as operating leases. The Right of Use (“ROU”) assets for operating leases are included in other assets on the consolidated balance sheets, with the corresponding liability in liabilities. Lease expense is recognized on a straight-line basis over the lease term. Renewals and terminations are included in the calculation of the ROU assets and lease liabilities when they are considered to be reasonably certain to be exercised. When the implicit rate is unknown, the incremental borrowing rate, based on the commencement date, is used in determining the present value of lease payments.

The following amounts related to leases were recorded in the consolidated balance sheets:

	May 31,
	2021	2020

Operating lease asset	$94,172	$125,790

Current operating lease liabilities	$43,965	$42,201
Long-Term operating lease liabilities	40,911	84,588
	$94,876	$126,789

NOTE 6 -- Revenue

Most of the Company’s revenue is generated by the performance of services to customers and recognized at a point in time based on the evaluation of when the customer obtains control of the products. Revenue is recognized when all performance obligations under the terms of a contract are satisfied, and control of the product has been transferred to the customer. Revenue is recorded when customer acceptance is received, and all performance obligations have been satisfied. Sales of goods typically do not include multiple products and/or service elements.

The table below summarizes information about our revenue:

	Years ended May 31,
	2021	2020

Clinical trials	$706,008	$84,980
Consulting fees	17,289	142,782
Franchise Fee	–	17,361
Seminar Fees	38,440	44,799
Merchandise	–	310
Total Revenues	$761,737	$290,233

F-27

NOTE 7 – Income Taxes

The Company provides for income taxes under ASC 740. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

On December 22, 2017, the 2017 Tax Cuts and Jobs Act (“Tax Act”) was enacted into law, making significant changes to the Code. These changes included a federal corporate tax rate decrease from 35% to 21% for tax years beginning after December 31, 2017, the transition of U.S. international taxation from a worldwide tax system to a territorial system and a one-time transition tax on the mandatory deemed repatriation of foreign earnings. The Company is required to recognize the effect of the tax law changes in the period of enactment, such as re-measuring its U.S. deferred tax assets and liabilities as well as reassessing the net realizability of our deferred tax assets and liabilities. The Tax Act did not give rise to any material impact on the consolidated balance sheets and consolidated statements of operations due to the Company’s historical worldwide loss position and the full valuation allowance on its net U.S. deferred tax assets. The reconciliation of taxes at the federal and state statutory rate to the Company’s provision for income taxes for the years ended May 31, 2021, and May 31, 2020, was as follows:

May 31, 2021
Income tax expense (benefit) at the statutory rate	$(141,571)
Valuation allowance	141,871
Income tax expense per books	$–
May 31, 2020
Income tax expense (benefit) at the statutory rate	$(551,426)
Valuation allowance	551,426
Income tax expense per books	$–

Due to changes in ownership provisions of the income tax laws of the United States of America, net operating loss carryforwards of approximately $2,729,253 and $2,598,605 at May 31, 2021, and May 31, 2020, respectively, for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carryforwards may be limited as to use in future years. They typically expire 20 years from when incurred.

Income taxes for 2017 to 2020 remain subject to examination.

Note 8– Stockholders’ Deficit

The Company is authorized to issue 20,010,000,000 of capital stock, of which 20,000,000,000 shares are Common Stock, without par value, and 10,000,000 are preferred stock.

Preferred Stock

The Company has designated 2,500,000 shares of preferred stock as Series A Convertible Preferred Stock (the “Series A Stock”). Each share of Series A Stock entitles the holder to receive dividends at the rate determined by the Board. In the event of liquidation, such holders are entitled to be paid out of the assets of the Corporation available for distribution to its common stockholders, whether from capital, surplus or earnings, and before any payment is made in respect of the shares of Common Stock, an amount equal to the greater of: (i) the then-current market price of the Series A Stock, as detailed by OTC, or ten cents ($0.10) per share of Series A Stock, subject to adjustment for stock dividends, combinations, splits, recapitalizations and the like with respect to the Series A Stock, plus all accrued but unpaid dividends. Each share of Series A Stock is convertible, at the option of the holder, at any time one year after the date of issuance of such shares, into that number of shares of Common Stock that is equal to the quotient obtained by dividing the Series A Preference Price then in effect for each share of Series A Stock by the greater of: (i) ten cents ($0.10) per share, or (ii) seventy-five percent (75%) of the Market Price (as defined) of the Common Stock on the conversion date, subject to adjustment in certain events. and is not redeemable. The Series A Stock possesses one-half of the voting power of the Company’s stockholders. At May 31, 2021, and May 31, 2020, there were 2,500,000 shares of Series A Stock issued and outstanding.

F-28

Common Stock

Issuances and Surrenders

On December 20, 2019, under the PU Merger Agreement, the Company issued 4,875,000,000 shares of Common Stock to an officer of the Company.

On December 22, 2020, the company officer surrendered to the Company 279,532,795 shares of Common Stock that had been erroneously issued to him pursuant to the PU Merger Agreement.

During the year ended May 31, 2021, the Company sold 153,457,142 shares of Common Stock for $262,000 and during the year ended May 31, 2020, the Company sold 117,797,617 shares of Common Stock for $183,868.

During the year May 31, 2020, the Company 102,650,000 shares of Common Stock under an employee benefit plan.

On December 23, 2020, an officer of the Company sold 1,000,000,000 shares of Common Stock to the Company for $1,000. As a result, that officer now owns 500,000,000 shares of Common Stock and 500,000 shares of Series A Preferred.

As of May 31, 2021, and May 31, 2020, there were 7,814,238,100 and 8,715,256,416 shares of Common Stock issued and outstanding.

Note 8 – Share-Based Compensation

During the years ended May 31, 2021, and May 31, 2020, the Company issued 102,650,0000 and 0 shares of Common Stock, respectively, to its employees as additional compensation. The Company expensed $10,265 and $ 0, respectively, based upon the market price for these shares on the various dates on which they were issued.

Note 9 – Commitments and Contingencies

The Company accounts for leases under ASC 842. For leases with terms of 12 months or more, an asset and liability are initially recognized at an amount equal to the present value of the unpaid lease payments over the remaining lease term. The Company uses the interest rate implicit in the lease, when known, or its incremental borrowing rate, which is derived from information available at the lease commencement date, including prevailing financial market conditions, in determining the present value of the unpaid lease payments. The Company leases premises of approximately 4,500 square feet located at 6201 Bonhomme Road, Suites 460S and 466S, Houston, Texas. The lease currently provides for base rent of $3,381.96 per month, increasing to (i) $3,529.00 per month on July 1, 2020, (ii) $3,676.04 per month on July 1, 2021, and (iii) $3,823.08 per month on July 1, 2022, subject to CPI increase. In addition, two of the Company’s officers lease 1,400 square feet in Houston, Texas, under a lease the term of which commenced on February 29, 2020, and will expire on March 14, 2022, at a rent of $3,449 per month; these officers have made a portion of these premises available to the Company for use as office space on a month-to-month basis, for which the Company pays them $2,817 per month.

The Company is accounting for its lease agreements as operating leases under ASC 2016-02, Leases Topic ASC 842. Accordingly, the company has capitalized the present value of the future lease obligations and is amortizing the related right-of-use asset over the term of the lease. The Company adopted ASC 842 as of June 1, 2019, and its adoption resulted in an increase in the balance sheet of $155,387 of Right-of-Use Asset and associated Lease Liability. Incremental borrowing rate use was 6%. As of May 31, 2021, and May 31, 2020, the operating lease right-of-use asset and operating lease liabilities were $94,172 and $87,642, respectively.

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Note 10 – Related Party Transactions

See Note 1 – Merger with PUI for information respecting the interest of an officer of the Company in the merger of PUI with and into the Company; Note 6 – Issuance and Surrenders for information respecting the Company’s purchase of Common Stock from one of its officers and Note 9 for information respecting the lease of real property to the Company by two of its officers. During the year ended May 31, 2021, the Company advanced $15,000 to one of its shareholders, of which $12,000 remains outstanding.

Note 11 – Off-Balance-Sheet Arrangements

The Company has no off-balance sheet arrangements.

Note 12 – Concentration of Risk

The Company has gross revenue of $761,737 and $290,232 for the years ending May 31, 2021, and May 31, 2020, respectively.

The Company had 11 customers that provided 70% of gross revenue for the year ended May 31, 2021, and 4 customers that provided 90% of gross revenue for the year ended May 31, 2020.

Note 13 – Subsequent Events

During the years ended May 31, 2021, and May 31, 2020, the COVID-19 pandemic had a material adverse effect on the Company’s educational business because governmental measures taken to control it resulted in the closing of classrooms and other educational venues, and also hindered the Company’s franchising and consulting activities. As the pandemic has abated, some of these restrictions have been removed and the Company is beginning to resume normal operations. If the pandemic does not continue to abate, because of infections resulting from emerging virus variants or for other reasons, restrictions could be reimposed or increased. The ultimate extent of the impact of the pandemic will depend on future developments, which are highly uncertain and cannot be predicted.

During the fiscal year beginning June 1, 2021, the Company issued 451,362,011 shares of Common Stock to 12 persons, for $500,000.

Management has evaluated all other subsequent events when these consolidated financial statements were issued and has determined that none of them requires disclosure herein.

F-30

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the securities being registered. No portion of such expenses will be borne by the Selling Stockholders.

SEC Registration	$463.50
Legal Fees and Expenses*	$50,000
Accounting Fees*	$4,000
Miscellaneous*	$5,000
Total	$59,463.50

Item 14. Indemnification of Directors and Officers.

Under Section 7-109-102 of the Colorado Business Corporation Act (the “CBCA”), a corporation may indemnify a person made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (a) his conduct was in good faith and (b) he reasonably believed (i) in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation’s best interests; and (ii) in all other cases, that such conduct was at least not opposed to the corporation’s best interests and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe that his conduct was unlawful. However, a corporation may not indemnify a director under this section (a) in connection with a proceeding by or in the right of the corporation in which he was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that he derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the requisite standard of conduct. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

The CBCA further provides that, unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director or officer of the corporation, against reasonable expenses incurred by the person in connection with the proceeding. The Registrant’s articles of incorporation contain no such limitation. In addition, a director or officer, who is or was a party to a proceeding, may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The CBCA allows a corporation to indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director.

Pursuant to the foregoing, the Registrant’s amended and restated articles of incorporation require it to indemnify, to the full extent permitted by law, any person who is or was a director or officer of the Registrant, and may indemnify any other person against any claim, liability or expense arising against or incurred by such person made a party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the Registrant or because he is or was serving another entity as a director, officer, partner, trustee, employee, fiduciary or agent at the Company’s request.

Under Section 7-108-402 of the CBCA, a corporation may, in its articles of incorporation, eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of his fiduciary duty as a director, except that such provision may not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of his duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful distributions or any transaction from which he directly or indirectly derived an improper personal benefit. No such provision may eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any act or omission occurring before the date when such provision became effective. As permitted by the CBCA, the Registrant’s amended and restated articles of incorporation provide that the personal liability of the Company’s directors to the Company or its stockholders is limited to the full extent permitted by the CBCA.

II-1

In addition, Section 7-108-402 provides that no director or officer shall be personally liable for any injury to person or property arising out of a tort committed by an employee unless he was personally involved in the situation giving rise to the litigation or unless he committed a criminal offense in connection with such situation, without restricting other common-law protections and rights that he may have.

Section 7-109-108 of the CBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another entity or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person’s status as a director, officer, employee, fiduciary or agent, whether or not the corporation would have power to indemnify the person against the same liability under the CBCA. The Registrant has not purchased such insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15. Recent sales of unregistered securities.

On December 20, 2019, the Registrant issued 4,790,072,957 shares of Common Stock as merger consideration in respect of the merger of PUI with and into the Registrant to 23 persons pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act. Of these shares, (i) 4,595,467,025 shares were issued to the chief executive officer of PUI, who became the chief executive officer and a director of the Registrant pursuant to the related merger agreement and (ii) the remainder were issued to 22 persons who had purchased them from PUI over a period of years prior to the merger.

On January 5, 2020, the Registrant issued 90,000,000 shares of Common Stock to two persons for $90,000 pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act. Of these shares, 40,000,000 were issued to a director of the Registrant.

On January 5, 2020, the Registrant issued 47,650,000 shares of Common Stock to 13 persons in exchange for shares of PUI that they had received as employee benefits over a period of years prior to the merger pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

On January 5, 2020, the Registrant issued 10,250,000 shares of Common Stock to 13 persons who were not residents of the United States persons in exchange for shares of PUI that they had received as employee benefits over a period of years prior to the merger. By virtue of the foreign status of these persons, these issuances were not subject to the registration provisions of the Securities Act.

II-2

In addition, the Company has issued unregistered shares of Common Stock as follows:

Date	No. of Shares	Class of Securities	Value ($)	Transaction Type	Exemption Claimed
01/24/20	1,000,000	Common Stock	1,000	Employee benefit	4(a)(2) of the Securities Act
02/15/20	2,000,000	Common Stock	2,000	Employee benefit	4(a)(2) of the Securities Act
02/15/20	150,000	Common Stock	150	Employee benefit	4(a)(2) of the Securities Act
02/15/20	250,000	Common Stock	250	Employee benefit	4(a)(2) of the Securities Act
02/19/20	500,000	Common Stock	500	Employee benefit	4(a)(2) of the Securities Act
02/19/20	5,000,000	Common Stock	5,000	Employee benefit	4(a)(2) of the Securities Act
02/19/20	500,000	Common Stock	500	Employee benefit	4(a)(2) of the Securities Act
02/19/20	1,000,000	Common Stock	1,000	Employee benefit	4(a)(2) of the Securities Act
02/19/20	250,000	Common Stock	250	Employee benefit	4(a)(2) of the Securities Act
02/19/20	1,000,000	Common Stock	1,000	Employee benefit	4(a)(2) of the Securities Act
03/15/20	7,000,000	Common Stock	9,800	Cash	4(a)(2) of the Securities Act
03/15/20	5,000,000	Common Stock	5,000	Cash	4(a)(2) of the Securities Act
03/16/20	2,143,000	Common Stock	3,000	Cash	4(a)(2) of the Securities Act; Foreign
03/16/20	6,429,000	Common Stock	9,000	Cash	4(a)(2) of the Securities Act; Foreign
04/24/20	7,142,857	Common Stock	10,000	Cash	4(a)(2) of the Securities Act
04/24/20	62,500,000	Common Stock	12,500	Cash	4(a)(2) of the Securities Act
05/08/20	500,000	Common Stock	500	Employee benefit	4(a)(2) of the Securities Act
06/26/20	7,000,000	Common Stock	9,800	Cash	4(a)(2) of the Securities Act
06/26/20	50,000,000	Common Stock	10,000	Cash	4(a)(2) of the Securities Act
06/26/20	3,571,428	Common Stock	5,000	Cash	4(a)(2) of the Securities Act
03/15/21	50,000,000	Common Stock	150,000	Settlement of gation	4(a)(2) of the Securities Act; Foreign
03/15/21	7,500,000	Common Stock	22,500	Cash	4(a)(2) of the Securities Act
03/26/21	13,392,857	Common Stock	3,750	Cash	4(a)(2) of the Securities Act
04/09/21	1,893,939	Common Stock	5,000	Cash	4(a)(2) of the Securities Act
04/09/21	8,928,571	Common Stock	10,000	Cash	4(a)(2) of the Securities Act
04/09/21	8,152,174	Common Stock	15,000	Cash	4(a)(2) of the Securities Act
04/09/21	10,080,645	Common Stock	25,000	Cash	4(a)(2) of the Securities Act
04/21/21	3,750,000	Common Stock	9,000	Cash	4(a)(2) of the Securities Act
04/28/21	10,714,286	Common Stock	10,000	Cash	4(a)(2) of the Securities Act
04/29/21	178,571,429	Common Stock	50,000	Cash	4(a)(2) of the Securities Act
05/01/21	6,944,444	Common Stock	15,000	Cash	4(a)(2) of the Securities Act
05/08/21	2,500,000	Common Stock	5,000	Cash	4(a)(2) of the Securities Act
05/10/21	36,764,706	Common Stock	50,000	Cash	4(a)(2) of the Securities Act
05/18/21	2,500,000	Common Stock	5,000	Cash	4(a)(2) of the Securities Act
05/21/21	12,500,000	Common Stock	2,500	Cash	4(a)(2) of the Securities Act
05/24/21	3,750,000	Common Stock	7,500	Cash	4(a)(2) of the Securities Act
06/03/21	8,928,857	Common Stock	9,800	Cash	4(a)(2) of the Securities Act
06/11/21	14,705,882	Common Stock	20,000	Cash	4(a)(2) of the Securities Act
06/25/21	6,250,000	Common Stock	10,000	Cash	4(a)(2) of the Securities Act
06/26/21	6,250,000	Common Stock	10,000	Cash	4(a)(2) of the Securities Act
09/21/21	10,000,000	Common Stock	40,000	Cash	4(a)(2) of the Securities Act
11/30/21	40,000,000	Common Stock	50,000	Cash	4(a)(2) of the Securities Act
11/30/21	1,893,939	Common Stock	2,000	Cash	4(a)(2) of the Securities Act
01/04/22	55,555,555	Common Stock	50,000	Cash	4(a)(2) of the Securities Act

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01/04/22	27,777,778	Common Stock	25,000	Cash	4(a)(2) of the Securities Act
01/04/22	10,000,000	Common Stock	10,000	Cash	4(a)(2) of the Securities Act
01/04/22	200,000,000	Common Stock	200,000	Cash	4(a)(2) of the Securities Act
01/07/22	30,000,000	Common Stock	30,000	Cash	4(a)(2) of the Securities Act
01/21/22	20,000,000	Common Stock	20,000	Cash	4(a)(2) of the Securities Act
01/24/22	10,000,000	Common Stock	10,000	Cash	4(a)(2) of the Securities Act
01/31/22	10,000,000	Common Stock	10,000	Cash	4(a)(2) of the Securities Act
03/02/22	20,000,000	Common Stock	12,000	Services	4(a)(2) of the Securities Act
03/03/22	94,117,647	Common Stock	84,700	Cash	4(a)(2) of the Securities Act
03/09/22	11,111,111	Common Stock	1,000	Cash	4(a)(2) of the Securities Act
03/11/22	55,000,000	Common Stock	38,500	Cash	4(a)(2) of the Securities Act
03/28/22	70,588,234	Common Stock	70,600	Cash	4(a)(2) of the Securities Act
03/28/22	41,025,641	Common Stock	41,025	Cash	4(a)(2) of the Securities Act
04/01/22	55,555,555	Common Stock	50,000	Cash	4(a)(2) of the Securities Act
06/26/22	125,000,000	Common Stock	50,000	Cash	4(a)(2) of the Securities Act

The proceeds of the securities that were issued for cash were used for general corporate purposes.

Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)       Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Articles of Organization, filed with the Secretary of State of the State of Colorado on July 20, 2022.
3.2	By-Laws.
5.1	Opinion of Barry J. Miller PLLC. To be filed by amendment.
10.1	Loan Authorization and Agreement, dated May 22, 2020, by and between the Registrant and the Small Business Administration (included related note and security agreement).
10.2	Loan Authorization and Agreement, dated June 10, 2020, by and between the Registrant and the Small Business Administration (included related note and security agreement).
10.3+	2022 Incentive Award Plan.
10.4	Lease, dated July 1, 2016, by and between 6201 Bonhomme, L.P. as landlord and Precision Research Institute, L.L.C., s tenant (includes amendments).
10.5	Apartment Lease, dated March 15, 2022, by and between SPUSG HSTN North Tower, as Lessor, and Dante Picato and Henry Levinski, as tenants.
10.6	U.S. Small Business Administration Note, dated March 20, 2021, made by Elizabeth Hernandez and assumed by the Registrant.
10.7	U.S. Small Business Note, dated April 16, 2021, made by Elizabeth Hernandez and assumed by the Registrant.
10.8	Forward Purchase Agreement (Fixed ACH Delivery), dated May 13, 2022, by and between Kapitos LLC and the Registrant.
10.9	First Electronic Bank Revolving Credit Agreement, dated December 10, 2020, by and between Registrant and First Electronic Bank.
10.10	Business Line of Credit Agreement, dated October 8, 2019, by and between Headway Capital, LLC and Pharmacology University, Inc.
10.11	Future Receivables Sale and Purchase Agreement, dated as of August 8, 2022, by and between Park Funding and the Registrant.
23.1	Consent of PWR CPA, LLP.
23.2	Consent of Barry J. Miller PLLC. To be included in Exhibit 5.1.
24	Power of Attorney. Included on the signature page.
107	Filing Fee Table.

+ Indicates management contract or Compensatory Plan.

(b)       Financial Statement Schedules.

All schedules are omitted because the required information is either not present, not present in material amounts or is presented within the consolidated financial statements included in the Prospectus that is part of this registration statement.

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Item 17. Undertakings.

The undersigned hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)       That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this registration statement report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas.

Date: August 24, 2022

CHINA INFRASTRUCTURE CONSTRUCTION CORP.

By: /s/ Dante Picazo
Dante Picazo
Chief Executive Officer and
Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of China Infrastructure Construction Corp., a Colorado corporation (the “Company”), do hereby constitute and appoint Dante Picazo and Henry Levinski, and each of them, as the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements of the Registrant, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to enable the registrant to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities set forth opposite their names and on the dates indicated.

Person	Title	Date

/s/ Dante Picazo	Chief Executive Officer and Director	August 24, 2022
Dante Picazo	(Principal Executive Officer and Principal Accounting Officer)

/s/ Henry Levinski	Vice President and Director	August 24, 2022
Henry Levinski

/s/ Jose Torres	Secretary and Director	August 24, 2022
Jose Torres

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